Calculation of the Registration Fee

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee (1)(2)
Medium-Term Notes	$5,494,000	$168.66

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

(2)	Pursuant to Rule 457(p) under the Securities Act of 1933, filing fees of $512,118.79 have already been paid with respect to unsold securities that were previously registered pursuant to a Registration Statement on Form S-3 (No. 333-123311) filed by Wachovia Corporation on May 13, 2005, and have been carried forward, of which $168.66 is offset against the registration fee due for this offering and of which $511,950.13 remains available for future registration fees. No additional registration fee has been paid with respect to this offering.

Filed Pursuant to Rule 424(b)(5)

Registration No. 333-141071

PRICING SUPPLEMENT

(To Prospectus dated March 5, 2007)

$5,494,000

Wachovia Corporation

13.5% Enhanced Yield Securities

Linked to the Common Stock of Netflix, Inc.

due April 3, 2008

Issuer:	Wachovia Corporation
Principal Amount:	Each security will have a principal amount of $1,000. Each security will be offered at an initial public offering price of $1,000. The securities are not principal protected.
Maturity Date:	April 3, 2008
Interest:	13.5% per annum, payable quarterly
Interest Payment Dates:	January 3, April 3, July 3 and October 3, beginning on July 3, 2007
Underlying Stock:	Netflix, Inc. common stock. Netflix, Inc. has no obligations relating to, and does not sponsor or endorse, the securities.
Payment at Maturity:	On the maturity date, for each security you hold, you will receive a payment equal to the redemption amount, plus accrued but unpaid interest in cash. The redemption amount will be a cash payment equal to the principal amount of your securities, unless:
(a) a knock-in event has occurred; and
(b) the closing price of the Underlying Stock on the valuation date is less than the initial stock price.
If the conditions described in (a) and (b) both occur, at maturity, for each security you hold, the redemption amount you will receive will be a number of shares of the Underlying Stock equal to 42.6439 (the number of shares of the Underlying Stock equal to $1,000 on the pricing date) multiplied by the share multiplier (plus cash for any fractional shares).
If a knock-in event has occurred and the closing price of the Underlying Stock on the valuation date is less than the initial stock price, you will lose some or all of your principal and receive shares of the Underlying Stock instead of a cash payment. Under these conditions, the market value on the valuation date of the shares of the Underlying Stock that you will receive on the maturity date will be less than the aggregate principal amount of your securities and could be $0 (but you will still receive accrued but unpaid interest in cash).
The initial stock price will equal the closing price per share of the Underlying Stock on the pricing date. A knock-in event will occur if the market price of the Underlying Stock multiplied by the share multiplier at any time on any trading day, from the first trading day following the pricing date to and including the valuation date, is less than or equal to the knock-in price. The knock-in price equals $17.59, the price that is 25% below the initial stock price of $23.45. The valuation date generally will be the fifth trading day prior to the maturity date.
Listing:	The securities will not be listed or displayed on any securities exchange, the Nasdaq Global Market or any electronic communications network.
Pricing Date:	March 29, 2007
Expected Settlement Date:	April 3, 2007
CUSIP Number:	929903DB5

For a detailed description of the terms of the securities, see “Summary Information” beginning on page S-1 and “Specific Terms of the Securities” beginning on page S-13.

Investing in the securities involves risks. See “Risk Factors” beginning on page S-9.

	Per Security	Total
Public Offering Price	100.00%	$5,494,000.00
Underwriting Discount and Commission	2.25%	$123,615.00
Proceeds to Wachovia Corporation	97.75%	$5,370,385.00

The securities solely represent senior, unsecured debt obligations of Wachovia and are not the obligation of, or guaranteed by, any other entity. The securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this pricing supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Wachovia may use this pricing supplement in the initial sale of the securities. In addition, Wachovia Capital Markets, LLC or any other broker-dealer affiliate of Wachovia may use this pricing supplement in a market-making or other transaction in any security after its initial sale. Unless Wachovia or its agent informs the purchaser otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

Wachovia Securities

The date of this pricing supplement is March 29, 2007.

Pricing supplement

Prospectus

Unless otherwise indicated, you may rely on the information contained in this pricing supplement and the accompanying prospectus. Neither we nor the underwriter has authorized anyone to provide information different from that contained in this pricing supplement and the accompanying prospectus. When you make a decision about whether to invest in the securities, you should not rely upon any information other than the information in this pricing supplement and the accompanying prospectus. Neither the delivery of this pricing supplement nor sale of the securities means that information contained in this pricing supplement or the accompanying prospectus is correct after their respective dates. This pricing supplement and the accompanying prospectus are not an offer to sell or solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful.

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SUMMARY INFORMATION

This summary includes questions and answers that highlight selected information from this pricing supplement and the accompanying prospectus to help you understand the 13.5% Enhanced Yield Securities Linked to the Common Stock of Netflix, Inc. due April 3, 2008, which we refer to as the “securities”. You should carefully read this pricing supplement and the accompanying prospectus to fully understand the terms of the securities as well as the tax and other considerations that are important to you in making a decision about whether to invest in the securities. You should carefully review the sections entitled “Risk Factors” in this pricing supplement and the accompanying prospectus, which highlight certain risks associated with an investment in the securities, to determine whether an investment in the securities is appropriate for you.

Unless otherwise mentioned or unless the context requires otherwise, all references in this pricing supplement to “Wachovia”, “we”, “us” and “our” or similar references mean Wachovia Corporation and its subsidiaries. Wachovia Capital Markets, LLC is an indirect, wholly owned subsidiary of Wachovia Corporation. Wachovia Corporation conducts its investment banking, capital markets and retail brokerage activities through its various broker-dealer, bank and non-bank subsidiaries, including Wachovia Capital Markets, LLC, under the trade name “Wachovia Securities”. Any reference to Wachovia Securities in this pricing supplement does not, however, refer to Wachovia Securities, LLC, a member of the New York Stock Exchange and the Securities Investor Protection Corporation, to Wachovia Securities Financial Network, LLC, a member of the National Association of Securities Dealers, Inc. and the Securities Investor Protection Corporation, or to broker-dealer affiliates of Wachovia Corporation and Wachovia Capital Markets, LLC.

What are the securities?

The securities offered by this pricing supplement will be issued by Wachovia Corporation and will mature on April 3, 2008. The return on the securities is linked to the performance of the common stock of Netflix, Inc. , which we refer to as the “Underlying Stock Issuer”, and will depend on whether a knock-in event occurs during the term of the securities and whether the final stock price is less than the initial stock price, each as described below.

As discussed in the accompanying prospectus, the securities are debt securities and are part of a series of debt securities entitled “Medium-Term Notes, Series G” that Wachovia Corporation may issue from time to time. The securities will rank equally with all other unsecured and unsubordinated debt of Wachovia Corporation. For more details, see “Specific Terms of the Securities” beginning on page S-13.

Each security will have a principal amount of $1,000. Each security will be offered at an initial public offering price of $1,000. You may transfer only whole securities. Wachovia Corporation will issue the securities in the form of a global certificate, which will be held by The Depository Trust Company, also known as DTC, or its nominee. Direct and indirect participants in DTC will record your ownership of the securities.

Are the securities principal protected?

No, the securities do not guarantee any return of principal at maturity. If a knock-in event has occurred and the final stock price is less than the initial stock price, you will lose some or all of your principal and receive shares of the Underlying Stock instead of a cash payment. Under these conditions, the market value of the shares of the Underlying Stock you receive at maturity will be less than the initial public offering price and you will lose some or all of your principal (but you will still receive accrued but unpaid interest).

Will I receive interest on the securities?

The securities will bear interest at a rate of 13.5% per annum payable on each of January 3, April 3, July 3 and October 3, beginning on July 3, 2007. The interest rate on the securities is higher than the current dividend yield of the Underlying Stock. The interest rate is also higher than the interest we would pay on a conventional fixed-rate, principal-protected debt security. You will still receive accrued but unpaid interest on the securities even if a knock-in event has occurred and the final stock price is less than the initial stock price.

How is Wachovia able to offer a 13.5% interest rate on the securities?

Wachovia is able to offer a 13.5% interest rate on the securities because the securities are riskier than conventional principal protected debt securities. As previously described, if a knock-in event has occurred and the final stock price is less than the initial stock price, at maturity you will receive shares of the Underlying Stock that are worth less than the principal amount of the securities. The interest rate on the securities reflects the value of our right to deliver stock to you at the maturity of the securities under these circumstances. In general, the more volatile the Underlying Stock is or is expected to be, the higher the interest rate and the more likely a knock-in event might occur.

What will I receive upon maturity of the securities?

The securities will mature on April 3, 2008. On the maturity date, for each security you hold, you will receive a payment equal to the redemption amount, plus accrued but unpaid interest in cash. The “redemption amount” will be a cash payment equal to the principal amount of your securities, unless:

(a)	a knock-in event has occurred; and

(b)	the final stock price is less than the initial stock price.

If the conditions described in (a) and (b) both occur, at maturity, for each security you hold, the redemption amount you will receive will be a number of shares of the Underlying Stock equal to 42.6439 (the number of shares of the Underlying Stock equal to $1,000 on the pricing date) multiplied by the share multiplier. The number of shares of the Underlying Stock equal to $1,000 on the pricing date will be determined as follows:

$1,000
initial stock price

If the calculation of the number of shares of the Underlying Stock per $1,000 security on the valuation date results in fractional shares, such fractional shares will be paid in U.S. dollar amounts equal to the fractional number of shares multiplied by the closing price per share of the Underlying Stock on the valuation date.

If a knock-in event has occurred and the final stock price is less than the initial stock price, you will lose some or all of the value of your principal and receive shares of the Underlying Stock instead of a cash payment. Under these conditions, the market value on the valuation date of the shares of the Underlying Stock that you will receive on the maturity date will be less than the aggregate principal amount of your securities and could be $0 (but you will still receive accrued but unpaid interest in cash).

The “initial stock price” is $23.45, the closing price per share of the Underlying Stock on March 29, 2007.

The “final stock price” will be determined by the calculation agent and will equal the closing price per share of the Underlying Stock multiplied by the share multiplier, each as of the valuation date.

The “share multiplier” is 1.0, subject to adjustment for certain corporate events relating to the Underlying Stock Issuer described in this pricing supplement under “Specific Terms of the Securities—Antidilution Adjustments”.

A “knock-in event” will occur if, as determined by the calculation agent, the market price of the Underlying Stock multiplied by the share multiplier has fallen to or below the knock-in price at any time during regular business hours of the relevant exchange on any trading day from the first trading day following the pricing date to and including the valuation date.

The “knock-in price” will equal $17.59, the price that is 25% below the initial stock price.

The “market price” is, on any trading day and at any time during the regular business hours of the relevant exchange, the latest reported sale price of the Underlying Stock (or any other security for which a market price must be determined) on that relevant exchange at that time, as determined by the calculation agent.

The “valuation date” means the fifth trading day prior to the maturity date. However, if that date occurs on a day on which the calculation agent has determined that a market disruption event has occurred or is continuing, then the valuation date will be the next succeeding trading day on which the calculation agent has determined that a market disruption event has not occurred or is not continuing. If the valuation date is postponed, then the maturity date of the securities will be postponed by an equal number of trading days.

A “trading day” means a day, as determined by the calculation agent, on which trading is generally conducted on the New York Stock Exchange, Inc. (“NYSE”), the American Stock Exchange, the Nasdaq Global Market, the Chicago Board Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

A “business day” means a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in The City of New York generally are authorized or obligated by law, regulation or executive order to close.

The “relevant exchange” is the primary U.S. securities organized exchange or market of trading for the Underlying Stock. If a reorganization event has occurred, the relevant exchange will be the stock exchange or securities market on which the distribution property (as defined below under “Specific Terms of the Securities — Antidilution Adjustments — Adjustments for Reorganization Events” on page S-21) that is a listed equity security is principally traded, as determined by the calculation agent.

If a knock-in event has occurred and the final stock price is less than the initial stock price, you will lose some or all of your principal and you will receive shares of the Underlying Stock instead of a cash payment (but you will still receive accrued but unpaid interest in cash).

Hypothetical Examples

Set forth below are four hypothetical examples of the calculation of the redemption amount. Interest will be paid quarterly regardless of whether a knock-in event occurs.

Initial stock price: $23.45

Knock-in price: $17.59

Share multiplier on the valuation date: 1.0

Example 1 – The hypothetical final stock price is equal to 60% of the initial stock price and a knock-in event has occurred:

Hypothetical final stock price: $14.07

Redemption amount (per security) =	($1,000)	× 1.0 = 42	shares of Underlying Stock and $9.06 cash in lieu of fractional shares
$23.45

Since the hypothetical final stock price is less than the initial stock price and a knock-in event has occurred, the redemption amount per security would be equal to 42 shares of the Underlying Stock and a cash payment of $9.06 in lieu of fractional shares with an aggregate market value on the valuation date equal to $600, representing a 40% loss of the principal amount of your security.

Example 2 – The hypothetical final stock price is equal to 85% of the initial stock price and a knock-in event has occurred:

Hypothetical final stock price: $19.93

Redemption amount (per security) =	(	$ $	1,000 23.45)	× 1.0 =	42 shares of Underlying Stock and $12.84 cash in lieu of fractional shares

Since the hypothetical final stock price is less than the initial stock price and a knock-in event has occurred, the redemption amount per security would be equal to 42 shares of the Underlying Stock and a cash payment of $12.84 in lieu of fractional shares with an aggregate market value on the valuation date equal to $850, representing a 15% loss of the principal amount of your security.

Example 3 –

The hypothetical final stock price is equal to 85% of the initial stock price but a knock-in event has not occurred:

Hypothetical final stock price: $19.93

Redemption amount (per security) = $1,000

Since a knock-in event has not occurred, you will receive the full principal amount of $1,000 in cash even though the hypothetical final stock price is less than the initial stock price.

Example 4 –

The hypothetical final stock price is equal to 140% of the initial stock price (regardless whether a knock-in event has or has not occurred):

Hypothetical final stock price: $32.83

Redemption amount (per security) = $1,000

Since the hypothetical final stock price is greater than the initial stock price, regardless of whether a knock-in event has or has not occurred, the redemption amount per security would be paid in cash in an amount equal to the $1,000 principal amount per security. Your total return on your security will not reflect the increase in the market price of the Underlying Stock at the maturity of the securities.

HYPOTHETICAL RETURNS

The following table illustrates the hypothetical redemption amount and corresponding hypothetical return at maturity per security (in each case, including interest payments), based on the following :

•	the initial stock price;

•	a range of hypothetical final stock prices and the corresponding hypothetical price return of the Underlying Stock;

•	the knock-in price;

•	whether or not a knock-in event has occurred; and

•	an interest rate of 13.5%.

The figures below are for purposes of illustration only. The actual redemption amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this pricing supplement.

		A knock in event has occurred		A knock-in event has not occurred
Hypothetical final stock price	Hypothetical price return of the Underlying Stock	Hypothetical redemption amount per security (including interest)	Hypothetical return at maturity of the securities (including interest)(3)	Hypothetical redemption amount per security (including interest)	Hypothetical return at maturity of the securities (including interest)(3)
$11.73	-50.00%	$635.00	-36.50%
12.90	-45.00	685.00	-31.50
14.07	-40.00	735.00	-26.50
15.24	-35.00	785.00	-21.50
16.42	-30.00	835.00	-16.50
17.59(1)	-25.00	885.00	-11.50	$1,135.00	13.50%
18.76	-20.00	935.00	-6.50	1,135.00	13.50
19.93	-15.00	985.00	-1.50	1,135.00	13.50
21.11	-10.00	1,035.00	3.50	1,135.00	13.50
22.28	-5.00	1,085.00	8.50	1,135.00	13.50
23.45(2)	0.00	1,135.00	13.50	1,135.00	13.50
24.62	5.00	1,135.00	13.50	1,135.00	13.50
25.80	10.00	1,135.00	13.50	1,135.00	13.50
26.97	15.00	1,135.00	13.50	1,135.00	13.50
28.14	20.00	1,135.00	13.50	1,135.00	13.50
29.31	25.00	1,135.00	13.50	1,135.00	13.50
30.49	30.00	1,135.00	13.50	1,135.00	13.50
31.66	35.00	1,135.00	13.50	1,135.00	13.50
32.83	40.00	1,135.00	13.50	1,135.00	13.50
34.00	45.00	1,135.00	13.50	1,135.00	13.50
35.18	50.00	1,135.00	13.50	1,135.00	13.50

(1)	This is also the knock-in price.

(2)	This is also the initial stock price.

(3)	The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a hypothetical 1-year investment term and, in the case of the Underlying Stock, do not take into account dividends, if any, paid on the Underlying Stock or any transaction fees and expenses.

The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of 13.5% Enhanced Yield Securities vs. Netflix, Inc. Stock Price

Who should or should not consider an investment in the securities?

We have designed the securities for investors who are willing to make an investment that is contingently exposed to the full downside performance risk of the Underlying Stock and the potential loss of some or all of the value of their principal, who do not expect to participate in any appreciation in the price of the Underlying Stock and who are willing to receive shares of the Underlying Stock as the return on their investment if a knock-in event occurs during the terms of the securities and the final stock price is less than the initial stock price. In exchange for the potential downside exposure to the Underlying Stock described in the preceding sentence, investors in the securities will receive quarterly interest payments at a rate of 13.5% per year.

The securities are not designed for, and may not be a suitable investment for, investors who are unwilling to make an investment that is exposed (or contingently exposed) to the full downside performance risk of the Underlying Stock. The securities are also not designed for, and may not be a suitable investment for, investors who seek the full upside appreciation in the market price of the Underlying Stock. The securities may not be a suitable investment for investors who prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings, or who are unable or unwilling to hold the securities to maturity.

What will I receive if I sell the securities prior to maturity?

The market value of the securities may fluctuate during the term of the securities. Several factors and their interrelationship will influence the market value of the securities, including the market price of the Underlying Stock, dividend yields on the Underlying Stock, the time remaining to maturity of the securities, interest and yield rates in the market and the volatility of the market price of the Underlying Stock. If you sell your securities prior to maturity, you may have to sell them at a discount to the principal amount of the securities. Depending on the impact of these factors, you may receive less than the principal amount in any sale of your securities before the maturity date of the securities and less than what you would have received had you held the securities until maturity. For more details, see “Risk Factors — Many factors affect the market value of the securities”.

Who is Netflix, Inc.?

According to publicly available information, Netflix, Inc. is the largest online move rental subscription service providing more than 6,300,000 subscribers access to a compehensive library of more than 70,000 movie, television and other filmed entertainment titles on DVD. You should independently investigate the Underlying Stock Issuer and decide whether an investment in the securities linked to the Underlying Stock is appropriate for you.

Because the Underlying Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Underlying Stock Issuer is required to file periodically certain financial and other information specified by the Securities and Exchange Commission (the “SEC”). Information provided to or filed with the SEC by the Underlying Stock Issuer can be located by reference to SEC file number 000-49802 and inspected at the SEC’s public reference facilities or accessed over the Internet through the SEC’s website. The address of the SEC’s website is http://www.sec.gov. In addition, information regarding the Underlying Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information. We make no representation or warranty as to the accuracy or completeness of any such information. For further information, please see the section entitled “The Underlying Stock — The Underlying Stock Issuer” in this pricing supplement.

What is the Underlying Stock Issuer’s role in the securities?

The Underlying Stock Issuer has no obligations relating to the securities or amounts to be paid to you, including no obligation to take the needs of Wachovia or of holders of the securities into consideration for any reason. The Underlying Stock Issuer will not receive any of the proceeds of the offering of the securities, is not responsible for, and has not participated in, the offering of the securities and is not responsible for, and will not participate in, the determination or calculation of the redemption amount. Wachovia is not affiliated with the Underlying Stock Issuer.

How has the Underlying Stock performed historically?

You can find a table with the high, low and closing prices per share of the Underlying Stock during each calendar quarter from the year 2004 to the present in the section entitled “The Underlying Stock — Historical Data” in this pricing supplement. We obtained the historical information from Bloomberg Financial Markets, without independent verification. You should not take the past performance of the Underlying Stock as an indication of how the Underlying Stock will perform in the future.

What about taxes?

The United States federal income tax consequences of your investment in the securities are complex and uncertain. By purchasing a security, you and Wachovia hereby agree, in the absence of a change in law, an administrative determination or a judicial ruling to the contrary, to characterize such security for all tax purposes as an investment unit consisting of a non-contingent debt instrument and payments for a put option. Under this characterization of the securities, you should be required to treat a portion of the periodic payments on the security as an interest payment, and the remainder of the periodic payments as amounts paid to you in respect of the put option. In the opinion of our counsel, Sullivan & Cromwell LLP, it is reasonable to treat the securities as described above, but it would also be a reasonable interpretation of current tax law for the securities to be treated as a single debt instrument subject to the special tax rules governing contingent debt instruments. Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in the securities. For a further discussion, see “Supplemental Tax Considerations” beginning on page S-27.

Will the securities be listed on a stock exchange?

The securities will not be listed or displayed on any securities exchange, the Nasdaq Global Market or any electronic communications network. There can be no assurance that a liquid trading market will develop for the securities. Accordingly, if you sell your securities prior to maturity, you may have to sell them at a substantial loss. You should review the section entitled “Risk Factors — There may not be an active trading market for the securities” in this pricing supplement.

Are there any risks associated with my investment?

Yes, an investment in the securities is subject to significant risks, including the risk of loss of some or all of your principal. We urge you to read the detailed explanation of risks in “Risk Factors” beginning on page S-9.

How to reach us

You may reach us by calling 1-888-215-4145 or 1-212-214-6282 and asking for the Investment Solutions Group.

RISK FACTORS

An investment in the securities is subject to the risks described below, as well as the risks described under “Risk Factors — Risks Related to Indexed Notes” in the accompanying prospectus. Your securities are a riskier investment than ordinary debt securities. Also, your securities are not equivalent to investing directly in the Underlying Stock to which your securities are linked. You should carefully consider whether the securities are suited to your particular circumstances.

Your investment may result in a loss of some or all of your principal

Unlike standard senior non-callable debt securities, the securities do not guarantee the return of the principal amount at maturity. With an investment in the securities, you bear the risk of losing some or all of the value of your principal if a knock-in event occurs during the term of the securities and the final stock price is less than the initial stock price. Under these circumstances, at maturity, for each security you hold, the redemption amount that you will receive will be shares of the Underlying Stock, which represents the number of shares of the Underlying Stock equal to $1,000 on the pricing date, multiplied by the share multiplier to take into account certain corporate events with respect to the Underlying Stock. Accordingly, if a knock-in event has occurred during the term of the securities (i.e., the market price of the Underlying Stock has declined to or below the knock-in price during the term of the securities) and the final stock price is less than the initial stock price you will lose some or all of the value of the principal amount of your securities and receive shares of the Underlying Stock instead of a cash payment.

Your yield may be lower than the yield on a standard debt security of comparable maturity

The yield that you will receive on your securities, which could be negative if a knock-in event occurs during the term of the securities and the final stock price is less than the initial stock price, may be less than the return you could earn on other investments. Your redemption amount in cash will not be greater than the aggregate principal amount of your securities. Even if your yield is positive, your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security of Wachovia with the same maturity date. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

Owning the securities is not the same as owning the Underlying Stock

Your return will not reflect the return you would realize if you actually owned and held the Underlying Stock for a similar period because the redemption amount per security will never exceed the principal amount of your securities and will be determined without taking into consideration the value of any dividends that may be paid on the Underlying Stock. The securities represent senior unsecured obligations of ours and do not represent or convey any rights of ownership in the Underlying Stock, other than the right to receive a payment at maturity in shares of the Underlying Stock if a knock-in event has occurred and the final stock price is less than the initial stock price. In addition, you will not receive any dividend payments or other distributions on the Underlying Stock, and as a holder of the securities, you will not have voting rights or any other rights that holders of the Underlying Stock may have. If the return on the Underlying Stock over the term of the securities exceeds the principal amount of the securities and the interest payments you receive, your return on the securities at maturity will be less than the return on a direct investment in the Underlying Stock without taking into account taxes and other costs related to such a direct investment. If the market price of the Underlying Stock increases above the initial stock price during the term of the securities, the market value of the securities will not increase by the same amount. It is also possible for the market price of the Underlying Stock to increase while the market value of the securities declines.

There may not be an active trading market for the securities

The securities will not be listed or displayed on any securities exchange, the Nasdaq Global Market or any electronic communications network. There can be no assurance that a liquid trading market will develop for the securities. The development of a trading market for the securities will depend on our financial performance and other factors such as the increase, if any, in the market price of the Underlying Stock. Even if a secondary market for the securities develops, it may not provide significant liquidity and transaction costs in any secondary market could be high. As a result, the difference between bid and asked prices for the securities in any secondary market could be substantial. If you sell your securities before maturity, you may have to do so at a discount from the initial public offering price, and, as a result, you may suffer substantial losses.

Wachovia Capital Markets, LLC and other broker-dealer affiliates of Wachovia currently intend to make a market for the securities, although they are not required to do so and may stop any such market-making activities at any time. As market makers, trading of the securities may cause Wachovia Capital Markets, LLC or any other broker-dealer affiliates of Wachovia to have long or short positions in the securities. The supply and demand for the securities, including inventory positions of market makers, may affect the secondary market for the securities.

Many factors affect the market value of the securities

The market value of the securities will be affected by factors that interrelate in complex ways. It is important for you to understand that the effect of one factor may offset the increase in the market value of the securities caused by another factor and that the effect of one factor may compound the decrease in the market value of the securities caused by another factor. We expect that the market value of the securities will depend substantially on the market price of the Underlying Stock at any time during the term of the securities relative to the initial stock price. If you choose to sell your securities when the market price of the Underlying Stock exceeds or is equal to the initial stock price, you may receive substantially less than the amount that would be payable at maturity based on this market price because of the expectation that the market price of the Underlying Stock will continue to fluctuate until the final stock price is determined and the risk that a knock-in event will occur. In addition, we believe that other factors that may influence the value of the securities include:

•	the volatility (frequency and magnitude of changes in market price) of the Underlying Stock and in particular market expectations regarding the volatility of the Underlying Stock;

•	interest rates generally as well as changes in interest rates and the yield curve;

•	the dividend yield on the Underlying Stock;

•	the time remaining to maturity;

•	our creditworthiness, as represented by our credit ratings or as otherwise perceived in the market; and

•

geopolitical, economic, financial, political, regulatory or judicial events as well as other conditions that affect stock markets in general and that may affect the Underlying Stock Issuer and the market price of the Underlying Stock.

Wachovia and its affiliates have no affiliation with the Underlying Stock Issuer and are not responsible for its public disclosure of information

Wachovia and its affiliates are not affiliated with the Underlying Stock Issuer in any way and have no ability to control or predict its actions, including any corporate actions of the type that would require the calculation agent to adjust the redemption amount, and have no ability to control the public disclosure of these corporate actions or any events or circumstances affecting them.

Each security is an unsecured debt obligation of Wachovia only and is not an obligation of the Underlying Stock Issuer. None of the money you pay for your securities will go to the Underlying Stock Issuer. Since the Underlying Stock Issuer is not involved in the offering of the securities in any way, it has no obligation to consider your interest as an owner of securities in taking any actions that might affect the value of your securities. The Underlying Stock Issuer may take actions that will adversely affect the market value of the securities.

This pricing supplement relates only to the securities and does not relate to the Underlying Stock. We have derived the information about the Underlying Stock Issuer in this pricing supplement from publicly available documents, without independent verification. We have not participated in the preparation of any of the documents or made any “due diligence” investigation or any inquiry of the Underlying Stock Issuer in connection with the offering of the securities. Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about the Underlying Stock Issuer contained in this pricing supplement. Furthermore, we do not know whether the Underlying Stock Issuer has disclosed all events occurring before the date of this pricing supplement – including events that could affect the accuracy or completeness of the publicly available documents referred to above, the market price of the Underlying Stock and, therefore, the initial stock price and the final stock price of the Underlying Stock that the calculation agent will use to determine the redemption amount with respect to your securities. You, as an investor in the securities, should investigate the Underlying Stock Issuer on your own.

You have limited antidilution protection

Wachovia Securities, as calculation agent for your securities, will, in its sole discretion, adjust the share multiplier for certain events affecting the Underlying Stock, such as stock splits and stock dividends, and certain other corporate actions involving the Underlying Stock Issuer, such as mergers. However, the calculation agent is not required to make an adjustment for every corporate event that can affect the Underlying Stock. For example, the calculation agent is not required to make any adjustments to the share multiplier if the Underlying Stock Issuer or anyone else makes a partial tender or partial exchange offer for the Underlying Stock. Consequently, this could affect the calculation of the redemption amount and the market value of the securities. You should refer to “Specific Terms of the Securities — Antidilution Adjustments” beginning on page S-17 for a description of the general circumstances in which the calculation agent will make adjustments to the share multiplier.

Historical performance of the Underlying Stock should not be taken as an indication of its future performance during the term of the securities

It is impossible to predict whether the market price of the Underlying Stock will rise or fall. The Underlying Stock has performed differently in the past and is expected to perform differently in the future. The market price of the Underlying Stock will be influenced by complex and interrelated political, economic, financial and other factors that can affect the Underlying Stock Issuer. You should refer to “The Underlying Stock” beginning on page S-25 for a description of the Underlying Stock Issuer and historical data on the Underlying Stock.

Purchases and sales by us and our affiliates may affect the return on the securities

As described below under “Use of Proceeds and Hedging” on page S-32, we or one or more of our affiliates may hedge our obligations under the securities by purchasing the Underlying Stock, futures or options on the Underlying Stock or other derivative instruments with returns linked or related to changes in the market price of the Underlying Stock, and we may adjust these hedges by, among other things, purchasing or selling the Underlying Stock, futures, options or other derivative instruments with returns linked to the Underlying Stock at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of the Underlying Stock and, therefore, the market value of the securities. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the securities declines.

The inclusion of commissions and projected profits from hedging in the initial public offering price is likely to adversely affect secondary market prices

Assuming no change in market conditions or any other relevant factors, the price, if any, at which Wachovia is willing to purchase the securities in secondary market transactions will likely be lower than the initial public offering price, since the initial public offering price included, and secondary market prices are likely to exclude, commissions paid with respect to the securities, as well as the projected profit included in the cost of hedging our obligations under the securities. In addition, any such prices may differ from values determined by pricing models used by Wachovia, as a result of dealer discounts, mark-ups or other transactions.

The calculation agent may postpone the valuation date and, therefore, the determination of the final stock price and the maturity date if a market disruption event occurs on the valuation date

The valuation date and, therefore, the determination of the final stock price may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on the valuation date. If a postponement occurs, the calculation agent will use the closing price per share of the Underlying Stock on the next succeeding trading day on which no market disruption event occurs or is continuing. As a result, the maturity date for the securities would also be postponed. You will not be entitled to any compensation from us or the calculation agent for any loss suffered as a result of the occurrence of a market disruption event, any resulting delay in payment or any change in the market price of the Underlying Stock resulting from the postponement of the valuation date. See “Specific Terms of the Securities — Market Disruption Event” beginning on page S-16.

Potential conflicts of interest could arise

Our subsidiary, Wachovia Securities, is our agent for the purposes of calculating whether a knock-in event has occurred, the final stock price, and the redemption amount. Under certain circumstances, Wachovia Securities’s role as our subsidiary and its responsibilities as calculation agent for the securities could give rise to conflicts of interest. These conflicts could occur, for instance, in connection with its determination as to whether the final stock price can be calculated on a particular trading day. See the section entitled “Specific Terms of the Securities — Market Disruption Event” beginning on page S-16. Wachovia Securities is required to carry out its duties as calculation agent in good faith and using its reasonable judgment.

Wachovia or its affiliates may presently or from time to time engage in business with the Underlying Stock Issuer. This business may include extending loans to, or making equity investments in, the Underlying Stock Issuer or providing advisory services to the Underlying Stock Issuer, including merger and acquisition advisory services. In the course of business, Wachovia or its affiliates may acquire non-public information relating to the Underlying Stock Issuer and, in addition, one or more affiliates of Wachovia may publish research reports about the Underlying Stock Issuer. Wachovia does not make any representation to any purchasers of the securities regarding any matters whatsoever relating to the Underlying Stock Issuer. Any prospective purchaser of the securities should undertake an independent investigation of the Underlying Stock Issuer as in its judgment is appropriate to make an informed decision regarding an investment in the securities.

Tax consequences are uncertain

You should consider the tax consequences of investing in the securities, significant aspects of which are uncertain. See “Supplemental Tax Considerations” beginning on page S-27.

Certain considerations for insurance companies and employee benefit plans

A fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA”, or the Internal Revenue Code of 1986, as amended, and that is considering purchasing the securities with the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the securities could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition. These prohibitions are discussed in further detail under “Employee Retirement Income Security Act” beginning on page S-30.

SPECIFIC TERMS OF THE SECURITIES

Please note that in this section entitled “Specific Terms of the Securities”, references to “holders” mean those who own securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not indirect holders who own beneficial interests in securities registered in street name or in securities issued in book- entry form through The Depository Trust Company. Please review the special considerations that apply to indirect holders in the accompanying prospectus, under “Legal Ownership”.

The securities are part of a series of debt securities, entitled “Medium-Term Notes, Series G”, that we may issue under the indenture from time to time as described in the accompanying prospectus. The securities are also “Indexed Securities” and “Senior Notes”, each as described in the accompanying prospectus.

This pricing supplement summarizes specific financial and other terms that apply to the securities. Terms that apply generally to all Medium-Term Notes, Series G, are described in “Description of the Notes We May Offer” in the accompanying prospectus. The terms described here supplement those described in the accompanying prospectus and, if the terms described there are inconsistent with those described here, the terms described here are controlling.

We describe the terms of the securities in more detail below.

Interest

The securities will bear interest at a rate of 13.5% per annum payable on each of January 3, April 3, July 3 and October 3, beginning on July 3, 2007.

If the maturity date is postponed due to a postponement of the valuation date, we will pay interest on the maturity date as postponed rather than on April 3, 2008 (the scheduled maturity date), but no interest will accrue on the securities or on such payment during the period from or after April 3, 2008.

The regular record dates will be the close of business on December 19, March 19, June 18 and September 18, respectively, in each case the fifteenth calendar day, whether or not a business day, immediately preceding the related interest payment date. For the purpose of determining the holder at the close of business on a day that is not a business day, the close of business will mean 5:00 P.M. in New York City, on that day.

Denominations

Wachovia will issue the securities in principal amount of $1,000 per security and integral multiples thereof.

Offering Price

Each security will be offered at an initial public offering price equal to $1,000.

Payment at Maturity

The securities will mature on April 3, 2008. At maturity, for each security you hold, you will receive a payment equal to the redemption amount, plus accrued but unpaid interest in cash. The “redemption amount” will be a cash payment equal to the principal amount of your securities, unless:

(a)	a knock-in event has occurred; and

(b)	the final stock price is less than the initial stock price.

If the conditions described in (a) and (b) both occur, at maturity, for each security you hold, the redemption amount you will receive will be a number of shares of the Underlying Stock equal to 42.6439 (the number of shares of the Underlying Stock equal to $1,000 on the pricing date) multiplied by the share multiplier. The number of shares of the Underlying Stock equal to $1,000 on the pricing date will be determined as follows:

$1,000
initial stock price

If the calculation of the number of shares of the Underlying Stock per $1,000 security on the valuation date results in fractional shares, such fractional shares will be paid in U.S. dollar amounts equal to the fractional number of shares multiplied by the closing price per share of the Underlying Stock on the valuation date.

If a knock-in event occurs and the final stock price is less than the initial stock price, you will lose some or all of your principal and receive shares of the Underlying Stock instead of a cash payment. Under these conditions, the market value on the valuation date of the shares of the Underlying Stock that you will receive on the maturity date will be less than the aggregate principal amount of your securities and could be $0 (but you will still receive accrued but unpaid interest in cash).

The “Underlying Stock” means the common stock of the Underlying Stock Issuer, CUSIP Number 64110L106. In the event of the occurrence of certain corporate events in respect of the Underlying Stock Issuer described in the section entitled “—Antidilution Adjustments — Adjustments for Reorganization Events” on page S-21, the securities may become redeemable for shares of common stock of one or more issuers in addition to, or in lieu of, the Underlying Stock. If any such event occurs, references to “Underlying Stock” in this pricing supplement will mean, for purposes of determining the final stock price or whether a knock-in event has occurred or otherwise as the context requires, the shares of common stock of such additional issuer or issuers, as well as the common stock of the original Underlying Stock Issuer if the original Underlying Stock remains outstanding.

The “Underlying Stock Issuer” means Netflix, Inc. In the event of the occurrence of certain corporate events in respect of the Underlying Stock Issuer described in the section entitled “—Antidilution Adjustments — Adjustments for Reorganization Events”, the securities may become redeemable for shares of common stock of one or more issuers in addition to, or in lieu of, the Underlying Stock. If any such event occurs, references to “Underlying Stock Issuer” in this pricing supplement will mean, as the context requires, such additional issuer or issuers, as well as the original Underlying Stock Issuer if the original Underlying Stock remains outstanding.

The “initial stock price” is $23.45, the closing price per share of the Underlying Stock on March 29, 2007.

The “final stock price” will be determined by the calculation agent and will equal the closing price per share of the Underlying Stock multiplied by the share multiplier, each as of the valuation date.

The “share multiplier” is 1.0, subject to adjustment for certain corporate events relating to the Underlying Stock Issuer described in this pricing supplement under “— Antidilution Adjustments”.

A “knock-in event” will occur if, as determined by the calculation agent, the market price of the Underlying Stock multiplied by the share multiplier has fallen to or below the knock-in price at any time during regular business hours of the relevant exchange on any trading day from the first trading day following the pricing date to and including the valuation date.

The “knock-in price” will equal $17.59, the price that is 25% below the initial stock price.

The “market price” is, on any trading day and at any time during the regular business hours of the relevant exchange, the latest reported sale price of the Underlying Stock (or any other security for which a market price must be determined) on that relevant exchange at that time, as determined by the calculation agent.

The “valuation date” means the fifth trading day prior to the maturity date. However, if that date occurs on a day on which the calculation agent has determined that a market disruption event has occurred or is continuing, then the valuation date will be the next succeeding trading day on which the calculation agent has determined that a market disruption event has not occurred or is not continuing. If the valuation date is postponed, then the maturity date of the securities will be postponed by an equal number of trading days.

A “trading day” means a day, as determined by the calculation agent, on which trading is generally conducted on the NYSE, the American Stock Exchange, the Nasdaq Global Market, the Chicago Board Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

A “business day” means a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in The City of New York generally are authorized or obligated by law, regulation or executive order to close.

The “relevant exchange” is the primary U.S. securities organized exchange or market of trading for the Underlying Stock. If a reorganization event has occurred, the relevant exchange will be the stock exchange or securities market on which the distribution property (as defined below under “ — Antidilution Adjustments — Adjustments for Reorganization Events” on page S-21) that is a listed equity security is principally traded, as determined by the calculation agent.

If any payment is due on the securities on a day which is not a day on which commercial banks settle payments in New York City, then that payment may be made on the next day that is a day on which commercial banks settle payments in New York City, in the same amount and with the same effect as if paid on the original due date.

Wachovia Securities, our subsidiary, will serve as the calculation agent. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, absent a determination of a manifest error, will be conclusive for all purposes and binding on Wachovia and the holders and beneficial owners of the securities. Wachovia may at any time change the calculation agent without notice to holders of securities.

U.S. Bank National Association will serve as the U.S. registrar and domestic paying agent.

If the redemption amount is payable in shares of the Underlying Stock and Wachovia determines that it is prohibited from delivering shares of the Underlying Stock, or that it would otherwise be unduly burdensome to deliver shares of the Underlying Stock, then on the maturity date, it will pay the redemption amount per security in cash in an amount equal to the closing price of the Underlying Stock on the valuation date multiplied by the number of shares of the Underlying Stock into which each security is redeemable. Any such determination will be made in the sole discretion of Wachovia.

Closing Price

The closing price for one share of the Underlying Stock (or one unit of any other security for which a closing price must be determined) on any trading day means:

•

if the Underlying Stock (or any such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way, of the principal trading session on such day on the principal United States securities exchange registered under the Exchange Act, on which the Underlying Stock (or any such other security) is listed or admitted to trading,

•

if the Underlying Stock (or any such other security) is a security of the Nasdaq Global Market (and provided that the Nasdaq Global Market is not then a national securities exchange with respect to such security), the Nasdaq official closing price published by The Nasdaq Stock Market, Inc. on such day, or

•

if the Underlying Stock (or any such other security) is neither listed or admitted to trading on any national securities exchange nor a security of the Nasdaq Global Market but is included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the National Association of Securities Dealers, Inc. (the “NASD”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If the Underlying Stock (or any such other security) is listed or admitted to trading on any national securities exchange or is a security of the Nasdaq Global Market (and provided that the Nasdaq Global Market is not then a national securities exchange with respect to such security) but the last reported sale price or Nasdaq official closing price, as applicable, is not available pursuant to the preceding sentence, then the closing price for one share of the Underlying Stock (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq Global Market or the OTC Bulletin Board on such day.

If the last reported sale price or Nasdaq official closing price, as applicable, for the Underlying Stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price for any trading day will be the mean, as determined by the calculation agent, of the bid prices for the Underlying Stock (or any such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of Wachovia Capital Markets, LLC or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. The term “security of the Nasdaq Global Market” will include a security included in any successor to such system, and the term OTC Bulletin Board Service will include any successor service thereto.

Market Disruption Event

A market disruption event means the occurrence or existence of any of the following events:

•

a suspension, absence or material limitation of trading in the Underlying Stock on its primary market for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

•

a suspension, absence or material limitation of trading in option or futures contracts relating to the Underlying Stock, if available, in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

•

the Underlying Stock does not trade on the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Market or what was the primary market for the Underlying Stock, as determined by the calculation agent in its sole discretion; or

•

any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging”.

The following events will not be market disruption events:

•

a limitation on the hours or number of days of trading in the Underlying Stock on its primary market, but only if the limitation results from an announced change in the regular business hours of the relevant market; and

•	a decision to permanently discontinue trading in the option or futures contracts relating to the Underlying Stock.

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts relating to the Underlying Stock, if available, are traded will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a suspension or limitation of trading in option or futures contracts relating to the Underlying Stock, if available, in the primary market for those contracts, by reason of any of:

•	a price change exceeding limits set by that market;

•	an imbalance of orders relating to those contracts; or

•	a disparity in bid and asked quotes relating to those contacts will constitute a suspension or material limitation of trading in option or futures contracts, as the case may be, relating to the Underlying Stock in the primary market for those contracts.

Events of Default and Acceleration

In case an event of default with respect to any securities has occurred and is continuing, the amount payable to a beneficial owner of a security upon any acceleration permitted by the securities, with respect to each $1,000 principal amount of each security, will be equal to the redemption amount, calculated as though the date of early repayment were the maturity date of the securities. If a bankruptcy proceeding is commenced in respect of Wachovia, the claim of the beneficial owner of a security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the securities.

In case of default in payment of the securities, whether at their maturity or upon acceleration, the securities will not bear a default interest rate.

Antidilution Adjustments

The share multiplier is subject to adjustment by the calculation agent as a result of the dilution and reorganization adjustments described in this section. The adjustments described below do not cover all events that could affect the market value of your securities. We describe the risks relating to dilution above under “Risk Factors — You have limited antidilution protection” on page S-11.

How adjustments will be made

If one of the events described below occurs with respect to the Underlying Stock and the calculation agent determines that the event has a diluting or concentrative effect on the market price of the Underlying Stock, the calculation agent will calculate a corresponding adjustment to the share multiplier as the calculation agent deems appropriate to account for that dilutive or concentrative effect. For example, if an adjustment is required because of a two-for-one stock split, then the share multiplier will be adjusted by the calculation agent by multiplying the existing share multiplier by a fraction whose numerator is the number of shares of the Underlying Stock outstanding immediately after the stock split and whose denominator is the number of shares of the Underlying Stock outstanding immediately prior to the stock split. Consequently, the share multiplier will be adjusted to double the prior share multiplier, due to the corresponding decrease in the market price of the Underlying Stock.

The calculation agent will also determine the effective date of that adjustment, and the replacement of the Underlying Stock, if applicable, in the event of consolidation or merger or certain other events in respect of the Underlying Stock Issuer. Upon making any such adjustment, the calculation agent will give notice as soon as practicable to the trustee, stating the adjustment to the share multiplier. The calculation agent will not be required to make any adjustments to the share multiplier after the close of business on the fifth trading day immediately prior to the maturity date. In no event, however, will an antidilution adjustment to the share multiplier during the term of the securities be deemed to change the principal amount per security.

If more than one event requiring adjustment occurs with respect to the Underlying Stock, the calculation agent will make an adjustment for each event in the order in which the events occur, and on a cumulative basis. Thus, having made an adjustment for the first event, the calculation agent will adjust the share multiplier for the second event, applying the required adjustment to the share multiplier as already adjusted for the first event, and so on for any subsequent events.

For any dilution event described below, other than a consolidation or merger, the calculation agent will not have to adjust the share multiplier unless the adjustment would result in a change to the share multiplier then in effect of at least 0.1%. The share multiplier resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

If an event requiring an antidilution adjustment occurs, the calculation agent will make the adjustment with a view to offsetting, to the extent practical, any change in your economic position relative to your securities that results solely from that event. The calculation agent may, in its sole discretion, modify the antidilution adjustments as necessary to ensure an equitable result.

The calculation agent will make all determinations with respect to antidilution adjustments, including any determination as to whether an event requiring adjustment has occurred, as to the nature of the adjustment required and how it will be made or as to the value of any property distributed in a reorganization event, and will do so in its sole discretion. In the absence of manifest error, those determinations will be conclusive for all purposes and will be binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of these determinations by the calculation agent. The calculation agent will provide information about the adjustments that it makes upon your written request.

No adjustments will be made for certain other events, such as offerings of common stock by the Underlying Stock Issuer for cash or in connection with the occurrence of a partial tender or exchange offer for the Underlying Stock by the Underlying Stock Issuer.

The following events are those that may require an antidilution adjustment of the share multiplier:

•

a subdivision, consolidation or reclassification of the Underlying Stock or a distribution or dividend of Underlying Stock to existing holders of the Underlying Stock by way of bonus, capitalization or similar issue;

•	a distribution or dividend to existing holders of the Underlying Stock of:

•	shares of the Underlying Stock,

•

other share capital or securities granting the right to payment of dividends and/or the proceeds of liquidation of the Underlying Stock Issuer equally or proportionately with such payments to holders of the Underlying Stock, or

•	any other type of securities, rights or warrants in any case for payment (in cash or otherwise) at less than the prevailing market price as determined by the calculation agent;

•	the declaration by the Underlying Stock Issuer of an extraordinary or special dividend or other distribution whether in cash or shares of the Underlying Stock or other assets;

•	a repurchase by the Underlying Stock Issuer of its common stock whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;

•	any other similar event that may have a diluting or concentrative effect on the market price of the Underlying Stock; and

•	a consolidation of the Underlying Stock Issuer with another company or merger of the Underlying Stock Issuer with another company.

Stock Splits and Reverse Stock Splits

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth less as a result of a stock split.

A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth more as a result of a reverse stock split.

If the Underlying Stock is subject to a stock split or a reverse stock split, then once the split has become effective the calculation agent will adjust the share multiplier to equal the product of the prior share multiplier and the number of shares issued in such stock split or reverse stock split with respect to one share of the Underlying Stock.

Stock Dividends

In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share will be worth less as a result of a stock dividend.

If the Underlying Stock is subject to a stock dividend payable in shares of Underlying Stock that is given ratably to all holders of shares of the Underlying Stock, then once the dividend has become effective the calculation agent will adjust the share multiplier on the ex-dividend date to equal the sum of the prior share multiplier plus the product of:

•	the number of shares issued with respect to one share of the Underlying Stock, and

•	the prior share multiplier.

The ex-dividend date for any dividend or other distribution is the first day on and after which the Underlying Stock trades without the right to receive that dividend or distribution.

No Adjustments for Other Dividends and Distributions

The share multiplier will not be adjusted to reflect dividends, including cash dividends, or other distributions paid with respect to the Underlying Stock, other than:

•	stock dividends described above,

•	issuances of transferable rights and warrants as described in “— Transferable Rights and Warrants” below,

•	distributions that are spin-off events described in “— Reorganization Events” beginning on page S-21, and

•	extraordinary dividends described below.

An “extraordinary dividend” means each of (a) the full amount per share of Underlying Stock of any cash dividend or special dividend or distribution that is identified by the Underlying Stock Issuer as an extraordinary or special dividend or distribution, (b) the excess of any cash dividend or other cash distribution (that is not otherwise identified by the Underlying Stock Issuer as an extraordinary or special dividend or distribution) distributed per share of Underlying Stock over the immediately preceding cash dividend or other cash distribution, if any, per share of Underlying Stock that did not include an extraordinary dividend (as adjusted for any subsequent corporate event requiring an adjustment as described in this pricing supplement, such as a stock split or reverse stock split) if such excess portion of the dividend or distribution is more than 5%

of the closing price of Underlying Stock on the trading day preceding the ex-dividend date (that is, the day on and after which transactions in Underlying Stock on an organized securities exchange or trading system no longer carry the right to receive that cash dividend or other cash distribution) for the payment of such cash dividend or other cash distribution (such closing price, the “base closing price”) and (c) the full cash value of any non-cash dividend or distribution per share of Underlying Stock (excluding marketable securities, as defined below).

If the Underlying Stock is subject to an extraordinary dividend, then once the extraordinary dividend has become effective the calculation agent will adjust the share multiplier on the ex-dividend date to equal the product of:

•	the prior share multiplier, and

•

a fraction, the numerator of which is the base closing price of the Underlying Stock on the trading day preceding the ex-dividend date and the denominator of which is the amount by which the base closing price of the Underlying Stock on the trading day preceding the ex-dividend date exceeds the extraordinary dividend.

Notwithstanding anything herein, the initiation by the Underlying Stock Issuer of an ordinary dividend on the Underlying Stock or any announced increase in the ordinary dividend on the Underlying Stock will not constitute an extraordinary dividend requiring an adjustment.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent, in its sole discretion. A distribution on the Underlying Stock that is a dividend payable in shares of Underlying Stock, an issuance of rights or warrants or a spin-off event and also an extraordinary dividend will result in an adjustment to the number of shares of Underlying Stock only as described in “— Stock Dividends” above, “— Transferable Rights and Warrants” below or “— Reorganization Events” below, as the case may be, and not as described here.

Transferable Rights and Warrants

If the Underlying Stock Issuer issues transferable rights or warrants to all holders of the Underlying Stock to subscribe for or purchase the Underlying Stock at an exercise price per share that is less than the closing price of the Underlying Stock on the trading day before the ex-dividend date for the issuance, then the share multiplier will be adjusted to equal the product of:

•	the prior share multiplier, and

•

a fraction, (1) the numerator of which will be the number of shares of the Underlying Stock outstanding at the close of trading on the trading day before the ex-dividend date (as adjusted for any subsequent event requiring an adjustment hereunder) plus the number of additional shares of the Underlying Stock offered for subscription or purchase pursuant to the rights or warrants and (2) the denominator of which will be the number of shares of the Underlying Stock outstanding at the close of trading on the trading day before the ex-dividend date (as adjusted for any subsequent event requiring an adjustment hereunder) plus the number of additional shares of the Underlying Stock (referred to herein as the additional shares) that the aggregate offering price of the total number of shares of the Underlying Stock so offered for subscription or purchase pursuant to the rights or warrants would purchase at the closing price on the trading day before the ex-dividend date for the issuance.

The number of additional shares will be equal to:

•

the product of (1) the total number of additional shares of the Underlying Stock offered for subscription or purchase pursuant to the rights or warrants and (2) the exercise price of the rights or warrants, divided by

•	the closing price of the Underlying Stock on the trading day before the ex-dividend date for the issuance.

If the number of shares of the Underlying Stock actually delivered in respect of the rights or warrants differs from the number of shares of the Underlying Stock offered in respect of the rights or warrants, then the share multiplier will promptly be readjusted to the share multiplier that would have been in effect had the adjustment been made on the basis of the number of shares of the Underlying Stock actually delivered in respect of the rights or warrants.

Reorganization Events

Each of the following is a reorganization event:

•	the Underlying Stock is reclassified or changed;

•

the Underlying Stock Issuer has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but all outstanding shares of Underlying Stock are exchanged for or converted into other property;

•	a statutory share exchange involving outstanding shares of Underlying Stock and the securities of another entity occurs, other than as part of an event described above;

•	the Underlying Stock Issuer sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity;

•

the Underlying Stock Issuer effects a spin-off, other than as part of an event described above (in a spin-off, a corporation issues to all holders of its common stock equity securities of another issuer); or

•

the Underlying Stock Issuer is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, or another entity completes a tender or exchange offer for all the outstanding shares of Underlying Stock.

Adjustments for Reorganization Events

If a reorganization event occurs, then the calculation agent will adjust the share multiplier to reflect the amount and type of property or properties — whether cash, securities, other property or a combination thereof — that a prior holder of the number of shares of the Underlying Stock represented by its investment in the securities would have been entitled to in relation to an amount of shares of the Underlying Stock equal to what a holder of shares of the Underlying Stock would hold after the reorganization event has occurred. We refer to this new property as the distribution property.

For the purpose of making an adjustment required by a reorganization event, the calculation agent, in its sole discretion, will determine the value of each type of the distribution property. For any distribution property consisting of a security, the calculation agent will use the closing price of the security on the relevant trading day. The calculation agent may value other types of property in any manner it determines, in its sole discretion, to be appropriate. If a holder of shares of the Underlying Stock may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder of shares of the Underlying Stock that makes no election, as determined by the calculation agent in its sole discretion.

If any reorganization event occurs, in each case as a result of which the holders of the Underlying Stock receive any equity security listed on a national securities exchange or traded on the Nasdaq Global Market (and provided that the Nasdaq Global Market is not then a national securities exchange with respect to such security), which we refer to as a “marketable security”, other securities or other property, assets or cash, which we collectively refer to as “exchange property”, the amount payable upon exchange at maturity with respect to the principal amount of each security following the effective date for such reorganization event (or, if applicable, in the case of spinoff stock, the ex-dividend date for the distribution of such spinoff stock) and any required adjustment to the share multiplier will be determined in accordance with the following and, for purposes of certain calculations and determinations in respect of the securities, such as the determination of the final stock price and whether a knock-in event has occurred, the term “Underlying Stock” in this pricing supplement will be deemed to mean:

(a)	if the Underlying Stock continues to be outstanding, the Underlying Stock (if applicable, as reclassified upon the issuance of any tracking stock) at the share multiplier in effect on the valuation date (taking into account any adjustments for any distributions described under paragraph (c)(1) below); and

(b)	for each marketable security received in such reorganization event, which we refer to as a “new stock”, including the issuance of any tracking stock or spinoff stock or the receipt of any stock received in exchange for the Underlying Stock, the number of shares of the new stock received with respect to one share of the Underlying Stock multiplied by the share multiplier for the Underlying Stock on the trading day immediately prior to the effective date of the reorganization event (the “new stock share multiplier”), as adjusted to the valuation date; and

(c)	for any cash and any other property or securities other than marketable securities received in such reorganization event, which we refer to as “non-stock exchange property”,

(1)	if the Underlying Stock continues to be outstanding, a number of shares of the Underlying Stock, determined by the calculation agent on the trading day immediately prior to the effective date of such reorganization event, with an aggregate value equal to the share multiplier in effect for the Underlying Stock on such trading day multiplied by a fraction, the numerator of which is the value of the non-stock exchange property on such trading day and the denominator of which is the amount by which the closing price of the Underlying Stock exceeds the value of the non-stock exchange property on such trading day; and the number of such shares of the Underlying Stock determined in accordance with this clause will be added at the time of such adjustment to the share multiplier calculated under (a) above,

(2)	if the Underlying Stock is surrendered for exchange property that includes new stock:

(i) if the new stock is a marketable security in existence prior to the effective date of the reorganization event, a number of shares of the new stock determined by the calculation agent on the trading day immediately prior to the effective date of such reorganization event with an aggregate value equal to (x) the new stock share multiplier as calculated under (b) above (without taking into account the additional shares in this provision) multiplied by (y) a fraction, the numerator of which is the value on such trading day of the non-stock exchange property received per share of the Underlying Stock and the denominator of which is the amount by which the closing price of the new stock exceeds the value on such trading day of the non-stock exchange property received per share of the Underlying Stock, and

(ii) if the new stock is not a marketable security in existence prior to the effective date of the reorganization event, a number of shares of the new stock determined by the calculation agent on the effective date of such reorganization event (or the following trading day if such day is not a trading day or if a market disruption event occurs or is continuing on such day) with an aggregate value equal to the new stock share multiplier in effect for the new stock on such trading day multiplied by a fraction, the numerator of which is the value on such trading day of the non-stock exchange property received per share of the Underlying Stock and the denominator of which is the amount by which the closing price of the new stock exceeds the value on such trading day of the non-stock exchange property received per share of the Underlying Stock (and, by way of clarification, for purposes of determining whether a knock-in event has occurred beginning on the effective date of such reorganization event until the time of such determination, the cash value of the non-stock exchange property will be taken into account until the time of such determination), where the number of such shares of the new stock determined in accordance with this clause will be added to the new stock share multiplier as calculated under (b) above either at the time of such adjustment, in the case of clause (i) above, or on the date of determination of additional shares, in case of clause (ii) above, or

(3)	if the Underlying Stock is surrendered exclusively for non-stock exchange property of the surviving entity in a reorganization event, any marketable security of the surviving entity, which shall be chosen by the calculation agent in its sole discretion, or

(4)	if the Underlying Stock is surrendered exclusively for non-stock exchange property of the surviving entity in a reorganization event which has no marketable securities, or if there is no surviving entity (in each case, a “reference basket event”), an initially equal dollar weighted basket of three reference basket stocks (as defined below) with an aggregate value on the effective date of such reorganization event equal to the value of the non-stock exchange property multiplied by the share multiplier in effect for the Underlying Stock on the trading day immediately prior to the effective date of such reorganization event.

If a reorganization event occurs with respect to the shares of the Underlying Stock and the calculation agent adjusts the share multiplier to reflect the distribution property in the event as described above, the calculation agent will make further antidilution adjustments for any later events that affect the distribution property, or any component of the distribution property, comprising the new share multiplier. The calculation agent will do so to the same extent that it would make adjustments if the shares of the Underlying Stock were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the number of shares of the Underlying Stock, the required adjustment will be made with respect to that component as if it alone were the number of shares of the Underlying Stock.

For example, if the Underlying Stock Issuer merges into another company and each share of the Underlying Stock is converted into the right to receive two common shares of the surviving company and a specified amount of cash, the shares of the Underlying Stock will be adjusted to reflect two common shares of the surviving company and the specified amount of cash. The calculation agent will adjust the share multiplier to reflect any later stock split or other event, including any later reorganization event, that affects the common shares of the surviving company, to the extent described in this section entitled “— Antidilution Adjustments”, as if the common shares were shares of the Underlying Stock. In that event, the cash component will not be adjusted but will continue to be a component of the number of shares of the Underlying Stock (with no interest adjustment). Consequently, the final stock price will include the final value of the two shares of the surviving company and the cash.

Reference Basket Events

Following the occurrence of a reference basket event described in paragraph (c)(4) above, the redemption amount for each security will be determined by reference to reference basket stocks at the basket stock share multiplier then in effect for each such a reference basket stock as determined in accordance with the following paragraph.

The “reference basket stocks” will be the three stocks with the largest market capitalization among the stocks that then comprise the S&P 500 Index (or, if publication of such Index is discontinued, any successor or substitute index selected by the calculation agent in its sole discretion) with the same primary Standard Industrial Classification Code (“SIC code”) as the Underlying Stock Issuer; provided, however, that a reference basket stock will not include any stock that is subject to a trading restriction under the trading restriction policies of Wachovia or any of its affiliates that would materially limit the ability of Wachovia or any of its affiliates to hedge the securities with respect to such stock. In the event that three reference basket stocks cannot be identified from the S&P 500 Index by primary SIC code for which there is no trading restriction, the remaining reference basket stock(s) will be selected by the calculation agent from the largest market capitalization stock(s) within the same Division and Major Group classification (as defined by the Office of Management and Budget) as the primary SIC code for the Underlying Stock Issuer. Each reference basket stock will be assigned a basket stock share multiplier equal to the number of shares of such reference basket stock with a closing price on the effective date of such reorganization event equal to the product of (a) the value of the non-stock exchange property, (b) the share multiplier in effect for the Underlying Stock on the trading day immediately prior to the effective date of such reorganization event and (c) 0.3333333.

THE UNDERLYING STOCK

The Underlying Stock Issuer

Provided below is a brief description of the Underlying Stock Issuer obtained from publicly available information published by the Underlying Stock Issuer.

Netflix, Inc. (“NFLX”) has disclosed that it is the largest online movie rental subscription service, providing more than 6,300,000 subscribers access to a compehensive library of more than 70,000 movie, television and other filmed entertainment titles on DVD. NFLX offers a variety of subscription plans with no due dates, late fees or shipping fees. Subscribers select titles at NFLX’s website aided by its proprietary recommendation service, receive them on DVD by U.S. mail and return them to NFLX at their convenience using NFLX’s prepaid mailers. After a DVD has been returned, NFLX mails the next available DVD in a subscriber’s queue.

The Underlying Stock is registered under the Exchange Act. Companies with securities registered under the Exchange Act are required to file periodically financial and other information specified by the SEC. Information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates. In addition, information filed by the Underlying Stock Issuer with the SEC electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by the Underlying Stock Issuer under the Exchange Act can be located by reference to SEC file number 000-49802.

Information about the Underlying Stock may also be obtained from other sources such as press releases, newspaper articles and other publicly disseminated documents, as well as from the Underlying Stock Issuer’s website. We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the Underlying Stock Issuer with the SEC.

Historical Data

The Underlying Stock is listed on the Nasdaq Global Market under the symbol “NFLX”. The following table sets forth the high intra-day, low intra-day and quarter-end closing prices for the Underlying Stock. The information given below is for the four calendar quarters in each of 2004, 2005 and 2006. Partial data is provided for the first calendar quarter in 2007. On March 29, 2007, the closing price for the Underlying Stock was $23.45 per share. The closing prices listed below were obtained from Bloomberg Financial Markets without independent verification. The historical closing prices of the Underlying Stock should not be taken as an indication of future performance, and no assurance can be given that the price of the Underlying Stock will not decrease such that you would receive less than the principal amount of your securities at maturity.

Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of the Underlying Stock

Quarter-Start Date	Quarter-End Date	High Intra-Day Price of the Underlying Stock	Low Intra-Day Price of the Underlying Stock	Quarter-End Closing Price of the Underlying Stock
01/01/2004	03/31/2004	$39.77	$26.90	$34.12
04/01/2004	06/30/2004	38.62	25.17	36.00
07/01/2004	09/30/2004	36.07	13.85	15.42
10/01/2004	12/31/2004	19.60	9.25	12.33
01/01/2005	03/31/2005	13.12	8.91	10.85
04/01/2005	06/30/2005	19.27	10.51	16.41
07/01/2005	09/30/2005	26.65	16.00	25.99
10/01/2005	12/31/2005	30.25	22.54	27.06
01/01/2006	03/31/2006	29.92	23.09	28.99
04/01/2006	06/30/2006	33.12	25.80	27.21
07/01/2006	09/30/2006	27.56	18.12	22.78
10/01/2006	12/31/2006	30.00	21.95	25.86
01/01/2007	03/29/2007	26.80	20.30	23.45

SUPPLEMENTAL TAX CONSIDERATIONS

The following is a general description of certain United States federal income tax considerations relating to the securities. The following does not purport to be a complete analysis of all tax considerations relating to the securities. Prospective purchasers of the securities should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the securities and receiving amounts under the securities. This summary is based upon the law as in effect on the date of this prospectus supplement and is subject to any change in law that may take effect after such date. This summary does not address all aspects of United States federal income taxation of the securities that may be relevant to you in light of your particular circumstances, nor does it address all of your tax consequences if you are a holder of securities who is subject to special treatment under the United States federal income tax laws.

Supplemental United States Tax Considerations

The discussion below supplements the discussion under “United States Taxation” in the accompanying prospectus and is subject to the limitations and exceptions set forth therein. Except as otherwise noted under “United States Alien Holders” below, this discussion is applicable only if you are a United States holder (as defined in the accompanying prospectus).

The treatment of the securities for United States federal income tax purposes is uncertain. In the opinion of Sullivan & Cromwell LLP, it would be reasonable to treat the securities as an investment unit consisting of (i) a non-contingent debt instrument (that is not treated as a short-term obligation) subject to the rules governing debt instruments (as described under “United States Taxation — United States Holders” in the accompanying prospectus) issued by us to you (the “Debt Portion”) and (ii) a stock-settled put option on the Underlying Stock written by you and purchased by us (the “Put Option”). The terms of the securities require you and us (in the absence of a change in law, an administrative determination or a judicial ruling to the contrary) to treat the securities for all tax purposes in accordance with such characterization, and the discussion below assumes that the securities are so treated, except as otherwise specifically noted.

No statutory, judicial or administrative authority directly discusses how the securities should be treated for United States federal income tax purposes. As a result, the United States federal income tax consequences of your investment in the securities are highly uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in the securities, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Treatment as an Investment Unit. If the securities are properly treated as an investment unit consisting of a Debt Portion and Put Option, it is likely that the Debt Portion of the security would be treated as having been issued for the principal amount you paid for the security (if you are an initial purchaser) and that interest payments on the security would be treated in part as payments of interest and in part as payments for the Put Option. Amounts treated as interest would be includible in income by you in accordance with your regular method of accounting for interest for United States federal income tax purposes. Amounts treated as payment for the Put Option would be deferred and would be included in income by you upon the maturity or sale of the security or, in the event the security is stock settled, would be incorporated into your basis of the Underlying Stock you received in respect of your securities. The terms of the security require you and us to treat 4.76% of the stated interest payments on the security as payment of interest on the Debt Portion and the remaining 8.74% of the stated interest payments on the security as payment for the Put Option.

A cash payment of the full principal amount — that is, $1,000 — of the security upon the maturity of the security would likely be treated as (i) payment in full of the principal amount of the Debt Portion (which would likely not result in the recognition of gain or loss if you are an initial purchaser of your security) and (ii) the lapse of the Put Option, which would likely result in your recognition of short-term capital gain in an amount equal to the amount paid to you for the Put Option and deferred as described in the preceding paragraph.

A payment at maturity in shares of the Underlying Stock would likely be treated as (i) payment in full of the principal amount of the Debt Portion (resulting in neither gain nor loss for an initial purchaser) and (ii) the exercise by us of the Put Option and your purchase of the Underlying Stock for an amount equal to the principal amount of the security. Your United States federal income tax basis in the Underlying Stock you receive would equal the principal amount of the security less the amount of payments you received for the Put Option and deferred as described above. Your holding period in the Underlying Stock would generally begin the day following the day you beneficially receive such stock. If you receive cash in lieu of a fractional share of the Underlying Stock, you would recognize a short-term capital gain or loss in an amount equal to the difference between the amount of cash you receive and your tax basis (determined in the manner described above) in the fractional share.

Upon the sale of the security, you would be required to apportion the value of the amount you receive between the Debt Portion and Put Option on the basis of the values thereof on the date of the sale. You would recognize gain or loss with respect to the Debt Portion in an amount equal to the difference between (i) the amount apportioned to the Debt Portion and (ii) your adjusted United States federal income tax basis in the Debt Portion (which would generally be equal to the principal amount of your security if you are an initial purchaser of your security). Such gain or loss would be long-term capital gain or loss (except to the extent attributable to accrued but unpaid interest, which would be taxable as such) if your holding period is greater than one year. Long-term capital gain of a noncorporate United States holder is generally taxed at a maximum rate of 15%. The amount of cash that you receive that is apportioned to the Put Option (together with any amount of premium received in respect thereof and deferred as described above) would be treated as short-term capital gain. If the value of the Debt Portion on the date of the sale of your security is in excess of the amount you receive upon such sale, you would likely be treated as having made a payment to the purchaser equal to the amount of such excess in order to extinguish your rights and obligations under the Put Option. In such a case, you would likely recognize short-term capital gain or loss in an amount equal to the difference between the premium you previously received in respect of the Put Option and the amount of the deemed payment made by you to extinguish the Put Option.

If you are a secondary purchaser of the security, you would be required to allocate your purchase price for the security between the Debt Portion and Put Option based on the respective fair market values of each on the date of purchase. If, however, the portion of your purchase price allocated to the Debt Portion is at a discount from, or is in excess of, the principal amount of the security, you may be subject to the market discount or amortizable bond premium rules described in the accompanying prospectus under “United States Taxation — United States Holders — Notes Purchased with Market Discount” and “United States Taxation — United States Holders — Notes Purchased at a Premium” with respect to the Debt Portion. The portion of your purchase price that is allocated to the Put Option would likely be offset for tax purposes against amounts you subsequently receive with respect to the Put Option (including amounts received upon a sale of the security that are attributable to the Put Option), thereby reducing the amount of gain or increasing the amount of loss you would recognize with respect to the Put Option. If, however, the portion of your purchase price allocated to the Debt Portion as described above is in excess of your purchase price for your security, you would likely be treated for tax purposes as having received a payment for the Put Option (which will be deferred as described in the fourth preceding paragraph) in an amount equal to such excess.

Example of Tax Treatment as an Investment Unit. The following example is for illustrative purposes only. Assume that you purchased a security on the initial issuance with an underlying hypothetical XYZ Stock, which has an initial value of $100, at par for $1,000 and will receive a 13% annual coupon. Assume further that the $130 annual coupon consists of an interest payment with respect to the Debt Portion of 5%, or $50, and a payment with respect to the Put Option of 8%, or $80. Pursuant to the characterization described above, you would include the interest portion of $50 in ordinary income in the year it is received or accrued, depending on your accounting method for tax purposes. Initially, the portion of the coupon attributable to the Put Option ($80) would not be subject to tax.

For a 12-month security that is not sold prior to maturity, the coupon payments would total $130, $50 of which would be taxed as ordinary interest income in the year it is received or accrued and $80 of which would not be subject to tax until maturity. If the value of the XYZ Stock was always higher than the knock-in price and/or is equal to or higher than the initial value of $100 on the valuation date, you would receive $1,000 cash and recognize a short-term capital gain of $80 (that is, the amount of the payments previously received by you with respect to the Put Option). If the value of the XYZ Stock on the valuation date is below the $100 initial value and at some point was less than or equal to the knock-in price of $75, you would receive 10 shares of XYZ Stock (that is, $1,000 principal amount/$100 per share initial price = 10 shares). Your basis in the shares would be $920, which is the initial purchase price of the security ($1,000) less the payments previously made to you with respect to the Put Option ($80).

Alternative Characterization. In light of the uncertainty as to the United States federal income tax treatment, it is possible that the securities could be treated as a single debt instrument subject to the special tax rules governing contingent debt instruments. If the securities are so treated, you would be required to accrue interest income over the term of your securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your securities (the “comparable yield”). You would recognize gain or loss upon the sale or maturity of your securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in the securities. In general, your adjusted basis in your securities would be equal to the amount you paid for the securities, increased by the amount of interest you previously accrued with respect to your securities and decreased by the amount of any interest payment previously made with respect to your securities. Any gain you recognize upon the sale, redemption or maturity of your securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years with respect to your securities, and thereafter would be capital loss.

If the securities are treated as a contingent debt instrument and you purchase your securities in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of the securities, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in treasury regulations governing contingent debt instruments. Accordingly, if you purchase your securities in the secondary market, you should consult your tax advisor as to the possible application of such rules to you.

United States Alien Holders. If you are a United States alien holder (as defined in the accompanying prospectus), you generally will not be subject to United States withholding tax or to generally applicable information reporting and backup withholding requirements with respect to payments on your securities as long as you comply with certain certification and identification requirements as to your foreign status. Please see the discussion under “United States Taxation—United States Alien Holders” and “—Backup Withholding And Information Reporting” in the accompanying prospectus. You may be subject to United States federal income tax and/or withholding tax on your disposition of any Underlying Stock received at maturity if such stock is treated as a United States real property interest and either such stock is not regularly traded on an established securities market prior to your disposition, or you constructively held more than 5% of such stock at some time prior to your disposition.

As discussed above, alternative characterizations of the securities for United States federal income tax purposes are possible. Should an alternative characterization of the securities, by reason of a change or clarification of the law, by regulation or otherwise, cause payments with respect to the securities to become subject to withholding tax, we will withhold at the applicable statutory rate and we will not make payments of any Additional Amounts (as defined in the accompanying prospectus). Prospective United States alien holders of the securities should consult their own tax advisors in this regard.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

A fiduciary of a pension, profit-sharing or other employee benefit plan (a “plan”) subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Internal Revenue Code (also “plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (“parties in interest”) with respect to the plan or account. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Certain employee benefit plans and arrangements including those that are governmental plans (as defined in section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) (“non-ERISA arrangements”) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, foreign or other regulations, rules or laws (“similar laws”).

The acquisition of the securities by a plan with respect to which Wachovia, Wachovia Securities or certain of our affiliates is or becomes a party in interest may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless those securities are acquired pursuant to and in accordance with an applicable exemption. Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and related lending transactions where neither Wachovia nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the plan involved in the transaction and the plan pays no more than “adequate consideration” in connection with the transaction (the “service provider exemption”). Moreover, the United States Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the securities. These exemptions are:

•	PTCE 84-14, an exemption for certain transactions determined or effected by independent qualified professional asset managers;

•	PTCE 90-1, an exemption for certain transactions involving insurance company pooled separate accounts;

•	PTCE 91-38, an exemption for certain transactions involving bank collective investment funds;

•	PTCE 95-60, an exemption for transactions involving certain insurance company general accounts; and

•	PTCE 96-23, an exemption for plan asset transactions managed by in-house asset managers.

The securities may not be purchased or held by (1) any plan, (2) any entity whose underlying assets include “plan assets” by reason of any plan’s investment in the entity (a “plan asset entity”) or (3) any person investing “plan assets” of any plan, unless in each case the purchaser or holder is eligible for the exemptive relief available under one or more of the PTCEs listed above, the service provider exemption or another applicable similar exemption. Any purchaser or holder of the securities or any interest in the securities will be deemed to have represented by its purchase and holding of the securities that it either (1) is not a plan or a plan asset entity and is not purchasing those securities on behalf of or with “plan assets” of any plan or plan asset entity or (2) with respect to the purchase or holding, is eligible for the exemptive relief available under any of the PTCEs listed above, the service provider exemption or another applicable exemption. In addition, any purchaser or holder of the securities or any interest in the securities which is a non-ERISA arrangement will be deemed to have represented by its purchase and holding of the securities that its purchase and holding will not violate the provisions of any similar law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any plan, plan asset entity or non-ERISA arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or any other applicable exemption, or the potential consequences of any purchase or holding under similar laws, as applicable.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in the securities, you should consult your legal counsel.

USE OF PROCEEDS AND HEDGING

The net proceeds from the sale of the securities will be used as described under “Use of Proceeds” in the accompanying prospectus and to hedge market risks of Wachovia associated with its obligation to pay the redemption amount at the maturity of the securities.

The hedging activity discussed above may adversely affect the market value of the securities from time to time and the redemption amount you will receive on the securities at maturity. See “Risk Factors — Purchases and sales by us or our affiliates may affect the return on the securities” and “Risk Factors — Potential conflicts of interest could arise” for a discussion of these adverse effects.

SUPPLEMENTAL PLAN OF DISTRIBUTION

The underwriter named below has agreed, subject to the terms and conditions of an underwriting agreement with Wachovia, to purchase the number of securities initially offered on the date of this pricing supplement set forth below opposite its name. The underwriter is committed to purchase all of those securities if any are purchased.

Underwriter	Aggregate principal amount
Wachovia Capital Markets, LLC	$5,494,000
Total	$5,494,000

The underwriter proposes to offer the securities in part directly to the public at the initial maximum offering price set forth on the cover page of this pricing supplement and in part to certain securities dealers at such prices less a concession equal to $22.50 per security.

The underwriter may allow, and such dealers may reallow, a concession to certain brokers and dealers not to exceed $20.00 per security.

Proceeds to be received by Wachovia in this offering will be net of the underwriting discount, commission and expenses payable by Wachovia.

After the securities are released for sale in the public, the offering prices and other selling terms may from time to time be varied by the underwriter.

The securities are new issues of securities with no established trading markets. Wachovia has been advised by the underwriter that the underwriter intends to make a market in the securities but is not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the securities.

Settlement for the securities will be made in immediately available funds. The securities will be in the Same Day Funds Settlement System at DTC and, to the extent the secondary market trading in the securities is effected through the facilities of such depositary, such trades will be settled in immediately available funds.

Wachovia has agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933.

Wachovia Capital Markets, LLC is an indirect, wholly-owned subsidiary of Wachovia. Wachovia conducts its retail brokerage investment banking, institutional and capital markets businesses through its various bank, broker-dealer and nonbank subsidiaries (including Wachovia Capital Markets, LLC) under the trade name “Wachovia Securities”. Unless otherwise mentioned or unless the context requires otherwise, any reference in this pricing supplement to “Wachovia Securities” means Wachovia Capital Markets, LLC, and does not mean Wachovia Securities, LLC, a broker-dealer subsidiary of Wachovia which is not participating in this offering.

This pricing supplement and the attached prospectus may be used by Wachovia Capital Markets, LLC, an affiliate of Wachovia, or any other affiliate of Wachovia, in connection with offers and sales related to market-making or other transactions in the securities. Wachovia Capital Markets, LLC or any other such affiliate of Wachovia, may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

Wachovia Capital Markets, LLC, Wachovia Securities, LLC and Wachovia Securities Financial Network, LLC are affiliates of Wachovia. Rule 2720 of the Conduct Rules of the NASD imposes certain requirements when an NASD member such as Wachovia Capital Markets, LLC, Wachovia Securities, LLC or Wachovia Securities Financial Network, LLC distributes an affiliated company’s debt securities. Wachovia Capital Markets, LLC, Wachovia Securities, LLC and Wachovia Securities Financial Network, LLC have advised Wachovia that this offering will comply with the applicable requirements of Rule 2720. No NASD member participating in the offering will confirm initial sales to accounts over which it exercises discretionary authority without the prior written approval of the customer.

From time to time the underwriter engages in transactions with Wachovia in the ordinary course of business. The underwriter has performed investment banking services for Wachovia in the last two years and has received fees for these services.

Wachovia Capital Markets, LLC may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit reclaiming a selling concession from a syndicate member when the securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would otherwise be in the absence of such transactions.

No action has been or will be taken by Wachovia, the underwriter or any broker-dealer affiliate of Wachovia that would permit a public offering of the securities or possession or distribution of this pricing supplement or the accompanying prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this pricing supplement or the accompanying prospectus, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on Wachovia, Wachovia Capital Markets, LLC, Wachovia Securities, LLC, Wachovia Securities Financial Network, LLC or any broker-dealer affiliate of Wachovia.

One Wachovia Center 301 South College Street Charlotte, North Carolina 28288 (704) 374-6565	WACHOVIA CORPORATION

Senior Global Medium-Term Notes, Series G

Subordinated Global Medium-Term Notes, Series H

Warrants

Terms of Sale

Wachovia Corporation may from time to time offer and sell notes with various terms, including the following:

•  stated maturity of 9 months or longer

•  fixed or floating interest rate, zero-coupon or issued with original issue discount; a floating interest rate may be based on:

•  commercial paper rate

•  prime rate

•  LIBOR

•  EURIBOR

•  treasury rate

•  CMT rate

•  CD rate

•  CPI rate

•  federal funds rate

•  ranked as senior or subordinated indebtedness
of Wachovia

•  maturity payment or interest may be determined by reference to an index or formula

•  book-entry form through The Depository Trust Company, Euroclear, Clearstream or any other clearing system or financial institution named in the applicable pricing supplement

•  redemption at the option of Wachovia or repayment at the option of the holder

•  interest on notes paid monthly, quarterly, semi-annually or annually

•  denominations of $1,000 and multiples of $1,000

•  denominated in U.S. dollars, a currency other than U.S dollars or in a composite currency

•  settlement in immediately available funds

Wachovia Corporation may also from time to time offer and sell:

•	warrants to purchase our debt securities on terms to be determined; or
•	warrants to purchase or sell, or whose cash value is determined by reference to the performance, price, level or value of, one or more of the following:
•	securities of one or more issuers, including our common stock or other equity securities, or debt or equity securities of a third party;
•	one or more currencies;
•	one or more commodities;
•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; or
•	one or more indices or baskets of the items described above.

This prospectus describes some of the general terms that may apply to the notes and warrants (together, the “securities”) and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus.

Our common stock is listed on the New York Stock Exchange and trades under the symbol “WB”.

Investing in the securities involves risks. See “ Risk Factors” beginning on page 7.

Neither the Securities and Exchange Commission, any state securities commission or the Commissioner of Insurance of the state of North Carolina has approved or disapproved of the securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

These securities will be our unsecured obligations and will not be savings accounts, deposits or other obligations of any bank or non-bank subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.

Wachovia may sell the securities directly or through one or more underwriters, dealers or agents, including the firm listed below, or directly to purchasers, on a delayed or continuous basis.

Wachovia may use this prospectus in the initial sale of any securities. In addition, Wachovia Capital Markets, LLC, or any other affiliate of Wachovia may use this prospectus in a market-making or other transaction in any security after its initial sale. Unless Wachovia or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Wachovia Securities

This prospectus is dated March 5, 2007

ABOUT THIS PROSPECTUS

General

This document is called a prospectus and is part of a registration statement that we filed with the SEC using a “shelf” registration or continuous offering process. Under this shelf registration, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide a pricing supplement containing specific information about the terms of the securities being offered. That pricing supplement may include a discussion of any risk factors or other special considerations that apply to those securities. We may also provide you with a product supplement relating to the securities. The pricing supplement or product supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any pricing supplement or any product supplement, you should rely on the information in that product supplement and pricing supplement. You should read both this prospectus, any product supplement and any pricing supplement together with additional information described under the heading “Where You Can Find More Information”.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information”.

When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus and in any product supplement or any pricing supplement, including the information incorporated by reference. Neither we nor any underwriters, dealers or agents have authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is prohibited. You should not assume that the information in this prospectus, any product supplement or any pricing supplement or any document incorporated by reference is truthful or complete at any date other than the date mentioned on the cover page of these documents.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time, which may be our affiliates. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.

The pricing supplement will contain the names of the underwriters, brokers, dealers or agents, if any, together with the terms of offering, the compensation of those persons and the net proceeds to us. Any underwriters, brokers, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933 (the “Securities Act”).

One or more of our subsidiaries, including Wachovia Capital Markets, LLC, may buy and sell any of the securities after the securities are issued as part of their business as a broker-dealer. Those subsidiaries may use this prospectus and the related pricing supplement and any relevant product supplement in those transactions. Any sale by a subsidiary will be made at the prevailing market price at the time of sale. Wachovia Capital Markets, LLC and Wachovia Securities, LLC, another of our subsidiaries, each conduct business under the name “Wachovia Securities”. Any reference in this prospectus to “Wachovia Securities” means Wachovia Capital Markets, LLC, unless otherwise mentioned or unless the context requires otherwise.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Wachovia”, “we”, “us”, “our” or similar references mean Wachovia Corporation and its subsidiaries.

Selling Restrictions Outside the United States

The distribution of this prospectus and the offering of the securities in certain other jurisdictions may also be restricted by law. This prospectus does not constitute an offer of, or an invitation on Wachovia’s behalf or on behalf of any underwriters, dealers or agents to subscribe to or purchase, any of the securities. This prospectus may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. Please refer to the section entitled “Plan of Distribution”.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. In addition, our SEC filings are available to the public at the SEC’s web site at http://www.sec.gov. You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York.

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any documents we file with the SEC after the date of this prospectus under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and before the date that the offering of securities by means of this prospectus is completed (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Annual Report on Form 10-K for the year ended December 31, 2006 (File No. 001-10000); and

•	Current Reports on Form 8-K dated January 23, 2007, February 13, 2007, February 15, 2007 and February 21, 2007 (File No. 001-10000).

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

Corporate Relations

Wachovia Corporation

One Wachovia Center

301 South College Street

Charlotte, North Carolina 28288-0206

(704) 374-6782

FORWARD-LOOKING STATEMENTS

This prospectus and applicable pricing supplements and any product supplements contain or incorporate statements that are “forward-looking statements” within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking language such as “will likely result”, “may”, “are expected to”, “is anticipated”, “estimate”, “projected”, “intends to”, or other similar words. Our actual results, performance or achievements could be significantly different from the results expressed in or implied by these forward-looking statements. These statements are subject to certain risks and uncertainties, including but not limited to certain risks described in this prospectus, applicable pricing supplements or the documents incorporated by reference. When considering these forward-looking statements, you should keep in mind these risks, uncertainties and other cautionary statements made in this prospectus and the pricing supplements. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. You should refer to our periodic and current reports filed with the SEC for specific risks that could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. See “Where You Can Find More Information” above.

SUMMARY INFORMATION

This summary includes information that highlight selected information from this prospectus or incorporated by reference into this prospectus as described under “Where You Can Find More Information”. This prospectus does not contain all of the information that you should consider before investing in the securities. You should carefully read this prospectus together with the information incorporated by reference into this prospectus, the applicable pricing supplement and any accompanying product supplement to fully understand the terms of any particular securities being offered to you and the tax and other considerations that are important to you in making a decision about whether to invest in the securities. You should carefully review the section “Risk Factors” in this prospectus and the applicable pricing supplement and any accompanying product supplement, which highlights certain risks associated with an investment in the securities, to determine whether an investment in the securities is appropriate for you.

Wachovia Corporation

Wachovia Corporation is a registered financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended. Wachovia and its full-service banking subsidiaries provide a broad range of commercial and retail banking services, and other financial services including mortgage banking, home equity lending, leasing, investment banking, insurance and securities brokerage services.

The Securities We Are Offering

We may offer from time to time notes and warrants.

When we use the term “securities” in this prospectus, we mean notes and warrants, unless we say otherwise. This prospectus describes the general terms that may apply to the securities. The specific terms of any particular securities we may offer will be described in a pricing supplement and, in some cases, a product supplement to this prospectus. We refer to pricing supplements and any accompanying product supplement in this prospectus as the “applicable supplements”.

Notes

Our notes may be senior or subordinated in right of payment. For any particular notes we offer, the applicable supplements will describe:

•	the specific designation,

•	the aggregate principal or face amount and the purchase price,

•	the stated maturity, which will be nine months or longer,

•	the rate and manner for calculating and the payment dates for interest, if any,

•	whether the notes are senior or subordinated in right of payment,

•	the amount or manner of calculating the amount payable at maturity and whether that amount may be paid by delivering cash, securities or other property,

•	the redemption terms (if any),

•	the terms on which the notes may be exercisable or exchangeable for the securities of any issuer other than Wachovia, if any, and

•	any other applicable terms.

Warrants

We may offer two types of warrants which, unless otherwise required by context in this prospectus, shall be referred to collectively as “warrants”:

•	warrants to purchase our debt securities, which debt securities may include the notes, on terms to be determined; and

•	warrants to purchase or sell, or whose cash value is determined by reference to the performance, price, level or value of, one or more of the following, on terms to be determined:

•	securities of one or more issuers, including our common stock or other equity securities, or debt or equity securities of a third party,

•	one or more currencies,

•	one or more commodities,

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, and

•	one or more indices or baskets of the items described above.

We refer to these two types of warrants as “debt warrants” and “universal warrants”.

For any particular warrants we offer, the applicable supplements will describe the underlying property, the expiration date, the exercise price or manner of determining the exercise price, the amount and kind (or the manner of determining the amount and kind) of property to be delivered by you or us upon exercise, and any other specific terms. We may issue the warrants under our warrant indenture or under warrant agreements between us and one or more warrant agents.

Form of Securities

We will issue the notes and, unless otherwise stated in the applicable supplements, the warrants in book-entry form through one or more depositaries, such as the Depository Trust Company, Euroclear or

Clearstream, as named in the applicable supplements. Each sale of a security in book-entry form will settle in immediately available funds through the depositary, unless otherwise stated in the applicable supplements. We will issue securities only in registered form unless the applicable supplements state otherwise.

Payment Currencies

Amounts payable in respect of the securities, including the purchase price, will be payable in U.S. dollars unless the applicable supplements state otherwise.

Listing

If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable supplements will say so.

Use of Proceeds

We intend to use the proceeds of the offerings of securities for general corporate purposes.

RISK FACTORS

Our Credit Ratings May Not Reflect All Risks of An Investment in the Securities

The credit ratings of our medium-term note program may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, your notes. The warrants are contractual obligations of Wachovia Corporation and will rank equally with our other unsecured and unsubordinated debt and contractual obligations. In addition, real or anticipated changes in our credit ratings will generally effect any trading market for, or trading value of, your notes and your warrants.

Risks Relating to Indexed Securities

We use the term “indexed securities” to mean securities whose value is linked to an underlying property or index. Indexed securities may present a high level of risk, and those who invest in indexed securities may lose their entire investment. In addition, the treatment of indexed securities for U.S. federal income tax purposes is often unclear due to the absence of any authority specifically addressing the issues presented by any particular indexed security. Thus, if you propose to invest in indexed securities, you should independently evaluate the federal income tax consequences of purchasing an indexed security that apply in your particular circumstances. You should also read “United States Taxation” for a discussion of U.S. tax matters.

Investors in Indexed Securities Could Lose Their Investment

The amount of principal and/or interest payable on an indexed note, the cash value or physical settlement value of a physically settled note and the cash value or physical settlement value of an indexed warrant will be determined by reference to the performance, price, level or value of one or more securities, currencies, commodities or other properties, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, and/or one or more indices or baskets of any of these items. We refer to each of these as an “index”. The direction and magnitude of the change in the price, value or level of the relevant index will determine the amount of principal and/or interest payable on an indexed note, the cash value or physical settlement value of a physically settled note and the cash value or physical settlement value of an indexed warrant. The terms of a particular indexed note may or may not include a guaranteed return of a percentage of the face amount at maturity or a minimum interest rate. An indexed warrant generally will not provide for any guaranteed minimum settlement value and may expire worthless. Thus, if you purchase an indexed security, you may lose all or a portion of the principal or other amount you invest and may receive no return on your investment.

The Issuer of a Security or Currency That Serves as an Index Could Take Actions That May Adversely Affect an Indexed Security

The issuer of a security that serves as an index or part of an index for an indexed security will have no involvement in the offer and sale of the indexed security and no obligations to the holder of the indexed security. The issuer may take actions, such as a merger or sale of assets, without regard to the interests of the holder. Any of these actions could adversely affect the value of a security indexed to that security or to an index of which that security is a component.

If the index for an indexed security includes a non-U.S. dollar currency or other asset denominated in a non-U.S. dollar currency, the government that issues that currency will also have no involvement in the offer and sale of the indexed security and no obligations to the holder of the indexed security. That government may take actions that could adversely affect the value of the security. See “—Risks Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency” below for more information about these kinds of government actions.

An Indexed Security May Be Linked to a Volatile Index, Which Could Hurt Your Investment

Some indices are highly volatile, which means that their value may change significantly, up or down, over a short period of time. The amount of principal or interest that can be expected to become payable on an indexed security or the expected settlement value of an indexed warrant may vary substantially from time to time. Because the amounts payable with respect to an indexed security are generally calculated based on the value or level of the relevant index on a specified date or over a limited period of time, volatility in the index increases the risk that the return on the indexed security may be adversely affected by a fluctuation in the level of the relevant index.

The volatility of an index may be affected by political or economic events, including governmental actions, or by the activities of participants in the relevant markets. Any of these events or activities could adversely affect the value of an indexed security.

An Index to Which a Security Is Linked Could Be Changed or Become Unavailable

Some indices compiled by us or our affiliates or third parties may consist of or refer to several or many different securities, commodities or currencies or other instruments or measures. The compiler of such an index typically reserves the right to alter the composition of the index and the manner in which the value or level of the index is calculated. An alteration may result in a decrease in the value of or return on an indexed security that is linked to the index. The indices for our indexed securities may include published indices of this kind or customized indices developed by us or our affiliates in connection with particular issues of indexed securities.

A published index may become unavailable, or a customized index may become impossible to calculate in the normal manner, due to events such as war, natural disasters, cessation of publication of the index or a suspension or disruption of trading in one or more securities, commodities or currencies or other instruments or measures on which the index is based. If an index becomes unavailable or impossible to calculate in the normal manner, the terms of a particular indexed security may allow us to delay determining the amount payable as principal or interest on an indexed note or the settlement value of an indexed warrant, or we may use an alternative method to determine the value of the unavailable index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant index. However, it is unlikely that any alternative method of valuation we use will produce a value identical to the value that the actual index would produce. If we use an alternative method of valuation for a security linked to an index of this kind, the value of the security, or the rate of return on it, may be lower than it otherwise would be.

Some indexed securities are linked to indices that are not commonly used or that have been developed only recently. The lack of a trading history may make it difficult to anticipate the volatility or other risks associated with an indexed security of this kind. In addition, trading in these indices or their underlying stocks, commodities or currencies or other instruments or measures, or options or futures contracts on these stocks, commodities or currencies or other instruments or measures, may be limited, which could increase their volatility and decrease the value of the related indexed securities or the rates of return on them.

We May Engage in Hedging Activities that Could Adversely Affect an Indexed Security

In order to hedge an exposure on a particular indexed security, we may, directly or through our affiliates, enter into transactions involving the securities, commodities or currencies or other instruments or measures that underlie the index for that security, or derivative instruments, such as swaps, options or futures, on the index or any of its component items. By engaging in transactions of this kind, we could adversely affect the value of an indexed security. It is possible that we could achieve substantial returns from our hedging transactions while the value of the indexed security may decline.

Information About Indices May Not Be Indicative of Future Performance

If we issue an indexed security, we may include historical information about the relevant index in the applicable supplements. Any information about indices that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in the relevant index that may occur in the future.

We May Have Conflicts of Interest Regarding an Indexed Security

Wachovia Securities and our other affiliates may have conflicts of interest with respect to some indexed securities. Wachovia Securities and our other affiliates may engage in trading, including trading for hedging purposes, for their proprietary accounts or for other accounts under their management, in indexed securities and in the securities, commodities or currencies or other instruments or measures on which the index is based or in other derivative instruments related to the index or its component items. These trading activities could adversely affect the value of indexed securities. We and our affiliates may also issue or underwrite securities or derivative instruments that are linked to the same index as one or more indexed securities. By introducing competing products into the marketplace in this manner, we could adversely affect the value of an indexed security.

Wachovia Bank, National Association, Wachovia Securities or another of our affiliates may serve as calculation agent for the indexed securities and may have considerable discretion in calculating the amounts payable in respect of the securities. To the extent that Wachovia Bank, National Association, Wachovia Securities or another of our affiliates calculates or compiles a particular index, it may also have considerable discretion in performing the calculation or compilation of the index. Exercising discretion in this manner could adversely affect the value of an indexed security based on the index or the rate of return on the security.

Risks Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency

If you intend to invest in a non-U.S. dollar security — e.g., a security whose principal and/or interest is payable in a currency other than U.S. dollars or that may be settled by delivery of or reference to a non-U.S. dollar currency or property denominated in or otherwise linked to a non-U.S. dollar currency — you should consult your own financial and legal advisors as to the currency risks entailed by your investment. Securities of this kind may not be an appropriate investment for investors who are unsophisticated with respect to non-U.S. dollar currency transactions.

An Investment in a Non-U.S. Dollar Security Involves Currency-Related Risks

An investment in a non-U.S. dollar security entails significant risks that are not associated with a similar investment in a security that is payable solely in U.S. dollars and where settlement value is not otherwise based on a non-U.S. dollar currency. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the various non-U.S. dollar currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls or other conditions by either the United States or non-U.S. governments. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

Changes in Currency Exchange Rates Can Be Volatile and Unpredictable

Rates of exchange between the U.S. dollar and many other currencies have been highly volatile, and this volatility may continue and perhaps spread to other currencies in the future. Fluctuations in currency exchange rates could adversely affect an investment in a security denominated in, or whose value is otherwise linked to, a specified currency other than U.S. dollars. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the security, including the principal payable at maturity or settlement value payable upon exercise. That in turn could cause the market value of the security to fall. Depreciation of the specified currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.

Government Policy Can Adversely Affect Currency Exchange Rates and an Investment in a Non-U.S. Dollar Security

Currency exchange rates can either float or be fixed by sovereign governments. From time to time, governments use a variety of techniques, such as intervention by a country’s central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing non-U.S. dollar securities is that their yields or payouts could be significantly and unpredictably affected by governmental actions. Even in the absence of governmental action directly affecting currency exchange rates, political or economic developments in the country issuing the specified currency for a non-U.S. dollar security or elsewhere could lead to significant and sudden changes in the exchange rate between the U.S. dollar and the specified currency. These changes could affect the value of the security as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to these developments.

Governments have imposed from time to time and may in the future impose exchange controls or other conditions, including taxes, with respect to the exchange or transfer of a specified currency that could affect exchange rates as well as the availability of a specified currency for a security at its maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

Non-U.S. Dollar Securities May Permit Us to Make Payments in U.S. Dollars or Delay Payment If We Are Unable to Obtain the Specified Currency

Securities payable in a currency other than U.S. dollars may provide that, if the other currency is subject to convertibility, transferability, market disruption or other conditions affecting its availability at or about the time when a payment on the securities comes due because of circumstances beyond our control, we will be entitled to make the payment in U.S. dollars or delay making the payment. These circumstances could include the imposition of exchange controls or our inability to obtain the other currency because of a disruption in the currency markets. If we made payment in U.S. dollars, the exchange rate we would use would be determined in the manner described below under “Description of Notes We May Offer” or “Description of the Warrants We May Offer” under the subheading “— Payment Mechanics — How We Will Make Payments Due in Other Currencies — When the Specified Currency Is Not Available”. A determination of this kind may be based on limited information and would involve significant discretion on the part of our foreign exchange agent. As a result, the value of the payment in U.S. dollars an investor would receive on the payment date may be less than the value of the payment the investor would have received in the other currency if it had been available, or may be zero. In addition, a government may impose extraordinary taxes on transfers of a currency. If that happens we will be entitled to deduct these taxes from any payment on Securities payable in that currency.

We Will Not Adjust Non-U.S. Dollar Securities to Compensate for Changes in Currency Exchange Rates

Except as described above, we will not make any adjustment or change in the terms of a non-U.S. dollar security in the event of any change in exchange rates for the relevant currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency, the U.S. dollar or any other currency. Consequently, investors in non-U.S. dollar Securities will bear the risk that their investment may be adversely affected by these types of events.

In a Lawsuit for Payment on a Non-U.S. Dollar Security, an Investor May Bear Currency Exchange Risk

Our notes and warrants will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a security denominated in a currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a security denominated in a currency other than U.S. dollars, investors would bear currency exchange risk until judgment is entered, which could be a long time.

In courts outside of New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-U.S. dollar security in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

Information About Exchange Rates May Not Be Indicative of Future Performance

If we issue a non-U.S. dollar security, we may include in the applicable supplements a currency supplement that provides information about historical exchange rates for the relevant non-U.S. dollar currency or currencies. Any information about exchange rates that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future. That rate will likely differ from the exchange rate used under the terms that apply to a particular security.

WACHOVIA CORPORATION

Wachovia was incorporated under the laws of North Carolina in 1967 and is registered as a financial holding company and a bank holding company under the Bank Holding Company Act. Prior to our merger in September 2001 with the former Wachovia Corporation, Wachovia’s name was “First Union Corporation”. Wachovia provides a wide range of commercial and retail banking and trust services through full-service banking offices in Alabama, California, Connecticut, Delaware, Florida, Georgia, Maryland, New Jersey, New York, North Carolina, Pennsylvania, South Carolina, Tennessee, Texas, Virginia and Washington, D.C. Wachovia also provides various other financial services, including asset and wealth management, mortgage banking, credit card, investment banking, investment advisory, home equity lending, asset-based lending, leasing, insurance, international and securities brokerage services through its subsidiaries.

Wachovia’s principal executive offices are located at One Wachovia Center, Charlotte, North Carolina 28288-0013, and our telephone number is (704) 374-6565.

Since the 1985 Supreme Court decision upholding regional interstate banking legislation, Wachovia has concentrated its efforts on building a large, diversified financial services organization, primarily doing business in the eastern region of the United States. Since November 1985, Wachovia has completed over 100 banking-related acquisitions.

Wachovia continually evaluates its operations and organizational structures to ensure they are closely aligned with its goal of maximizing performance in core business lines. When consistent with overall business strategy, Wachovia may consider the disposition of certain assets, branches, subsidiaries or lines of business. While acquisitions are no longer a primary business activity, Wachovia continues to explore routinely acquisition opportunities, particularly in areas that would complement core business lines, and frequently conducts due diligence activities in connection with possible acquisitions. As a result, acquisition discussions and, in some cases, negotiations frequently take place and future acquisitions involving cash, debt or equity securities can be expected.

Wachovia is a separate and distinct legal entity from its banking and other subsidiaries. Dividends received from our subsidiaries are our principal source of funds to pay dividends on our common and preferred stock and debt service on our debt. Various federal and state statutes and regulations limit the amount of dividends that our banking and other subsidiaries may pay to us without regulatory approval.

USE OF PROCEEDS

Wachovia currently intends to use the net proceeds from the sale of any security for general corporate purposes, which may include:

•	reducing debt;

•	investments at the holding company level;

•	investing in, or extending credit to, our operating subsidiaries;

•	acquisitions;

•	stock repurchases; and

•	other purposes as mentioned in any pricing supplement.

Pending such use, we may temporarily invest the net proceeds. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds. Except as mentioned in any pricing supplement, specific allocations of the proceeds to such purposes will not have been made at the date of that pricing supplement.

Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings of a character and amount that we determine as the need arises.

CONSOLIDATED EARNINGS RATIOS

The following table provides Wachovia’s consolidated ratios of earnings to fixed charges and preferred stock dividends:

	Years Ended December 31,
	2006	2005	2004	2003	2002
Consolidated Ratios of Earnings to Fixed Charges and Preferred Stock Dividends
Excluding interest on deposits	2.40x	2.90	3.83	3.63	2.91
Including interest on deposits	1.66x	1.92	2.37	2.30	1.79

For purposes of computing these ratios

•	earnings represent income from continuing operations before extraordinary items and cumulative effect of a change in accounting principles, plus income taxes and fixed charges (excluding capitalized interest);

•	fixed charges, excluding interest on deposits, represent interest (including capitalized interest), one-third of rents and all amortization of debt issuance costs; and

•	fixed charges, including interest on deposits, represent all interest (including capitalized interest), one-third of rents and all amortization of debt issuance costs.

One-third of rents is used because it is the proportion deemed representative of the interest factor.

REGULATORY CONSIDERATIONS

As a financial holding company and a bank holding company under the Bank Holding Company Act, the Federal Reserve Board regulates, supervises and examines Wachovia. For a discussion of the material elements of the regulatory framework applicable to financial holding companies, bank holding companies and their subsidiaries and specific information relevant to Wachovia, please refer to Wachovia’s annual report on Form 10-K for the fiscal year ended December 31, 2006, and any subsequent reports we file with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of security holders. As a result of this regulatory framework, Wachovia’s earnings are affected by actions of the Federal Reserve Board, the Office of Comptroller of the Currency, that regulates our banking subsidiaries, the Federal Deposit Insurance Corporation, that insures the deposits of our banking subsidiaries within certain limits, and the SEC, that regulates the activities of certain subsidiaries engaged in the securities business.

Wachovia’s earnings are also affected by general economic conditions, our management policies and legislative action.

In addition, there are numerous governmental requirements and regulations that affect our business activities. A change in applicable statutes, regulations or regulatory policy may have a material effect on Wachovia’s business.

Depository institutions, like Wachovia’s bank subsidiaries, are also affected by various federal laws, including those relating to consumer protection and similar matters. Wachovia also has other financial services subsidiaries regulated, supervised and examined by the Federal Reserve Board, as well as other relevant state and federal regulatory agencies and self-regulatory organizations. Wachovia’s non-bank subsidiaries may be subject to other laws and regulations of the federal government or the various states in which they are authorized to do business.

DESCRIPTION OF THE NOTES WE MAY OFFER

The following information outlines some of the provisions of the indentures and the notes. This information may not be complete in all respects, and is qualified entirely by reference to the indenture under which the notes are issued. These indentures are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. This information relates to certain terms and conditions that generally apply to the notes. The specific terms of any series of notes will be described in the applicable supplements. As you read this section, please remember that the specific terms of your note as described in the applicable supplements will supplement and, if applicable, may modify or replace the general terms described in this section. If the applicable supplements are inconsistent with this prospectus, the supplements will control with regard to your note. Thus, the statements we make in this section may not apply to your note.

General

Senior notes will be issued under an indenture, dated as of April 1, 1983, as amended and supplemented, between Wachovia and The Bank of New York (as successor in interest to JPMorgan Chase Bank, National Association), as trustee. Subordinated notes will be issued under an indenture, dated as of March 15, 1986, as amended and supplemented, between Wachovia and The Bank of New York (as successor in interest to J.P. Morgan Trust Company, National Association), as trustee. Each of the senior and the subordinated notes constitutes a single series of debt securities of Wachovia issued under the senior and the subordinated indenture, respectively. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previously issued series of debt securities and issue additional debt securities of that series. The term “debt securities,” as used in this prospectus, refers to all debt securities, including the notes, issued and issuable from time to time under the relevant indenture. The indentures are subject to, and governed by, the Trust Indenture Act of 1939, as amended. These indentures are more fully described below in this section. Whenever we refer to specific provisions or defined terms in one or both of the indentures, those provisions or defined terms are incorporated in this prospectus by reference. Section references used in this discussion are references to the relevant indenture. Capitalized terms which are not otherwise defined shall have the meaning given to them in the relevant indenture.

The notes will be Wachovia’s direct, unsecured obligations. The notes will not be deposits or other bank obligations and will not be FDIC insured.

The notes are being offered on a continuous basis by Wachovia through one or more underwriters, as described under “Plan of Distribution”. The indentures do not limit the aggregate principal amount of senior or subordinated notes that we may issue. We may, from time to time, without the consent of the holders of the notes, provide for the issuance of notes or other debt securities under the indentures. Each note issued under this prospectus will mature nine months or more from its date of issue, as selected by the purchaser and agreed to by Wachovia and may be subject to redemption or repayment before its stated maturity. Notes may be issued at significant discounts from their principal amount due on the stated maturity (or on any prior date on which the principal or an installment of principal of a note becomes due and payable, whether by the declaration of acceleration, call for redemption at the option of Wachovia, repayment at the option of the holder or otherwise), and some notes may not bear interest. Wachovia may from time to time, without the consent of the existing holders of the relevant notes, create and issue further notes having the same terms and conditions as such notes in all respects, except for the issue date, issue price and, if applicable, the first payment of interest thereon. Additional notes issued in this manner will be consolidated with, and will form a single series with, the previously outstanding notes.

Unless we specify otherwise in the applicable supplements, currency amounts in this prospectus are expressed in United States dollars. Unless we specify otherwise in any note and the applicable supplements, the notes will be denominated in U.S. dollars and payments of principal, premium, if any, and any interest on the notes will be made in U.S. dollars. If any note is to be denominated other than exclusively in U.S. dollars, or if the principal of, premium, if any, or any interest on the note is to be paid in one or more currencies (or currency units or in amounts determined by reference to an index or indices) other than that in which that note is denominated, additional information (including authorized denominations and related exchange rate information) will be provided in the relevant pricing supplement. Unless we specify otherwise in any pricing supplement, notes denominated in U.S. dollars will be issued in denominations of $1,000 or any integral multiple of $1,000.

Interest rates that we offer on the notes may differ depending upon, among other factors, the aggregate principal amount of notes purchased in any single transaction. Notes with different variable terms other than interest rates may also be offered concurrently to different investors. We may change interest rates or formulas and other terms of notes from time to time, but no change of terms will affect any note we have previously issued or as to which we have accepted an offer to purchase.

Each note will be issued as a book-entry note in fully registered form without coupons. Each note issued in book-entry form will be represented by a global note that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable pricing supplement, The Depository Trust Company, New York, New York, will be the depositary for all notes in global form. Except as discussed below under “—Global Notes”, owners of beneficial interests in book-entry notes will not be entitled to physical delivery of notes in certificated form. We will make payments of principal of, and premium, if any, and interest, if any, on the notes through the applicable trustee to the depositary for the notes. See “—Global Notes”.

The indentures do not limit the aggregate principal amount of debt securities or of any particular series of debt securities which may be issued under the indentures and provide that these debt securities may be issued at various times in one or more series, in each case with the same or various maturities, at par or at a discount. (Section 301) The indentures provide that there may be more than one trustee under the indentures with respect to different series of debt securities. At December 31, 2006, $25.1 billion aggregate principal amount of senior debt securities was outstanding under the senior indenture. The senior trustee is trustee for such series. At December 31, 2006, $113.5 billion aggregate principal amount of subordinated debt securities was outstanding under the subordinated indenture. The subordinated trustee is trustee for such series.

The indentures do not limit the amount of other debt that Wachovia may issue and do not contain financial or similar restrictive covenants. At December 31, 2006, Wachovia had an aggregate of $37.0 billion of short-term senior indebtedness outstanding which consisted primarily of commercial paper and other borrowed money. Wachovia expects from time to time to incur additional senior indebtedness and Other Financial Obligations (as defined below). The indentures do not prohibit or limit additional senior indebtedness or Other Financial Obligations.

Because Wachovia is a holding company and a legal entity separate and distinct from its subsidiaries, Wachovia’s rights to participate in any distribution of assets of any subsidiary upon its liquidation, reorganization or otherwise, and the ability of the holders of notes to benefit indirectly from such distribution, would be subject to prior creditors’ claims, except to the extent that Wachovia itself may be a creditor of that subsidiary with recognized claims. Claims on Wachovia’s subsidiary banks by creditors other than Wachovia include long-term debt and substantial obligations with respect to deposit liabilities and federal funds purchased, securities sold under repurchase agreements, other short-term borrowings and various other financial obligations. The indentures do not contain any covenants designed to afford holders of notes protection in the event of a highly leveraged transaction involving Wachovia. Accordingly, Wachovia’s obligations under the notes will be effectively subordinated to all existing and future indebtedness and liabilities of Wachovia’s subsidiaries, including liabilities under bank products issued by Wachovia’s banking subsidiaries, and an investor in notes should look only to Wachovia’s assets for payment thereunder.

Legal Ownership

Street Name and Other Indirect Holders

Investors who hold their notes in accounts at banks or brokers will generally not be recognized by us as legal holders of notes. This is called holding in street name. Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its notes. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the notes, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold your notes in street name, you should check with your own institution to find out:

•	how it handles note payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if it were ever required;

•	whether and how you can instruct it to send you notes registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the notes if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, under the notes run only to persons who are registered as holders of notes. As noted above, we do not have obligations to you if you hold in street name or other indirect means, either because you choose to hold your notes in that manner or because the notes are issued in the form of global securities as described below. For example, once we make payment to the registered holder we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

Global Notes

A global note is a special type of indirectly held security, as described above under “—Street Name and Other Indirect Holders”. If we choose to issue notes in the form of global notes, the ultimate beneficial owners of global notes can only be indirect holders. We require that the global note be registered in the name of a financial institution we select.

We also require that the notes included in the global note not be transferred to the name of any other direct holder except in the special circumstances described in the section “Global Securities”. The financial institution that acts as the sole direct holder of the global note is called the depositary. Any person wishing to own a global note must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The applicable supplements indicate whether your series of notes will be issued only in the form of global notes.

Further details of legal ownership are discussed in the section “Global Securities” below.

In the remainder of this description “you” or “holder” means direct holders and not street name or other indirect holders of notes. Indirect holders should read the previous subsection titled “—Street Name and Other Indirect Holders”.

Types of Notes

We may issue the four types of notes described below. A note may have elements of each of the four types of notes described below. For example, a note may bear interest at a fixed rate for some periods and at a floating rate in others. Similarly, a note may provide for a payment of principal at maturity linked to an index and bear interest at a fixed or floating rate:

•	Fixed Rate Notes. A note of this type will bear interest at a fixed rate described in the applicable pricing supplement. This type includes zero-coupon notes, which bear no interest and are instead issued at a price lower than the principal amount.

•	Floating Rate Notes. A note of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. The various interest rate formulas and these other features are described below in “—Interest Rates—Floating Rate Notes”. If your note is a floating rate note, the formula and any adjustments that apply to the interest rate will be specified in the applicable supplements.

•	Indexed Notes. A note of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:

•	one or more securities;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any event or circumstance; and/or

•	one or more indices or baskets of any of these items.

If you are a holder of an indexed note, you may receive a principal amount at maturity that is greater than or less than the face amount of your note depending upon the formula used to determine the amount payable and the value of the applicable property or index at maturity. That value may fluctuate over time. If you purchase an indexed note the applicable supplements will include information about the relevant property or index and about how amounts that are to become payable will be determined by reference to that property or index. Before you purchase any indexed note, you should read carefully the section entitled “Risk Factors—Risks Relating to Indexed Securities” above and the discussion of risks in the applicable supplements.

•	Exchangeable Notes. We may issue notes, which we refer to as “exchangeable notes,” that are exchangeable, at our option or the option of the holder, into securities of an issuer other than Wachovia or into other property. The exchangeable notes may or may not bear interest or be issued with original issue discount or at a premium. The general terms of the exchangeable notes are described below.

Optionally Exchangeable Notes.    The holder of an optionally exchangeable note may, during a period, or at specific times, exchange the note for the underlying property at a specified rate of exchange. If specified in the applicable supplements, we will have the option to redeem the optionally exchangeable note prior to maturity. If the holder of an optionally exchangeable note does not elect to exchange the note prior to maturity or any redemption date, the holder will receive the principal amount of the note plus any accrued interest at maturity or upon redemption.

Mandatorily Exchangeable Notes.    At maturity, the holder of a mandatorily exchangeable note must exchange the note for the underlying property at a specified rate of exchange, and, therefore, depending upon the value of the underlying property at maturity, the holder of a mandatorily exchangeable note may receive less than the principal amount of the note at maturity. If so indicated in the applicable supplements, the specified rate at which a mandatorily exchangeable note may be exchanged may vary depending on the value of the underlying property so that, upon exchange, the holder participates in a percentage, which may be less than, equal to, or greater than 100% of the change in value of the underlying property. Mandatorily exchangeable notes may include notes where we have the right, but not the obligation, to require holders of notes to exchange their notes for the underlying property.

Payments upon Exchange.    The applicable supplements will specify if upon exchange, at maturity or otherwise, the holder of an exchangeable note may receive, at the specified exchange rate, either the underlying property or the cash value of the underlying property. The underlying property may be the securities of either U.S. or foreign entities or both. The exchangeable notes may or may not provide for protection against fluctuations in the exchange rate between the currency in which that note is denominated and the currency or currencies in which the market prices of the underlying security or securities are quoted. Exchangeable notes may have other terms, which will be specified in the applicable supplements.

Special Requirements for Exchange of Global Securities.    If an optionally exchangeable note is represented by a global security, the depositary’s nominee will be the holder of that note and therefore will be the only entity that can exercise a right to exchange. In order to ensure that the depositary’s nominee will timely exercise a right to exchange a particular note or any portion of a particular note, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in that note to notify the depositary of its desire to exercise a right to exchange. Different firms have different deadlines for accepting instructions from their customers. Each beneficial owner should consult the broker or other participant through which it holds an interest in a note in order to ascertain the deadline for ensuring that timely notice will be delivered to the depositary.

Payments upon Acceleration of Maturity or upon Tax Redemption.    If the principal amount payable at maturity of any exchangeable note is declared due and payable prior to maturity, the amount payable on:

•	an optionally exchangeable note will equal the face amount of the note plus accrued interest, if any, to but excluding the date of payment, except that if a holder has exchanged an optionally exchangeable note prior to the date of declaration or tax redemption without having received the amount due upon exchange, the amount payable will be an amount of cash equal to the amount due upon exchange and will not include any accrued but unpaid interest; and

•	a mandatorily exchangeable note will equal an amount determined as if the date of declaration or tax redemption were the maturity date plus accrued interest, if any, to but excluding the date of payment.

Original Issue Discount Notes

A fixed rate note, a floating rate note or an indexed note may be an original issue discount note. A note of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount note may be a zero coupon note. A note issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount note, regardless of the amount payable upon redemption or acceleration of maturity. See “United States Taxation” below for a brief description of the U.S. federal income tax consequences of owning an original issue discount note.

Information in the Supplements

The applicable supplements will describe one or more of the following terms of your note:

•	whether it is a senior note or a subordinated note;

•	any limit on the total principal amount of the notes of the same series or class;

•	the stated maturity;

•	the specified currency or currencies for principal and interest, if not U.S. dollars;

•	the price at which we originally issue your note, expressed as a percentage of the principal amount, and the original issue date;

•	whether your note is a fixed rate note, a floating rate note, an indexed note or an exchangeable note;

•	if your note is a fixed rate note, the yearly rate at which your note will bear interest, if any, and the interest payment dates;

•	if your note is a floating rate note, the interest rate basis, which may be one of the nine interest rate bases described in “— Interest Rates — Floating Rate Notes” below; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; and the interest reset, determination, calculation and payment dates, the day count used to calculate interest payments for any period; and the calculation agent, all of which we describe under “ —Interest Rates — Floating Rate Notes” below;

•	if your note is an indexed note, the principal amount, if any, we will pay you at maturity, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, and whether your note will be exchangeable for or payable in cash, securities of an issuer other than Wachovia or other property;

•	if your note is an exchangeable note, the securities or property for which the notes may be exchanged, whether the notes are exchangeable at your option or at Wachovia’s option, and the other items described in “— Exchangeable Notes” above;

•	if your note is an original issue discount note, the yield to maturity;

•	if applicable, the circumstances under which your note may be redeemed at our option before the stated maturity, including any redemption commencement date, redemption price(s) and redemption period(s);

•	if applicable, the circumstances under which you may demand repayment of your note before the stated maturity, including any repayment commencement date, repayment price(s) and repayment period(s);

•	the authorized denominations, if other than $1,000 and integral multiples of $1,000;

•	any special United States federal income tax consequences of the purchase, ownership or disposition of a particular issuance of notes;

•	the use of proceeds, if materially different than those discussed in this prospectus; and

•	any other terms of your note, which could be different from those described in this prospectus.

•	Market-Making Transactions. lf you purchase your note in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which Wachovia Securities or another of our affiliates resells a note that it has previously acquired from another holder. A market-making transaction in a particular note occurs after the original issuance and sale of the note.

Redemption at the Option of Wachovia; No Sinking Fund

If an initial redemption date is specified in the applicable pricing supplement, we may redeem the particular notes prior to their stated maturity date at our option on any date on or after that initial redemption date in whole or from time to time in part in increments of $1,000 or any other integral multiple of an authorized denomination specified in the applicable pricing supplement (provided that any remaining principal amount thereof shall be at least $1,000 or other minimum authorized denomination applicable thereto), at the applicable redemption price (as defined below), together with unpaid interest accrued thereon to the date of redemption. We must give written notice to registered holders of the particular notes to be redeemed at our option not more than 60 nor less than 30 calendar days prior to the date of redemption. “Redemption price”, with respect to a note, means an amount equal to the initial redemption percentage specified in the applicable supplement (as adjusted by the annual redemption percentage reduction, if applicable) multiplied by the unpaid principal amount thereof to be redeemed. The initial redemption percentage, if any, applicable to a note shall decline at each anniversary of the initial redemption date by an amount equal to the applicable annual redemption percentage reduction, if any, until the redemption price is equal to 100% of the unpaid principal amount thereof to be redeemed.

The notes will not be subject to, or entitled to the benefit of, any sinking fund.

Repayment at the Option of the Holder

If one or more optional repayment dates are specified in the applicable pricing supplement, registered holders of the particular notes may require us to repay those notes prior to their stated maturity date on any optional repayment date in whole or from time to time in part in increments of $1,000 or any other integral multiple of an authorized denomination specified in the applicable pricing supplement (provided that any remaining principal amount thereof shall be at least $1,000 or other minimum authorized denomination applicable thereto), at a repayment price equal to 100% of the unpaid principal amount thereof to be repaid, together with unpaid interest accrued thereon to the date of repayment. A registered holder’s exercise of the repayment option will be irrevocable.

For any note to be repaid, the applicable trustee must receive, at its corporate trust office in the Borough of Manhattan, The City of New York, not more than 60 nor less than 30 calendar days prior to the date of repayment, the particular notes to be repaid and, in the case of a book-entry note, repayment instructions from the applicable beneficial owner (as defined below) to the depositary and forwarded by the depositary.

Only the depositary may exercise the repayment option in respect of global notes representing book-entry notes. Accordingly, beneficial owners of global notes that desire to have all or any portion of the book-entry notes represented thereby repaid must instruct the participant (as defined below) through which they own their interest to direct the depositary to exercise the repayment option on their behalf by forwarding the repayment instructions to the applicable trustee as aforesaid. In order to ensure that these instructions are received by the applicable trustee on a particular day, the applicable beneficial owner must so instruct the participant through which it owns its interest before that participant’s deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, beneficial owners should consult their participants for the respective deadlines. All instructions given to participants from beneficial owners of global notes relating to the option to elect repayment shall be irrevocable. In addition, at the time repayment instructions are given, each beneficial owner shall cause the participant through which it owns its interest to transfer the beneficial owner’s interest in the global note representing the related book-entry notes, on the depositary’s records, to the applicable trustee. See “—Global Notes.”

If applicable, we will comply with the requirements of Section 14(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder, and any other securities laws or regulations in connection with any repayment of notes at the option of the registered holders thereof.

We may at any time purchase notes at any price or prices in the open market or otherwise. Notes so purchased by us may, at our discretion, be held, resold or surrendered to the applicable trustee for cancellation.

Interest

Each interest-bearing note will bear interest from its date of issue at the rate per annum, in the case of a fixed rate note, or pursuant to the interest rate formula, in the case of a floating rate note, in each case as specified in the applicable pricing supplement, until the principal thereof is paid. We will make interest payments in respect of fixed rate notes and floating rate notes in an amount equal to the interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or from and including the date of issue, if no interest has been paid, to but excluding the applicable interest payment date or the maturity date, as the case may be (each, an “interest period”).

Interest on fixed rate notes and floating rate notes will be payable in arrears on each interest payment date and on the maturity date. The first payment of interest on any note originally issued between a regular record date and the related interest payment date will be made on the interest payment date immediately following the next succeeding record date to the registered holder on the next succeeding record date. The “regular record date” shall be the fifteenth calendar day, whether or not a “business day”, immediately preceding the related interest payment date. “Business Day” is defined below under “—Interest Rates—Special Rate Calculation Terms”. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

Interest Rates

This subsection describes the different kinds of interest rates that may apply to your note, if it bears interest.

Fixed Rate Notes

Your pricing supplement will specify the interest payment dates for a fixed rate note as well as the maturity date. Interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months or such other day count fraction set forth in the applicable supplement.

If any interest payment date or the maturity date of a fixed rate note falls on a day that is not a business day, we will make the required payment of principal, premium, if any, and/or interest on the next succeeding business day, and no additional interest will accrue in respect of the payment made on that next succeeding business day.

Floating Rate Notes

In this subsection, we use several specialized terms relating to the manner in which floating interest rates are calculated. These terms appear in bold, italicized type the first time they appear, and we define these terms in “—Special Rate Calculation Terms” at the end of this subsection.

The following will apply to floating rate notes.

Interest Rate Basis.    We currently expect to issue floating rate notes that bear interest at rates based on one or more of the following interest rate bases:

•	commercial paper rate;

•	prime rate;

•	LIBOR;

•	EURIBOR;

•	treasury rate;

•	CMT rate;

•	CD rate;

•	consumer price index (“CPI”) rate; and/or

•	federal funds rate.

We describe each of the interest rate bases in further detail below in this subsection. If you purchase a floating rate note, the applicable supplements will specify the interest rate basis that applies to your note.

Calculation of Interest.    Calculations relating to floating rate notes will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may include any affiliate of ours, such as Wachovia Securities or Wachovia Bank, National Association. If other than Wachovia Securities or Wachovia Bank, National Association, the applicable supplements for a particular floating rate note will name the institution that we have appointed to act as the calculation agent for that note as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the note without your consent and without notifying you of the change.

For each floating rate note, the calculation agent will determine, on no later than the corresponding interest calculation date or on the interest determination date, as described below, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period—i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate note by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in the applicable supplements.

Upon the request of the holder of any floating rate note, the calculation agent will provide for that note the interest rate then in effect—and, if determinable, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to a note will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to a floating rate note will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the interest rate basis that applies to a floating rate note during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as discussed below. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any agent participating in the distribution of the relevant floating rate notes and its affiliates, and they may include affiliates of Wachovia.

Initial Interest Rate.    For any floating rate note, the interest rate in effect from the original issue date to the first interest reset date will be the initial interest rate. We will specify the initial interest rate or the manner in which it is determined in the applicable supplements.

Spread or Spread Multiplier.    In some cases, the interest rate basis for a floating rate note may be adjusted:

•	by adding or subtracting a specified number of basis points, called the spread, with one basis point being 0.01%; or

•	by multiplying the interest rate basis by a specified percentage, called the spread multiplier.

If you purchase a floating rate note, the applicable supplements will indicate whether a spread or spread multiplier will apply to your note and, if so, the amount of the spread or spread multiplier.

Maximum and Minimum Rates.    The actual interest rate, after being adjusted by the spread or spread multiplier, may also be subject to either or both of the following limits:

•	a maximum rate—i.e., a specified upper limit that the actual interest rate in effect at any time may not exceed; and/or

•	a minimum rate—i.e., a specified lower limit that the actual interest rate in effect at any time may not fall below.

If you purchase a floating rate note, the applicable supplements will indicate whether a maximum rate and/or minimum rate will apply to your note and, if so, what those rates are.

Whether or not a maximum rate applies, the interest rate on a floating rate note will in no event be higher than the maximum rate permitted by New York law, as it may be modified by U.S. law of general application. Under current New York law, the maximum rate of interest, with some exceptions, for any loan in an amount less than $250,000 is 16% and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25% per year on a simple interest basis. These limits do not apply to loans of $2,500,000 or more.

The rest of this subsection describes how the interest rate and the interest payment dates will be determined, and how interest will be calculated, on a floating rate note.

Interest Reset Dates.    The rate of interest on a floating rate note will be reset, by the calculation agent described below, daily, weekly, monthly, quarterly, semi-annually or annually. The date on which the interest rate resets and the reset rate becomes effective is called the interest reset date. Except as otherwise specified in the applicable supplement, the interest reset date will be as follows:

•	for floating rate notes that reset daily, each business day;

•	for floating rate notes that reset weekly and are not treasury rate notes, the Wednesday of each week;

•	for treasury rate notes that reset weekly, the Tuesday of each week;

•	for floating rate notes that reset monthly, the third Wednesday of each month;

•	for floating rate notes that reset quarterly, the third Wednesday of March, June, September and December of each year;

•	for floating rate notes that reset semi-annually, the third Wednesday of each of two months of each year as indicated in the applicable supplements; and

•	for floating rate notes that reset annually, the third Wednesday of one month of each year as indicated in the applicable supplements.

For a floating rate note, the interest rate in effect on any particular day will be the interest rate determined with respect to the latest interest reset date that occurs on or before that day. There are several exceptions, however, to the reset provisions described above.

The interest rate in effect from the original issue date to the first interest reset date will be the initial interest rate.

If any interest reset date for a floating rate note would otherwise be a day that is not a business day, the interest reset date will be postponed to the next day that is a business day. For a LIBOR or EURIBOR note, however, if that business day is in the next succeeding calendar month, the interest reset date will be the immediately preceding business day.

Interest Determination Dates.    The interest rate that takes effect on an interest reset date will be determined by the calculation agent by reference to a particular date called an interest determination date. Except as otherwise indicated in the relevant pricing supplement:

•	for commercial paper rate, federal funds rate and prime rate notes, the interest determination date relating to a particular interest reset date will be the business day preceding the interest reset date;

•	for CD rate, CPI rate, and CMT rate notes, the interest determination date relating to a particular interest reset date will be the second business day preceding the interest reset date;

•	for LIBOR notes, the interest determination date relating to a particular interest reset date will be the second London business day preceding the interest reset date, unless the index currency is pounds sterling, in which case the interest determination date will be the interest reset date. We refer to an interest determination date for a LIBOR note as a LIBOR interest determination date;

•	for EURIBOR notes, the interest determination date relating to a particular interest reset date will be the second euro business day preceding the interest reset date. We refer to an interest determination date for a EURIBOR note as a EURIBOR interest determination date; and

•	for treasury rate notes, the interest determination date relating to a particular interest reset date, which we refer to as a treasury interest determination date, will be the day of the week in which the interest reset date falls on which treasury bills—i.e., direct obligations of the U.S. government—would normally be auctioned. Treasury bills are usually sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that the auction may be held on the preceding Friday. If as the result of a legal holiday an auction is held on the preceding Friday, that Friday will be the treasury interest determination date relating to the interest reset date occurring in the next succeeding week.

The interest determination date pertaining to a floating rate note, the interest rate of which is determined with reference to two or more interest rate bases, will be the latest business day which is at least two business days before the related interest reset date for the applicable floating rate note on which each interest rate basis is determinable.

Interest Calculation Dates.    As described above, the interest rate that takes effect on a particular interest reset date will be determined by reference to the corresponding interest determination date. Except for LIBOR notes and EURIBOR notes, however, the determination of the rate will actually be made on a day no later than the corresponding interest calculation date. The interest calculation date will be the earlier of the following:

•	the tenth calendar day after the interest determination date or, if that tenth calendar day is not a business day, the next succeeding business day; and

•	the business day immediately preceding the interest payment date or the maturity date, whichever is the day on which the next payment of interest will be due.

The calculation agent need not wait until the relevant interest calculation date to determine the interest rate if the rate information it needs to make the determination is available from the relevant sources sooner.

Interest Payment Dates.    The interest payment dates for a floating rate note will depend on when the interest rate is reset and, unless we specify otherwise in the applicable supplements, will be as follows:

•	for floating rate notes that reset daily, weekly or monthly, the third Wednesday of each month or the third Wednesday of March, June, September and December of each year, as specified in the applicable supplement;

•	for floating rate notes that reset quarterly, the third Wednesday of March, June, September and December of each year;

•	for floating rate notes that reset semi-annually, the third Wednesday of the two months of each year specified in the applicable supplement; or

•	for floating rate notes that reset annually, the third Wednesday of the month specified in the applicable supplement.

Regardless of these rules, if a note is originally issued after the regular record date and before the date that would otherwise be the first interest payment date, the first interest payment date will be the date that would otherwise be the second interest payment date.

In addition, the following special provision will apply to a floating rate note with regard to any interest payment date other than one that falls on the maturity. If the interest payment date would otherwise fall on a day that is not a business day, then the interest payment date will be the next day that is a business day. However, if the floating rate note is a LIBOR note or a EURIBOR note and the next business day falls in the next calendar month, then the interest payment date will be advanced to the next preceding day that is a business day. If the maturity date of a floating rate note falls on a day that is not a business day, we will make the required payment of principal, premium, if any, and interest on the next succeeding business day, and no additional interest will accrue in respect of the payment made on that next succeeding business day.

Calculation Agent.    We have initially appointed Wachovia Capital Markets, LLC as our calculation agent for the notes. See “—Calculation of Interest” above for details regarding the role of the calculation agent.

Commercial Paper Rate Notes

If you purchase a commercial paper rate note, your note will bear interest at an interest rate equal to the commercial paper rate and adjusted by the spread or spread multiplier, if any, indicated in your pricing supplement.

The commercial paper rate will be the money market yield of the rate, for the relevant interest determination date, for commercial paper having the index maturity indicated in your pricing supplement, as published in H.15(519) under the heading “Commercial Paper—Nonfinancial”. If the commercial paper rate cannot be determined as described above, the following procedures will apply.

•	If the rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the commercial paper rate will be the rate, for the relevant interest determination date, for commercial paper having the index maturity specified in your pricing supplement, as published in H.15 daily update or any other recognized electronic source used for displaying that rate, under the heading “Commercial Paper—Nonfinancial”.

•	If the rate described above does not appear in H.15(519), H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the commercial paper rate will be the money market yield of the arithmetic mean of the following offered rates for U.S. dollar commercial paper that has the relevant index maturity and is placed for an industrial issuer whose bond rating is “AA”, or the equivalent, from a nationally recognized rating agency: the rates offered as of 11:00 A.M., New York City time, on the relevant interest determination date, by three leading U.S. dollar commercial paper dealers in New York City selected by the calculation agent.

•	If fewer than three dealers selected by the calculation agent are quoting as described above, the commercial paper rate for the new interest period will be the commercial paper rate in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

Prime Rate Notes

If you purchase a prime rate note, your note will bear interest at an interest rate equal to the prime rate and adjusted by the spread or spread multiplier, if any, indicated in your pricing supplement.

The prime rate will be the rate, for the relevant interest determination date, published in H.15(519) under the heading “Bank Prime Loan”. If the prime rate cannot be determined as described above, the following procedures will apply.

•	If the rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the prime rate will be the rate, for the relevant interest determination date, as published in H.15 daily update or another recognized electronic source used for the purpose of displaying that rate, under the heading “Bank Prime Loan”.

•	If the rate described above does not appear in H.15(519), H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the prime rate will be the arithmetic mean of the following rates as they appear on the Reuters screen US PRIME 1 page: the rate of interest publicly announced by each bank appearing on that page as that bank’s prime rate or base lending rate, as of 11:00 A.M., New York City time, on the relevant interest determination date.

•	If fewer than four of these rates appear on the Reuters screen US PRIME 1 page, the prime rate will be the arithmetic mean of the prime rates or base lending rates, as of the close of business on the relevant interest determination date, of three major banks in New York City selected by the calculation agent. For this purpose, the calculation agent will use rates quoted on the basis of the actual number of days in the year divided by a 360-day year.

•	If fewer than three banks selected by the calculation agent are quoting as described above, the prime rate for the new interest period will be the prime rate in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

LIBOR Notes

If you purchase a LIBOR note, your note will bear interest at an interest rate equal to LIBOR, which will be the London interbank offered rate for deposits in U.S. dollars or any other index currency, as noted in the applicable supplement. In addition, when LIBOR is the interest rate basis the applicable LIBOR rate will be adjusted by the spread or spread multiplier, if any, indicated in the applicable supplement. LIBOR will be determined in the following manner:

•	LIBOR will be either:

•	the offered rate appearing on the Reuters screen LIBOR01 page; or

•	the arithmetic mean of the offered rates appearing on the Reuters screen LIBO page unless that page by its terms cites only one rate, in which case that rate;

in either case, as of 11:00 A.M., London time, on the relevant LIBOR interest determination date, for deposits of the relevant index currency having the relevant index maturity beginning on the relevant interest reset date. The applicable supplement will indicate the index currency, the index maturity and the reference page that apply to your LIBOR note. If no reference page is mentioned in the applicable supplement, Reuters screen LIBOR01 page will apply to your LIBOR note.

•

If Reuters screen LIBOR01 page applies and the rate described above does not appear on that page, or if Reuters screen LIBO page applies and fewer than two of the rates described above appears on that page or no rate appears on any page on which only one rate normally appears, then LIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., London time, on the relevant LIBOR interest determination date, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the calculation agent: deposits of the index currency having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount. The calculation agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR for the relevant LIBOR interest determination date will be the arithmetic mean of the quotations.

•	If fewer than two quotations are provided as described above, LIBOR for the relevant LIBOR interest determination date will be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M., in the principal financial center for the country of the index currency, on that LIBOR interest determination date, by three major banks in that financial center selected by the calculation agent: loans of the index currency having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount.

•	If fewer than three banks selected by the calculation agent are quoting as described above, LIBOR for the new interest period will be LIBOR in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

EURIBOR Notes

If you purchase a EURIBOR note, your note will bear interest at an interest rate equal to the interest rate for deposits in euro, designated as “EURIBOR” and sponsored jointly by the European Banking Federation and ACI—the Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing that rate. In addition, when EURIBOR is the interest rate basis the EURIBOR base rate will be adjusted by the spread or spread multiplier, if any, specified in the applicable supplement. EURIBOR will be determined in the following manner:

•	EURIBOR will be the offered rate for deposits in euros having the index maturity specified in the applicable supplement, beginning on the second euro business day after the relevant EURIBOR interest determination date, as that rate appears on Reuters screen EURIBOR01 page as of 11:00 A.M., Brussels time, on the relevant EURIBOR interest determination date.

•	If the rate described above does not appear on Reuters screen EURIBOR01 page, EURIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., Brussels time, on the relevant EURIBOR interest determination date, at which deposits of the following kind are offered to prime banks in the euro-zone interbank market by the principal euro-zone office of each of four major banks in that market selected by the calculation agent: euro deposits having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount. The calculation agent will request the principal euro-zone office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, EURIBOR for the relevant EURIBOR interest determination date will be the arithmetic mean of the quotations.

•	If fewer than two quotations are provided as described above, EURIBOR for the relevant EURIBOR interest determination date will be the arithmetic mean of the rates for loans of the following kind to leading euro-zone banks quoted, at approximately 11:00 A.M., Brussels time on that EURIBOR interest determination date, by three major banks in the euro-zone selected by the calculation agent: loans of euros having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount.

•	If fewer than three banks selected by the calculation agent are quoting as described above, EURIBOR for the new interest period will be EURIBOR in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

Treasury Rate Notes

If you purchase a treasury rate note, your note will bear interest at an interest rate equal to the treasury rate and adjusted by the spread or spread multiplier, if any, indicated in the applicable supplement.

The treasury rate will be the rate for the auction, on the relevant treasury interest determination date, of treasury bills having the index maturity specified in your pricing supplement, as that rate appears on Reuters Screen USAUCTION10 or USAUCTION11 page under the heading “Investment Rate”. If the treasury rate cannot be determined in this manner, the following procedures will apply.

•	If the rate described above does not appear on either page at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, the treasury rate will be the bond equivalent yield of the rate, for the relevant interest determination date, for the type of treasury bill described above, as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading “U.S. Government Securities/Treasury Bills/Auction High”.

•	If the rate described in the prior paragraph does not appear in H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the treasury rate will be the bond equivalent yield of the auction rate, for the relevant treasury interest determination date and for treasury bills of the kind described above, as announced by the U.S. Department of the Treasury.

•	If the auction rate described in the prior paragraph is not announced by 3:00 P.M., New York City time on the relevant interest calculation date, or if no such auction is held for the relevant week, then the treasury rate will be the bond equivalent yield of the rate for the relevant treasury interest determination date and for treasury bills having a remaining maturity closest to the specified index maturity, as published in H.15(519) under the heading “U.S. Government Securities /Treasury Bills/Secondary Market”.

•	If the rate described in the prior paragraph does not appear in H.15(519) at 3:00 P.M., New York City time on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the treasury rate will be the rate for the relevant treasury interest determination date and for treasury bills having a remaining maturity closest to the specified index maturity, as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading “U.S. Government Securities/Treasury Bills/Secondary Market”.

•	If the rate described in the prior paragraph does not appear in H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the treasury rate will be the bond equivalent yield of the arithmetic mean of the following secondary market bid rates for the issue of treasury bills with a remaining maturity closest to the specified index maturity: the rates bid as of approximately 3:30 P.M., New York City time on the relevant treasury interest determination date by three primary U.S. government securities dealers in New York City selected by the calculation agent.

•	If fewer than three dealers selected by the calculation agent are quoting as described in the prior paragraph, the treasury rate in effect for the new interest period will be the treasury rate in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

CD Rate Notes

If you purchase a CD rate note, your note will bear interest at an interest rate equal to the CD rate and adjusted by the spread or spread multiplier, if any, indicated in the applicable supplement.

The CD rate will be the rate, on the relevant interest determination date, for negotiable U.S. dollar certificates of deposit having the index maturity specified in the applicable supplement, as published in H.15(519) under the heading “CDs (Secondary Market)”. If the CD rate cannot be determined in this manner, the following procedures will apply.

•	If the rate described above does not appear in H.15(519) at 3:00 P.M., New York City time on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the CD rate will be the rate for the relevant interest determination date described above as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading “CDs (Secondary Market).”

•	If the rate described above does not appear in H.15(519), H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the CD rate will be the arithmetic mean of the following secondary market offered rates for negotiable U.S. dollar certificates of deposit of major U.S. money market banks with a remaining maturity closest to the specified index maturity, and in a representative amount: the rates offered as of 10:00 A.M., New York City time on the relevant interest determination date by three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City, as selected by the calculation agent.

•	If fewer than three dealers selected by the calculation agent are quoting as described above, the CD rate in effect for the new interest period will be the CD rate in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

CMT Rate Notes

If you purchase a CMT rate note, your note will bear interest at an interest rate equal to the CMT rate and adjusted by the spread or spread multiplier, if any, indicated in the applicable supplement.

The CMT rate will be the following rate displayed on the designated CMT Reuters page under the heading “. . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 Mondays Approximately 3:45 P.M.,” under the column for the designated CMT index maturity:

•	if the designated CMT Reuters page is Reuters screen FRBCMT page, the rate for the relevant interest determination date; or

•	if the designated CMT Reuters page is Reuters screen FEDCMT page, the weekly or monthly average, as specified in your pricing supplement, for the week that ends immediately before the week in which the relevant interest determination date falls, or for the month that ends immediately before the month in which the relevant interest determination date falls, as applicable.

If the CMT rate cannot be determined in this manner, the following procedures will apply.

•	If the applicable rate described above is not displayed on the relevant designated CMT Reuters page at 3:00 P.M., New York City time on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the CMT rate will be the applicable treasury constant maturity rate described above—i.e., for the designated CMT index maturity and for either the relevant interest determination date or the weekly or monthly average, as applicable—as published in H.15(519).

•	If the applicable rate described above does not appear in H.15(519) at 3:00 P.M., New York City time on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT rate will be the treasury constant maturity rate, or other U.S. treasury rate, for the designated CMT index maturity and with reference to the relevant interest determination date, that:

•	is published by the Board of Governors of the Federal Reserve System, or the U.S. Department of the Treasury; and

•	is determined by the calculation agent to be comparable to the applicable rate formerly displayed on the designated CMT Reuters page and published in H.15(519).

•	If the rate described in the prior paragraph does not appear at 3:00 P.M., New York City time on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT rate will be the yield to maturity of the arithmetic mean of the following secondary market bid rates for the most recently issued treasury notes having an original maturity of approximately the designated CMT index maturity and a remaining term to maturity of not less than the designated CMT index maturity minus one year, and in a representative amount: the bid rates, as of approximately 3:30 P.M., New York City time on the relevant interest determination date of three primary U.S. government securities dealers in New York City selected by the calculation agent. In selecting these bid rates, the calculation agent will request quotations from five of these primary dealers and will disregard the highest quotation—or, if there is equality, one of the highest—and the lowest quotation—or, if there is equality, one of the lowest. Treasury notes are direct, non-callable, fixed rate obligations of the U.S. government.

•	If the calculation agent is unable to obtain three quotations of the kind described in the prior paragraph, the CMT rate will be the yield to maturity of the arithmetic mean of the following secondary market bid rates for treasury notes with an original maturity longer than the designated CMT index maturity, with a remaining term to maturity closest to the designated CMT index maturity and in a representative amount: the bid rates, as of approximately 3:30 P.M., New York City time on the relevant interest determination date of three primary U.S. government securities dealers in New York City selected by the calculation agent. In selecting these bid rates, the calculation agent will request quotations from five of these primary dealers and will disregard the highest quotation—or, if there is equality, one of the highest and the lowest quotation—or, if there is equality, one of the lowest. If two treasury notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, the calculation agent will obtain quotations for the treasury note with the shorter remaining term to maturity.

•	If fewer than five but more than two of these primary dealers are quoting as described in the prior paragraph, then the CMT rate for the relevant interest determination date will be based on the arithmetic mean of the bid rates so obtained, and neither the highest nor the lowest of those quotations will be disregarded.

•	If two or fewer primary dealers selected by the calculation agent are quoting as described above, the CMT rate in effect for the new interest period will be the CMT rate in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

CPI Rate Notes

If you purchase a CPI rate note, your note will bear interest at an interest rate equal to the CPI rate and adjusted by the spread or spread multiplier, if any, indicated in the applicable supplement.

Except as otherwise specified in the applicable pricing supplement, the CPI rate will be the rate, determined as of the relevant interest determination date, expressed as a percentage and calculated in accordance with the following formula:

CPI rate =	(C –P) P	– 1

where

•	“C” means the CPI (as defined below) applicable for the calendar month which is two months preceding the month of the relevant interest determination date;

•	“P” means the CPI applicable for the calendar month which is twelve months immediately preceding the calendar month for which C is determined; and

•	“CPI” means the non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers, published monthly by the Bureau of Labor Statistics of the U.S. Department of Labor. For reference purposes only, the CPI is available on Bloomberg page CPURNSA or any successor service. In the event of an inconsistency between the CPI published on Bloomberg page CPURNSA and the CPI published by the Bureau of Labor Statistics, the CPI shall be the CPI published by the Bureau of Labor Statistics.

Federal Funds Rate Notes

If you purchase a federal funds rate note, your note will bear interest at an interest rate equal to the federal funds rate and adjusted by the spread or spread multiplier, if any, indicated in the applicable supplement.

The federal funds rate will be the rate for U.S. dollar federal funds on the relevant interest determination date, as published in H.15 (519) under the heading “EFFECT”, as that rate is displayed on Reuters screen FEDFUNDS1 page. If the federal funds rate cannot be determined in this manner, the following procedures will apply.

•	If the rate described above is not displayed on Reuters screen FEDFUNDS1 page at 3:00 P.M., New York City time on the relevant interest calculation date unless the calculation is made earlier and the rate is available from that source at that time, then the federal funds rate for the relevant interest determination date will be the rate described above as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading “Federal Funds (Effective)”.

•	If the rate described above is not displayed on Reuters screen FEDFUNDS1 page and does not appear in H.15(519), H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time on the relevant interest calculation date unless the calculation is made earlier and the rate is available from one of those sources at that time, the federal funds rate will be the arithmetic mean of the rates for the last transaction in overnight, U.S. dollar federal funds arranged, before 9:00 A.M., New York City time on the relevant interest determination date by three leading brokers of U.S. dollar federal funds transactions in New York City selected by the calculation agent.

•	If fewer than three brokers selected by the calculation agent are quoting as described above, the federal funds rate in effect for the new interest period will be the federal funds rate in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

•	If fewer than five but more than two of these primary dealers are quoting as described in the prior paragraph, then the CMT rate for the relevant interest determination date will be based on the arithmetic mean of the offered rates so obtained, and neither the highest nor the lowest of those quotations will be disregarded.

Special Rate Calculation Terms

In this subsection entitled “—Interest Rates”, we use several terms that have special meanings relevant to calculating floating interest rates. We define these terms as follows:

The term “bond equivalent yield” means a yield expressed as a percentage and calculated in accordance with the following formula:

bond equivalent yield =	D x N	x 100
360 - (D x M)

where

•	“D” means the annual rate for treasury bills quoted on a bank discount basis and expressed as a decimal;

•	“N” means 365 or 366, as the case may be; and

•	“M” means the actual number of days in the applicable interest reset period.

The term “business day” means, for any note, a day that meets all the following applicable requirements:

•	for all notes, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close;

•	if the note is a LIBOR note, is also a London business day;

•	if the note has a specified currency other than U.S. dollars or euros, is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the principal financial center of the country issuing the specified currency; and

•	if the note is a EURIBOR note or has a specified currency of euros, or is a LIBOR note for which the index currency is euros, is also a TARGET business day.

The term “designated CMT index maturity” means the index maturity for a CMT rate note and will be the original period to maturity of a U.S. treasury security—either 1, 2, 3, 5, 7, 10, 20 or 30 years—specified in the applicable pricing supplement.

The term “designated CMT Reuters page” means the Reuters page mentioned in the relevant pricing supplement that displays treasury constant maturities as reported in H.15(519). If no Reuters page is so specified, then the applicable page will be Reuters screen FEDCMT page. If Reuters screen FEDCMT page applies but the relevant pricing supplement does not specify whether the weekly or monthly average applies, the weekly average will apply.

The term “euro business day” means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business.

The term “euro-zone” means, at any time, the region comprised of the member states of the European Economic and Monetary Union that, as of that time, have adopted a single currency in accordance with the Treaty on European Union of February 1992.

“H.15(519)” means the weekly statistical release entitled “Statistical Release H.15 (519)”, or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 daily update” means the daily update of H.15(519) available through the worldwide website of the Board of Governors of the Federal Reserve System, at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

The term “index currency” means, with respect to a LIBOR note, the currency specified as such in the relevant pricing supplement. The index currency may be U.S. dollars or any other currency, and will be U.S. dollars unless another currency is specified in the applicable supplement.

The term “index maturity” means, with respect to a floating rate note, the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified in the applicable supplement.

“London business day” means any day on which dealings in the relevant index currency are transacted in the London interbank market.

The term “money market yield” means a yield expressed as a percentage and calculated in accordance with the following formula:

money market yield =	D x 360	x 100
360 - (D x M)

where

•	“D” means the annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and

•	“M” means the actual number of days in the relevant interest reset period.

The term “representative amount” means an amount that, in the calculation agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.

“Reuters page” means the display on the Reuters service, or any successor service, on the page or pages specified in this prospectus or the applicable supplement, or any replacement page or pages on that service.

“Reuters screen FEDFUNDS1 page” means Reuters screen FEDFUNDS1 page or any replacement page or pages on which U.S. dollar federal funds rates are displayed.

“Reuters screen LIBO page” means the display on the Reuters service, or any successor service, on the page designated as “LIBO” or any replacement page or pages on which London interbank rates of major banks for the relevant index currency are displayed.

“Reuters screen LIBOR01 page” means Reuters screen LIBOR01 page or any replacement page or pages on which London interbank rates of major banks for the relevant index currency are displayed.

“Reuters screen USAUCTION10 or USAUCTION11 page” means Reuters screen USAUCTION10 page or Reuters screen USAUCTION11 page or any replacement page or pages on which U.S. Treasury auction rates are displayed.

“Reuters screen US PRIME 1 page” means the display on the “US PRIME 1” page on the Reuters service, or any successor service, or any replacement page or pages on that service, for the purpose of displaying prime rates or base lending rates of major U.S. banks.

If, when we use the terms designated CMT Reuters page, H.15(519), H.15 daily update, Reuters screen LIBO page, Reuters screen US PRIME 1 page, Reuters screen LIBOR01 page or Reuters page, we refer to a particular heading or headings on any of those pages, those references include any successor or replacement heading or headings as determined by the calculation agent.

Withholding

Wachovia or the applicable paying agent will deduct or withhold from a payment on a note any tax, assessment or other governmental charge that Wachovia determines is legally required to be deducted or withheld. Payments on a note will not be increased by any amount to offset such deduction or withholding, unless otherwise specified in the applicable supplement.

Other Provisions; Addenda

Any provisions relating to the notes, including the determination of the interest rate basis, calculation of the interest rate applicable to a floating rate note, its interest payment dates, any redemption or repayment provisions, or any other term relating thereto, may be modified and/or supplemented by the terms as specified under “Other Provisions” on the face of the applicable notes or in an Addendum relating to the applicable notes, if so specified on the face of the applicable notes, and, in each case, in the applicable supplement.

Subordination of the Subordinated Notes

Wachovia’s obligations to make any payment of the principal and interest on any subordinated notes will, to the extent the subordinated indenture specifies, be subordinate and junior in right of payment to all of Wachovia’s senior indebtedness. Unless otherwise specified in the applicable supplements relating to a specific series of subordinated notes, Wachovia’s “senior indebtedness” is defined in the subordinated indenture to mean the principal of, premium and interest, if any, on:

•	all Wachovia indebtedness for money borrowed, including indebtedness Wachovia guarantees, other than the subordinated notes, whether outstanding on the date of execution of the indenture or incurred afterward, except

•	any obligations on account of Existing Subordinated Indebtedness, and

•	indebtedness as is by its terms expressly stated to be not superior in payment right to the subordinated notes or to rank equal to the subordinated notes; and

•	any deferrals, renewals or extensions of any such senior indebtedness. (Section 101 of the subordinated indenture).

The payment of the principal and interest on the subordinated notes will, to the extent described in the subordinated indenture, be subordinated in payment right to the prior payment of all senior indebtedness. Unless otherwise described in the applicable supplements relating to the specific series of subordinated notes, in certain events of insolvency, the payment of the principal and interest on the subordinated notes, other than subordinated notes that are also Existing Subordinated Indebtedness, will, to the extent described in the subordinated indenture, also be effectively subordinated in payment right to the prior payment of all Other Financial Obligations. Upon any payment or distribution of assets to creditors under Wachovia’s liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, or any bankruptcy, insolvency or similar proceedings, all senior indebtedness holders will be entitled to receive payment in full of all amounts due before the subordinated note holders will be entitled to receive any payment in respect of the principal or interest on their securities. If upon any such payment or asset distribution to creditors, there remains, after giving effect to those subordination provisions in favor of senior indebtedness holders, any amount of cash, property or securities available for payment or distribution in respect of subordinated notes (defined in the subordinated indenture as “Excess Proceeds”) and if, at that time, any Entitled Persons (as defined below) in respect of Other Financial Obligations have not received payment of all amounts due on such Other Financial Obligations, then such Excess Proceeds shall first be applied to pay these Other Financial Obligations before any payment may be applied to the subordinated notes which are not Existing Subordinated Indebtedness. In the event of the acceleration of the maturity of any subordinated notes, all senior indebtedness holders will be entitled to receive payment of all amounts due before the subordinated note holders will be entitled to receive any payment upon the principal of or interest on their subordinated notes. (Sections 1403, 1404 and 1413 of the subordinated indenture)

By reason of such subordination in favor of senior indebtedness holders, in the event of insolvency, Wachovia’s creditors who are not senior indebtedness holders or subordinated note holders may recover less, ratably, than senior indebtedness holders and may recover more, ratably, than subordinated note holders. By reason of subordinated note holders (other than Existing Subordinated Indebtedness) to pay over any Excess Proceeds to Entitled Persons in respect to Other Financial Obligations, in the event of insolvency, Existing Subordinated Indebtedness holders may recover less, ratably, than Entitled Persons in respect of Other Financial Obligations and may recover more, ratably, than the subordinated note holders (other than Existing Subordinated Indebtedness).

Unless otherwise specified in the applicable supplements relating to the particular subordinated notes series offered by it, “Existing Subordinated Indebtedness” means subordinated notes issued under the subordinated indenture prior to November 15, 1992. (Section 101 of the subordinated indenture)

Unless otherwise specified in the applicable supplements relating to the particular subordinated notes series offered by it, “Other Financial Obligations” means all obligations of Wachovia to make payment under the terms of financial instruments, such as:

•	securities contracts and foreign currency exchange contracts;

•	derivative instruments such as

•	swap agreements (including interest rate and foreign exchange rate swap agreements);

•	cap agreements;

•	floor agreements;

•	collar agreements;

•	interest rate agreements;

•	foreign exchange rate agreements;

•	options;

•	commodity futures contracts;

•	commodity option contracts; and

•	similar financial instruments other than

•	obligations on account of senior indebtedness; and

•	obligations on account of indebtedness for money borrowed ranking equal or subordinate to the subordinated notes. (Section 101 of the subordinated indenture).

Unless otherwise described in the applicable supplements relating to a specific series of subordinated notes, “Entitled Persons” means any person who is entitled to payment under the terms of Other Financial Obligations. (Section 101 of the subordinated indenture)

Wachovia’s obligations under the subordinated notes shall rank equal in right of payment with each other and with the Existing Subordinated Indebtedness, subject, unless otherwise described in the applicable supplements relating to a specific series of subordinated notes, to the obligations of subordinated note holders (other than Existing Subordinated Indebtedness) to pay over any Excess Proceeds to Entitled Persons in respect of Other Financial Obligations as provided in the subordinated indenture. (Section 1413 of the subordinated indenture)

The applicable supplements may further describe the provisions, if any, applicable to the subordination of the subordinated notes of a particular series.

Defaults

The Senior Indenture

The senior indenture defines an “event of default” as:

•	default in any principal or premium payment on any senior note of that series at maturity;

•	default for 30 days in interest payment of any senior note of that series;

•	failure to deposit any sinking fund payment when due in respect of that series;

•	Wachovia’s failure for 60 days after notice in performing any other covenants or warranties in the senior indenture (other than a covenant or warranty solely for the benefit of other senior notes series);

•	failure to pay when due any Wachovia indebtedness or Wachovia Bank, National Association indebtedness in excess of $5,000,000, or maturity acceleration of any indebtedness exceeding that amount if acceleration results from a default under the instrument giving rise to that indebtedness and is not annulled within 30 days after due notice;

•	Wachovia’s or Wachovia Bank, National Association’s bankruptcy, insolvency or reorganization; and

•	any other event of default provided for senior notes of that series. (Section 501)

The senior indenture provides that, if any event of default for senior notes of any series outstanding occurs and is continuing, either the senior trustee or the holders of not less than 25% in principal amount of the outstanding senior notes of that series may declare the principal amount (or, if the notes of that series are original issue discount notes, such principal amount portion as the terms of that series specify) of all senior notes of that series to be due and payable immediately. However, no such declaration is required upon certain bankruptcy events. In addition, upon fulfillment of certain conditions, this declaration may be annulled and past defaults waived by the holders of a majority in principal amount of the outstanding senior notes of that series on behalf of all senior note holders of that series. (Sections 502 and 513) In the event of Wachovia’s bankruptcy, insolvency or reorganization, senior note holders’ claims would fall under the broad equity power of a federal bankruptcy court, and to that court’s determination of the nature of those holders’ rights.

The senior indenture contains a provision entitling the senior trustee, acting under the required standard of care, to be indemnified by the holders of any outstanding senior note series before proceeding to exercise any right or power under the senior indenture at the holders’ request. (Section 603) The holders of a majority in principal amount of outstanding senior notes of any series may direct the time, method and place of conducting any proceeding for any remedy available to the senior trustee, or exercising any trust or other power conferred on the senior trustee, with respect to the senior notes of such series. The senior trustee, however, may decline to act if that direction is contrary to law or the senior indenture or would involve the senior trustee in personal liability. (Section 512)

Wachovia will file annually with the senior trustee a compliance certificate as to all conditions and covenants in the senior indenture. (Section 1007)

The Subordinated Indenture

Subordinated notes principal payment may be accelerated only upon an event of default. There is no acceleration right in the case of a default in the payment of interest or principal prior to the maturity date or a default in Wachovia performing any covenants in the subordinated indenture, unless a specific series of subordinated notes provide otherwise, which will be described in the applicable supplements.

The subordinated indenture defines an “event of default” as certain events involving Wachovia’s bankruptcy, insolvency or reorganization and any other event of default provided for the subordinated notes of that series. (Section 501) The subordinated indenture defines a “default” to include:

•	any event of default;

•	a default in any principal or premium payment of any subordinated debt security of that series at maturity;

•	default in any interest payment when due and continued for 30 days;

•	a default in any required designation of funds as “available funds”; or

•	default in the performance, or breach, of Wachovia’s covenants in the subordinated indenture or in the subordinated notes of that series and continued for 90 days after written notice to

•	Wachovia by the subordinated trustee; or

•	Wachovia and the subordinated trustee by the holders of not less than 25% in aggregate principal amount of the outstanding subordinated notes of that series. (Section 503)

If an event of default for subordinated notes of any series occurs and is continuing, either the subordinated trustee or the holders of not less than 25% in aggregate principal amount of the outstanding subordinated notes of that series may accelerate the maturity of all outstanding subordinated notes of such series. The holders of a majority in aggregate principal amount of the outstanding subordinated notes of that series may waive an event of default resulting in acceleration of the subordinated notes of such series, but only if all events of default have been remedied and all payments due on the subordinated notes of that series (other than those due as a result of acceleration) have been made and certain other conditions have been met. (Section 502) Subject to subordinated indenture provisions relating to the subordinated trustee’s duties, in case a default shall occur and be continuing, the subordinated trustee will be under no obligation to exercise any of its rights or powers under the subordinated indenture at the holders’ request or direction, unless such holders shall have offered to the subordinated trustee reasonable indemnity. (Section 603) Subject to such indemnification provisions, the holders of a majority in aggregate principal amount of the outstanding subordinated notes of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the subordinated trustee or exercising any trust or power conferred on the subordinated trustee. (Section 512) The holders of a majority in aggregate principal amount of the outstanding subordinated notes of that series may waive any past default under the subordinated indenture with respect to such series, except a default in principal or interest payment or a default of a subordinated indenture covenant which cannot be modified without the consent of each outstanding subordinated note holder of the series affected. (Section 513) In the event of Wachovia’s bankruptcy, insolvency or reorganization, subordinated note holders’ claims would fall under the broad equity power of a federal bankruptcy court, and to that court’s determination of the nature of those holders’ rights.

Wachovia will file annually with the subordinated trustee a compliance certificate as to all conditions and covenants in the subordinated indenture. (Section 1007)

Modification and Waiver

Each indenture may be modified and amended by Wachovia and the relevant trustee. Certain modifications and amendments require the consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series issued under that indenture and affected by the modification or amendment. No such modification or amendment may, without the consent of the holder of each outstanding note issued under such indenture and affected by it:

•	change the stated maturity of the principal, or any installment of principal or interest, on any outstanding note;

•	reduce any principal amount, premium or interest, on any outstanding note, including in the case of an original issue discount note the amount payable upon acceleration of the maturity of that note;

•	change the place of payment where, or the coin or currency or currency unit in which, any principal, premium or interest, on any outstanding note is payable;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity, or in the case of redemption, on or after the redemption date;

•	reduce the above-stated percentage of outstanding notes necessary to modify or amend the applicable indenture; or

•	modify the above requirements or reduce the percentage of aggregate principal amount of outstanding notes of any series required to be held by holders seeking to waive compliance with certain provisions of the relevant indenture or seeking to waive certain defaults. (Section 902)

The holders of at least a majority in aggregate principal amount of the outstanding notes of any series may on behalf of all outstanding note holders of that series waive, insofar as that series is concerned, Wachovia’s compliance with certain restrictive provisions of the relevant indenture. (Section 1008) The holders of at least a majority in aggregate principal amount of the outstanding notes of any series may on behalf of all outstanding note holders of that series waive any past default under the relevant indenture with respect to that series, except a default in the payment of the principal, or premium, if any, or interest on any outstanding note of that series or in respect of an indenture covenant which cannot be modified or amended without each outstanding note holder consenting. (Section 513)

Certain modifications and amendments of each indenture may be made by Wachovia and the relevant trustee without the outstanding note holders consenting. (Section 901)

Each indenture provides that in determining whether the holders of the requisite principal amount of the outstanding notes have given any request, demand, authorization, direction, notice, consent or waiver under that indenture or are present at a meeting of holders of outstanding notes for quorum purposes:

•	the principal amount of an original issue discount note that shall be deemed to be outstanding shall be the amount of the principal that would be due and payable as of the date of such determination upon acceleration of its maturity; and

•	the principal amount of outstanding notes denominated in a foreign currency or currency unit shall be the U.S. dollar equivalent, determined on the date of original issuance of that outstanding note, of the principal amount of that outstanding note or, in the case of an original issue discount note, the U.S. dollar equivalent, determined on the date of original issuance of such outstanding note, of the amount determined as provided in the above bullet-point. (Section 101)

Consolidation, Merger and Sale of Assets

The indentures each provide that Wachovia may not consolidate with or merge into any other corporation or transfer its properties and assets substantially as an entirety to any person unless:

•	the corporation formed by the consolidation or into which Wachovia is merged, or the person to which Wachovia’s properties and assets are so transferred, shall be a corporation organized and existing under the laws of the U.S., any state or Washington, D.C. and shall expressly assume by supplemental indenture the payment of any principal, premium or interest on the notes, and the performance of Wachovia’s other covenants under the relevant indenture;

•	immediately after giving effect to this transaction, no event of default or default, as applicable, and no event which, after notice or lapse of time or both, would become an event of default or default, as applicable, shall have occurred and be continuing; and

•	certain other conditions are met. (Section 801)

Limitation on Disposition of Wachovia Bank, National Association Stock

The indentures each contain Wachovia’s covenant that, so long as any of the debt securities issued under that indenture before August 1, 1990 are outstanding, but subject to Wachovia’s rights in connection with its consolidation with or merger into another corporation or a sale of Wachovia’s assets, it will not sell, assign, transfer, grant a security interest in or otherwise dispose of any shares of, securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Wachovia Bank, National Association voting stock, nor will it permit Wachovia Bank, National Association to issue any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Wachovia Bank, National Association voting stock, unless:

•	any such sale, assignment, transfer, issuance, grant of a security interest or other disposition is made for fair market value, as determined by Wachovia’s board; and

•	Wachovia will own at least 80% of the issued and outstanding Wachovia Bank, National Association voting stock free and clear of any security interest after giving effect to such transaction. (Section 1006)

The above covenant is not a covenant for the benefit of any series of notes issued on or after August 1, 1990.

Restriction on Sale or Issuance of Voting Stock of Major Subsidiary Bank

With respect to the senior notes, the senior indenture contains Wachovia’s covenant that it will not, and will not permit any subsidiary to, sell, assign, transfer, grant a security interest in, or otherwise dispose of, any shares of voting stock, or any securities convertible into shares of voting stock, of any “Major Subsidiary Bank” (as defined below) or any subsidiary owning, directly or indirectly, any shares of voting stock of any Major Subsidiary Bank and that it will not permit any Major Subsidiary Bank or any subsidiary owning, directly or indirectly, any shares of voting stock of a Major Subsidiary Bank to issue any shares of its voting stock or any securities convertible into shares of its voting stock, except for sales, assignments, transfers or other dispositions which

•	are for the purpose of qualifying a person to serve as a director;

•	are for fair market value, as determined by Wachovia’s board, and, after giving effect to such dispositions and to any potential dilution, Wachovia will own not less than 80% of the shares of voting stock of such Major Subsidiary Bank or any such subsidiary owning any shares of voting stock of such Major Subsidiary Bank;

•	are made

•	in compliance with court or regulatory authority order; or

•	in compliance with a condition imposed by any such court or authority permitting Wachovia’s acquisition of any other bank or entity; or

•	in compliance with an undertaking made to such authority in connection with such an acquisition; provided, in the case of the two preceding bullet-points, the assets of the bank or entity being acquired and its consolidated subsidiaries equal or exceed 75% of the assets of such Major Subsidiary Bank or such subsidiary owning, directly or indirectly, any shares of voting stock of a Major Subsidiary Bank and its respective consolidated subsidiaries on the date of acquisition; or

•	to Wachovia or any wholly-owned subsidiary.

Despite the above requirements, any Major Subsidiary Bank may be merged into or consolidated with another banking institution organized under U.S. or state law, if after giving effect to that merger or consolidation Wachovia or any wholly-owned subsidiary owns at least 80% of the voting stock of the other banking institution free and clear of any security interest and if, immediately after the merger or consolidation, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing. (Section 1007) A “Major Subsidiary Bank” is defined in each indenture to mean any subsidiary which is a bank and has total assets equal to 25% or more of Wachovia’s consolidated assets determined on the date of the most recent audited financial statements of these entities. At present, the Major Subsidiary Bank is Wachovia Bank, National Association.

The above covenant is not a covenant for the benefit of any series of debt securities issued before August 1, 1990, or, in the case of subordinated debt securities including the subordinated notes, issued after November 15, 1992.

Form, Exchange and Transfer

If the notes cease to be issued in global form, they will be issued

•	only in fully registered form;

•	without interest coupons; and

•	unless we indicate otherwise in the applicable supplements, in denominations of $1,000 and that are multiples of $1,000.

Holders may exchange their notes for notes of smaller denominations or combined into fewer notes of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their notes at the office of the relevant trustee, or in the event definitive notes are issued and so long as the notes are listed on the Luxembourg Stock Exchange, at the offices of the paying agent. We have appointed the respective trustees to act as our agents for registering notes in the names of holders and transferring notes. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their notes, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

If we have designated additional transfer agents for your note, they will be named in your pricing supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any notes are redeemable and we redeem less than all those notes, we may block the transfer or exchange of those notes during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any note selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any note being partially redeemed.

If a note is issued as a global note, only the depositary — e.g., DTC, Euroclear and Clearstream — will be entitled to transfer and exchange the note as described in this subsection, since it will be the sole holder of the note.

Payment Mechanics

Who Receives Payment?

If interest is due on a note on an interest payment date, we will pay the interest to the person or entity in whose name the note is registered at the close of business on the regular record date relating to the interest payment date. If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person or entity entitled to receive the principal of the note. If principal or another amount besides interest is due on a note at maturity, we will pay the amount to the holder of the note against surrender of the note at a proper place of payment (or, in the case of a global note, in accordance with the applicable policies of the depositary).

How We Will Make Payments Due in U.S. Dollars

We will follow the practice described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

Payments on Global Notes.    We will make payments on a global note in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global note. An indirect holder’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described under “—Global Securities” and “Global Notes”.

Payments on Non-Global Notes.    We will make payments on a note in non-global form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the note. All payments by check will be made in next-day funds — i.e., funds that become available on the day after the check is cashed.

Alternatively, if a non-global note has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the note by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the note is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their notes.

How We Will Make Payments Due In Other Currencies

We will follow the practice described in this subsection when paying amounts that are due in a specified currency other than U.S. dollars.

Payments on Global Notes.    We will make payments on a global note in accordance with the applicable policies as in effect from time to time of the depositary, which will be DTC, Euroclear or Clearstream. Unless we specify otherwise in the applicable pricing supplement, DTC will be the depositary for all notes in global form. We understand that DTC’s policies, as currently in effect, are as follows.

Unless otherwise indicated in the applicable supplements, if you are an indirect holder of global notes denominated in a specified currency other than U.S. dollars and if you elect to receive payments in that other currency, you must notify the participant through which your interest in the global note is held of your election:

•	on or before the applicable regular record date, in the case of a payment of interest, or

•	on or before the 16th day prior to stated maturity, or any redemption or repayment date, in the case of payment of principal or any premium.

You may elect to receive all or only a portion of any interest, principal or premium payment in a specified currency other than U.S. dollars.

Your participant must, in turn, notify DTC of your election on or before the third DTC business day after that regular record date, in the case of a payment of interest, and on or before the 12th DTC business day prior to stated maturity, or on the redemption or repayment date if your note is redeemed or repaid earlier, in the case of a payment of principal or any premium.

DTC, in turn, will notify the paying agent of your election in accordance with DTC’s procedures.

If complete instructions are received by the participant and forwarded by the participant to DTC, and by DTC to the paying agent, on or before the dates noted above, the paying agent, in accordance with DTC’s instructions will make the payments to you or your participant by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the country issuing the specified currency or in another jurisdiction acceptable to us and the paying agent.

If the foregoing steps are not properly completed, we expect DTC to inform the paying agent that payment is to be made in U.S. dollars. In that case, we or our agent will convert the payment to U.S. dollars in the manner described below under “—Conversion to U.S. Dollars”. We expect that we or our agent will then make the payment in U.S. dollars to DTC, and that DTC in turn will pass it along to its participants.

Indirect holders of a global note denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.

Payments on Non-Global Notes.    Except as described in the last paragraph under this heading, we will make payments on notes in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and is acceptable to us and the trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the regular record date. In the case of any other payment, the payment will be made only after the note is surrendered to the paying agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

If a holder fails to give instructions as described above, we will notify the holder at the address in the trustee’s records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

Although a payment on a note in non–global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if the holder asks us to do so. To request U.S. dollar payment, the holder must provide appropriate written notice to the trustee at least five business days before the next due date for which payment in U.S. dollars is requested. In the case of any interest payment due on an interest payment date, the request must be made by the person or entity who is the holder on the regular record date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

Book-entry and other indirect holders of a note with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Conversion to U.S. Dollars.    When we are asked by a holder to make payments in U.S. dollars of an amount due in another currency, either on a global note or a non-global note as described above, the exchange rate agent described below will calculate the U.S. dollar amount the holder receives in the exchange rate agent’s discretion.

A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

When the Specified Currency is Not Available.    If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us due to circumstances beyond our control—such as the imposition of exchange controls or a disruption in the currency markets—we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent described below, in its discretion.

The foregoing will apply to any note, whether in global or non-global form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not result in a default under any note or the relevant indenture.

Exchange Rate Agent.    If we issue a note in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the note is originally issued in the applicable pricing supplement. We may select Wachovia Bank, National Association, Wachovia Securities or another of our affiliates to perform this role. We may change the exchange rate agent from time to time after the original issue date of the note without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be at its sole discretion unless we state in the applicable pricing supplement that any determination requires our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

Payment When Offices Are Closed

If any payment is due on a note on a day that is not a business day, we will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the relevant indenture as if they were made on the original due date. Postponement of this kind will not result in a default under any note or the indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day. The term business day has a special meaning, which we describe above under “—Interest Rates—Special Rate Calculation Terms”.

Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices notes in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. We have appointed U.S. Bank National Association, at its corporate trust office in New York City as the initial paying agent. We must notify you of changes in the paying agents.

Citibank, N.A., acting through its London office (or such other agent appointed in accordance with the Senior Indenture or the Subordinated Indenture, as the case may be), will act as London paying agent and London issuing agent.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the relevant trustee, any other paying agent or anyone else.

Notices

Notices to be given to holders of a global note will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of notes not in global form will be sent by mail to the respective addresses of the holders as they appear in the relevant trustee’s records, and will be deemed given when mailed.

Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive notices.

Trustees

Either or both of the trustees may resign or be removed with respect to one or more series of notes and a successor trustee may be appointed to act with respect to that series. (Section 610) In the event that two or more persons are acting as trustee with respect to different series of notes, each such trustee shall be a trustee of a trust under the relevant indenture separate and apart from the trust administered by any other such trustee (Section 611), and any action to be taken by the “trustee” may then be taken by each such trustee with respect to, and only with respect to, the one or more series of notes for which it is trustee.

In the normal course of business, Wachovia and its subsidiaries conduct banking transactions with the trustees and their affiliates, and the trustees and their affiliates conduct banking transactions with Wachovia and its subsidiaries.

Title

Wachovia, the trustees and any of their agents may treat the registered owner of any note as the absolute owner of that security, whether or not that note is overdue and despite any notice to the contrary, for any purpose. See “Global Securities”.

Governing Law

The indentures are, and the notes will be, governed by New York law.

DESCRIPTION OF THE WARRANTS WE MAY OFFER

The following information outlines some of the provisions of the warrant indenture, the warrant agreements and the warrants. This information may not be complete in all respects and is qualified entirely by reference to the warrant indenture or the relevant warrant agreement with respect to the warrants of any particular series. The specific terms of any series of warrants will be described in the applicable supplements. If so described in the applicable supplements, the terms of that series of warrants may differ from the general description of terms presented below. Please note that in this section entitled “Description of the Warrants We May Offer”, references to “Wachovia”, “we”, “us” and “our” refer only to Wachovia Corporation and not to its subsidiaries. Also, in this section, references to “warrantholders” mean those who own warrants registered in their own names, on the books that we or the applicable warrant agent maintain for this purpose, and not those who own beneficial interests in warrants registered in street name or in warrants issued in book-entry form through one or more depositaries. Owners of beneficial interest in the warrants should read the section below entitled “Global Securities”.

General

We may issue warrants from time to time in such amounts and in as many distinct series as we wish. We will issue each series of warrants under either a warrant indenture or a warrant agreement. This section summarizes terms of the warrant indenture and warrant agreements and terms of the warrants that apply generally to the warrants. We describe most of the financial and other specific terms of your warrant in the applicable supplements accompanying this prospectus. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your warrant as described in the applicable supplements will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between the applicable supplements and this prospectus, the applicable supplements will control. Thus, the statements we make in this section may not apply to your warrant.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable indenture or warrant agreement. When we refer to the applicable supplements, we mean the product supplement or pricing supplement describing the specific terms of the warrant you purchase.

We may issue warrants to purchase our debt securities on terms to be determined at the time of sale. We refer to these warrants as “debt warrants”.

We may also issue warrants to purchase or sell, or whose cash value is determined by reference to the performance, price, level or value of, one or more of the following, on terms to be determined at the time of sale:

•	securities of one or more issuers, including our common stock or other equity securities, or debt or equity securities of a third party;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; or

•	one or more indices or baskets of the items described above.

We refer to these warrants as “universal warrants”.

We refer to the property in the above clauses as “warrant property”. We may satisfy our obligations, if any, with respect to any warrants by delivering the warrant property or, in the case of warrants to purchase or sell securities, commodities or other property, the cash value of the securities or commodities, as described in the applicable supplement. Unless otherwise required by contract, both types of warrants shall be referred to as “warrants”.

Legal Ownership

Street Name and Other Indirect Holders

Investors who hold their warrants in accounts at banks or brokers will generally not be recognized by us as legal holders of warrants. This is called holding in street name. Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its warrants. These intermediary banks, brokers and other financial institutions pass along warrant property and other payments on the warrants, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold your warrants in street name, you should check with your own institution to find out:

•	how it handles warrant payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if it were ever required;

•	whether and how you can instruct it to send you warrants registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the warrants if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders

Our obligations, as well as the obligations of the trustee or any warrant agent and those of any third parties employed by us or the trustee or any warrant agent, under the warrants, the warrant indenture and any warrant agreement run only to persons who are registered as holders of warrants. As noted above, we do not have obligations to you if you hold in street name or other indirect means, either because you choose to hold your warrants in that manner or because the notes are issued in the form of global securities as described below. For example, once we make payment to the registered holder or the depositary we have no further responsibility for the payment even if that holder or depositary is legally required to pass the payment along to you as a street name customer but does not do so.

Global Warrants

A global warrant is a special type of indirectly held security, as described above under “— Street Name and Other Indirect Holders”. If we choose to issue warrants in the form of global warrants, the ultimate beneficial owners of global warrants can only be indirect holders. We require that the global warrant be registered in the name of a financial institution we select.

We also require that the warrants included in the global warrant not be transferred to the name of any other direct holder except in the special circumstances described in the section “Global Securities”. The financial institution that acts as the sole direct holder of the global warrant is called the depositary. Any person wishing to own a global warrant must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The applicable supplements indicate whether your series of warrants will be issued only in the form of global warrants.

Further details of legal ownership are discussed in the section “Global Securities” below.

In the remainder of this description “you”, “holder” or “warrantholder” means direct holders and not street name or other indirect holders of warrants. Indirect holders should read the previous subsection titled “— Street Name and Other Indirect Holders”.

Information in Applicable Supplements

The applicable supplements relating to a series of warrants will describe whether the warrants or debt warrants or universal warrants, whether the warrants are being issued under a warrant indenture or a warrant agreement, and any other applicable terms, including

•	the offering price,

•	the currency or currency unit with which the warrants may be purchased and in which any payments due to or from the warrantholder upon exercise must be made,

•	the price at which and the currency with which the warrant property may be purchased or sold upon the exercise of each warrant, or the method of determining that price,

•	whether the warrants are put warrants (entitling the warrantholder to sell the warrant property or receive the cash value of the right to sell the warrant property), call warrants (entitling the warrantholder to buy the warrant property or receive the cash value of the right to buy the warrant property), spread warrants (entitling the warrantholder to receive a cash value determined by reference to the amount, if any, by which a specified reference value of the warrant property at the time of exercise exceeds a specified base value of the warrant property) or another type of warrant, as described in the applicable supplements, and whether you or we will have the right to exercise the warrants and any conditions or restrictions on the exercise of the warrants,

•	the specific warrant property, including in the case of warrants for the purchase of our debt securities, the designation, aggregate principal amount, currency and terms of the debt securities subject to the warrant, as well as the amount or the method for determining the amount of the warrant property, purchasable or saleable upon exercise of each warrant,

•	whether the exercise price may be paid in cash, by the exchange of any other security, debt security or property offered with the warrants or both and the method of exercising the warrants,

•	whether the exercise of the warrants is to be settled in cash or by delivery of the underlying securities, debt securities, commodities, other property or combination thereof,

•	the dates on which the right to exercise the warrants will commence and expire and, if the warrants are not continuously exercisable, any dates on which the warrants are not exercisable,

•	whether and under what circumstances the warrants may be cancelled by us prior to their expiration date, in which case the holders will be entitled to receive only the applicable cancellation amount, which may be either a fixed amount or an amount that varies during the term of the warrants in accordance with a schedule or formula,

•	the minimum number, if any, of warrants that must be exercised at any one time, other than upon automatic exercise,

•	the maximum number, if any, of warrants that may, subject to election by us, be exercised by all owners (or by any person or entity) on any day,

•	any provisions for the automatic exercise of the warrants at expiration or otherwise,

•	if the warrant property is an index or a basket of securities or debt securities, a description of the index or basket of securities or debt securities as the case may be,

•	if the warrant property is an index, the method of providing for a substitute index or indices or otherwise determining the amount payable if any index changes or ceases to be made available by its publisher,

•	whether, following the occurrence of a market disruption event or force majeure event (as defined in the applicable supplements), the cash settlement value of a warrant will be determined on a different basis than under normal circumstances,

•	any applicable United States federal income tax consequences of holding or exercising those warrants,

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed,

•	whether the warrants will be issued in global or certificated form,

•	the identities of the trustee or warrant agent, any other depositaries, execution or paying agents, transfer agents, registrars, determination, or other agents for the warrants, and

•	any other terms of the warrants any terms required by or advisable under applicable laws or regulations.

An investment in a warrant may involve special risks, including risks associated with indexed securities and currency-related risks if the warrant or the warrant property is linked to an index or is payable in or otherwise linked to a non-U.S. dollar currency. Warrants are best suited for sophisticated investors. You should not purchase warrants without fully understanding the legal and economic risks associated with them. You should consult your legal, tax and financial advisors before investing in warrants. We describe some of these risks above under “Risk Factors — Risks Relating to Indexed Securities” and “— Risks Relating to Securities Denominated or Payable or Linked to a Non-U.S. Dollar Currency”.

Because we are a holding company, our ability to perform our obligations on the warrants will depend in part on our ability to participate in distributions of assets from our subsidiaries. We discuss these matters above under “Description of the Notes We May Offer — General”.

Our affiliates may resell warrants in market-making transactions after their initial issuance. We discuss these transactions above under “Description of the Notes We May Offer — Information in the Supplements — Market-Making Transactions”.

General Provisions of Warrant Indenture

We may issue universal warrants under the warrant indenture. Warrants of this kind will not be secured by any property or assets of Wachovia. Thus, by owning a warrant issued under the indenture, you hold one of our unsecured obligations.

The warrants issued under the indenture will be contractual obligations of Wachovia and will rank equally with all of our other unsecured contractual obligations and unsecured and unsubordinated debt. (Section 301) The indenture does not limit our ability to incur additional contractual obligations or debt.

The indenture is a contract between us and The Bank of New York, which will initially act as trustee. The trustee has two main roles:

•	First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under “— Default”. (Sections 503 and 504)

•	Second, the trustee performs administrative duties for us, such as sending you payments and notices. (Section 601)

See “— Trustee” below for more information about the trustee.

We May Issue Many Series of Warrants Under the Indenture

We may issue as many distinct series of warrants under the warrant indenture as we wish. This section summarizes terms of the warrants that apply generally to all series. The provisions of the indenture allow us not only to issue warrants with terms different from those of warrants previously issued under the indenture, but also to “reopen” a previously issued series of warrants and issue additional warrants of that series.

Amounts That We May Issue

The warrant indenture does not limit the aggregate number of warrants that we may issue or the number of series or the aggregate amount of any particular series. We may issue warrants and other securities at any time without your consent and without notifying you.

The indenture and the warrants do not limit our ability to incur other contractual obligations or indebtedness or to issue other securities. Also, the terms of the warrants do not impose financial or similar restrictions.

Expiration Date and Payment or Settlement Date

The term “expiration date” with respect to any warrant means the date on which the right to exercise the warrant expires. The term “payment or settlement date” with respect to any warrant means the date when any money or warrant property with respect to that warrant becomes payable or deliverable upon exercise or redemption of that warrant in accordance with its terms.

This Section Is Only a Summary

The warrant indenture and its associated documents, including your warrant, contain the full legal text of the matters described in this section and the applicable supplements. We have filed a copy of the indenture with the SEC as an exhibit to our registration statement. See “Where You Can Find More Information” above for information on how to obtain a copy of it.

This section and the applicable supplements summarize all the material terms of the indenture and your warrant. They do not, however, describe every aspect of the indenture and your warrant. For example, in this section and the applicable supplements, we use terms that have been given special meaning in the indenture, but we describe the meaning for only certain of those terms.

Currency of Warrants

Amounts that become due and payable on your warrant may be payable in a currency, composite currency, basket of currencies or currency unit or units specified in the applicable supplements. (Section 301) We refer to this currency, composite currency, basket of currencies or currency unit or units as a “specified currency”. The specified currency for your warrant will be U.S. dollars, unless the applicable supplement states otherwise. You will have to pay for your warrant by delivering the requisite amount of the specified currency to Wachovia Bank National Association, Wachovia Securities or another firm that we name in the applicable supplements, unless other arrangements have been made between you and us or you and that firm. We will make payments on your warrants in the specified currency, except as described below in “— Payment Mechanics”. See “Risk Factors — Risks Relating to Securities Denominated or Payable or Linked to a Non-U.S. Dollar Currency” above for more information about risks of investing in warrants of this kind.

Default

You will have special rights if an event of default with respect to your warrant occurs and is continuing, as described in this subsection.

Events of Default.    Unless the applicable supplement says otherwise, when we refer to an event of default with respect to any warrant, we mean that, upon satisfaction by the holder of the warrant of all conditions precedent to our relevant obligation or covenant to be satisfied by the holder, any of the following occurs: (Section 501)

•	We do not pay any money or deliver any warrant property with respect to that warrant on the payment or settlement date in accordance with the terms of that warrant;

•	We file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to Wachovia Corporation occur. Those events must arise under U.S. federal or state law, unless we merge, consolidate or sell our assets as described above and the successor firm is a non-U.S. entity. If that happens, then those events must arise under U.S. federal or state law or the law of the jurisdiction in which the successor firm is legally organized; or

•	If the applicable supplements state that any additional event of default applies to the series, that event of default occurs.

If we do not pay any money or deliver any warrant property when due with respect to a particular warrant of a series, as described in the first bullet point above, that failure to make a payment or delivery will not constitute an event of default with respect to any other warrant of the same series or any other series.

In no case will holders or the trustee be entitled, whether by reason of a default or otherwise, to demand or accelerate the payment or delivery of any money or warrant property by us in respect of any warrant before it is otherwise due in accordance with the terms of that warrant. (Section 502)

Remedies If an Event of Default Occurs.    If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in number of all warrants of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the indenture with respect to the warrants of that series.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any warrant, all of the following must occur: (Section 506)

•	The holder of your warrant must give the trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived;

•	The holders of not less than 25% in number of all warrants of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•	The trustee must not have taken action for 60 days after the above steps have been taken; and

•	During those 60 days, the holders of a majority in number of the warrants of your series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in number of the warrants of your series.

You are entitled at any time to bring a lawsuit for the payment of any money or delivery of any warrant property due on your warrant on or after its payment or settlement date.

Nothing in the indenture or any warrant prevents us from enforcing any obligations of holders, including to make any payments or deliver any warrant property if required under the terms of the relevant warrants.

Waiver of Default.    The holders of not less than a majority in number of the warrants of a series may waive a default for all warrants of that series. If this happens, the default will be treated as if it has not occurred. (Section 512) No one can waive a default in payment of any money or delivery of any warrant property due on any warrant, however, without the approval of the particular holder of that warrant.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee. Book-entry and other indirect owners are described below under “Global Securities”.

Modification and Waiver

There are three types of changes we can make to the warrant indenture and the warrants of any series issued under that indenture.

Changes Requiring Each Holder’s Approval.    First, there are changes that cannot be made without the approval of each holder of a warrant affected by the change. Here is a list of those types of changes: (Section 902)

•	change the exercise price of the warrant;

•	change the terms of any warrant with respect to the payment or settlement date of the warrant;

•	reduce the amount of money payable or reduce the amount or change the kind of warrant property deliverable upon the exercise of the warrant or any premium payable upon redemption of the warrant;

•	change the currency of any payment on a warrant;

•	change the place of payment on a warrant;

•	permit redemption of a warrant if not previously permitted;

•	impair a holder’s right to exercise its warrant, or sue for payment of any money payable or delivery of any warrant property deliverable with respect to its warrant on or after the payment or settlement date or, in the case of redemption, the redemption date;

•	if any warrant provides that the holder may require us to repurchase the warrant, impair the holder’s right to require repurchase of the warrant;

•	reduce the percentage in number of the warrants of any one or more affected series, taken separately or together, as applicable, the approval of whose holders is needed to change the indenture or those warrants;

•	reduce the percentage in number of the warrants of any one or more affected series, taken separately or together, as applicable, the consent of whose holders is needed to waive our compliance with the indenture or to waive defaults; and

•	change the provisions of the indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected warrant.

Changes Not Requiring Approval.    The second type of change does not require any approval by holders of the warrants of an affected series. These changes are limited to clarifications and changes that would not adversely affect the warrants of that series in any material respect. Nor do we need any approval to make changes that affect only warrants to be issued under the indenture after the changes take effect.

We may also make changes or obtain waivers that do not adversely affect a particular warrant, even if they affect other warrants. In those cases, we do not need to obtain the approval of the holder of that warrant; we need only obtain any required approvals from the holders of the affected warrants. (Section 901)

Changes Requiring Majority Approval.    Any other change to the indenture and the warrants issued under the indenture would require the following approval:

•	If the change affects only the warrants of a particular series, it must be approved by the holders of a majority in number of the warrants of that series

•	If the change affects the warrants of more than one series issued under the indenture, it must be approved by the holders of a majority in number of all series affected by the change, with the warrants of all the affected series voting together as one class for this purpose.

In each case, the required approval must be given by written consent.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the warrant indenture or any warrants or request a waiver.

Special Rules for Action by Holders

When holders take any action under the warrant indenture, such as giving a notice of default, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

Only Outstanding Warrants Are Eligible.    Only holders of outstanding warrants of the applicable series will be eligible to participate in any action by holders of warrants of that series. Also, we will count only outstanding warrants in determining whether the various percentage requirements for taking action have been met. For these purposes, a warrant will not be “outstanding”:

•	if it has been surrendered for cancellation;

•	if it has been called for redemption;

•	if we have deposited or set aside, in trust for its holder, money or warrant property for its payment or settlement; or

•	if we or one of our affiliates, such as Wachovia Bank, National Association or Wachovia Securities is the owner.

Determining Record Dates for Action by Holders.    We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global warrant may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global warrants may differ from those for other warrants. (Section 104)

Redemption

We will not be entitled to redeem your warrant before its expiration date unless the applicable supplement specifies a redemption commencement date.

If the applicable supplement specifies a redemption commencement date, it will also specify one or more redemption prices. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of warrants during those periods will apply.

If the applicable supplement specifies a redemption commencement date, your warrant will be redeemable at our option at any time on or after that date or at a specified time or times. If we redeem your warrant, we will do so at the specified redemption price. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your warrant is redeemed.

If we exercise an option to redeem any warrant, we will give to the holder written notice of the redemption price of the warrant to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date or within any other period before the applicable redemption date specified in the applicable supplement. (Section 1104) We will give the notice in the manner described below in “— Notices”.

We or our affiliates may purchase warrants from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Warrants that we or they purchase may, at our discretion, be held, resold or canceled.

Form, Exchange and Transfer

We will issue each warrant in global — i.e., book-entry — form only, unless we say otherwise in the applicable supplement. Warrants in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the warrants represented by the global security. Those who own beneficial interests in a global warrant will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Global Securities”.

If a warrant is issued as a registered global warrant, only the depositary — e.g., DTC, Euroclear and Clearstream — will be entitled to transfer and exchange the warrant as described in this subsection, since the depositary will be the sole holder of the warrant.

If any warrants cease to be issued in registered global form, they will be issued:

•	only in fully registered form; and

•	only in the denominations specified in your prospectus supplement.

Holders may exchange their warrants for warrants of smaller denominations or combined into fewer warrants of larger denominations, as long as the total number of warrants is not changed.

Holders may exchange or transfer their warrants at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated warrants at that office. We have appointed the trustee to act as our agent for registering warrants in the names of holders and transferring and replacing warrants. We may, without your approval, appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their warrants, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any warrants.

If we have the right to redeem, accelerate or settle any warrants before their expiration, and we exercise our right as to less than all those warrants, we may block the transfer or exchange of those warrants during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing or during any other period specified in the applicable prospectus supplement, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any warrant selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any warrant being partially settled.

If we have designated additional transfer agents for your warrant, they will be named in the applicable supplement. We may, without your approval, appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

The rules for exchange described above apply to exchange of warrants for other warrants of the same series and kind. If a warrant is exercisable for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of exercise will be described in the applicable supplement.

Payment Mechanics

Who Receives Payment?    If money is due on a warrant at its payment or settlement date, we will pay the amount to the holder of the warrant against surrender of the warrant at a proper place of payment or, in the case of a global warrant, in accordance with the applicable policies of the depositary, Euroclear and Clearstream, as applicable.

How We Will Make Payments Due in U.S. Dollars.    We will follow the practice described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

•	Payments on Global Warrants. We will make payments on a global warrant in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global warrant. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described in the section entitled “Global Securities”.

•	Payments on Non-Global Warrants. We will make payments on a warrant in non-global, registered form as follows. We will make all payments by check at the paying agent described below, against surrender of the warrant. All payments by check will be made in next-day funds — i.e., funds that become available on the day after the check is cashed.

Alternatively, if a non-global warrant has an original issue price of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the warrant by wire transfer of immediately available funds to an account at a bank in New York City, on the payment or settlement date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. Payment will be made only after the warrant is surrendered to the paying agent.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their warrants.

How We Will Make Payments Due in Other Currencies.    We will follow the practice described in this subsection when paying amounts that are due in a specified currency other than U.S. dollars.

•	Payments on Global Warrants. We will make payments on a global warrant in the applicable specified currency in accordance with the applicable policies as in effect from time to time of the depositary, which may be DTC, Euroclear or Clearstream. Unless we specify otherwise in the applicable supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all warrants in global form.

Indirect owners of a global warrant denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency in cases where holders have a right to do so.

•	Payments on Non-Global Warrants. Except as described in the last paragraph under this heading, we will make payments on warrants in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and is acceptable to us and the trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. The payment will be made only after the warrant is surrendered to the paying agent.

If a holder fails to give instructions as described above, we will notify the holder at the address in the trustee’s records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the indenture as if made on the payment or settlement date, and no interest will accrue on the late payment from the payment or settlement date to the date paid.

Although a payment on a warrant in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if your prospectus supplement specifies that holders may ask us to do so and you make such a request. To request U.S. dollar payment in these circumstances, the holder must provide appropriate written notice to the trustee at least five business days before the payment or settlement date for which payment in U.S. dollars is requested.

Book-entry and other indirect owners of a warrant with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Conversion to U.S. Dollars.    Unless otherwise indicated in the applicable supplements, holders are not entitled to receive payments in U.S. dollars of an amount due in another currency, either on a global warrant or a non-global warrant.

If the applicable supplement specifies that holders may request that we make payments in U.S. dollars of an amount due in another currency, the exchange rate agent described below will calculate the U.S. dollar amount the holder receives in the exchange rate agent’s discretion. A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

When the Specified Currency Is Not Available.    If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us due to circumstances beyond our control — such as the imposition of exchange controls or a disruption in the currency markets — we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent described below, in its discretion.

The foregoing will apply to any warrant, whether in global or non-global form, and to any payment, including a payment at the payment or settlement date. Any payment made under the circumstances and in a manner described above will not result in a default under any warrant or the indenture.

Exchange Rate Agent.    If we issue a warrant in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the warrant is originally issued in the applicable supplement. We may select Wachovia Bank, National Association, Wachovia Securities or another of our affiliates to perform this role. We may change the exchange rate agent from time to time after the original issue date of the warrant without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be in its sole discretion unless we state in the applicable supplements that any determination requires our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

Payment When Offices Are Closed.    If any payment or delivery of warrant property is due on a warrant on a day that is not a business day, we will make the payment or delivery on the next day that is a business day. Payments or deliveries postponed to the next business day in this situation will be treated under the indenture as if they were made on the original payment or settlement date. Postponement of this kind will not result in a default under any warrant or the indenture, and no interest will accrue on the postponed amount from the original payment or settlement date to the next day that is a business day. (Section 114)

The term “business day” means, for any warrant, a day that meets all the following applicable requirements:

•	for all warrants, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City are authorized or obligated by law or executive order to close and that satisfies any other criteria specified in supplement; (Section 101)

•	if the warrant has a specified currency other than U.S. dollars or euros, is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the principal financial center of the country issuing the specified currency;

•	if the warrant is held through Euroclear, is also not a day on which banking institutions in Brussels, Belgium are generally authorized or obligated by law, regulation or executive order to close; and

•	if the warrant is held through Clearstream, is also not a day on which banking institutions in Luxembourg are generally authorized or obligated by law, regulation or executive order to close.

Paying Agent.    We may appoint one or more financial institutions to act as our paying agents, at whose designated offices warrants in non-global form may be surrendered for payment at their payment or settlement date. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent. We must notify the trustee of changes in the paying agents.

Unclaimed Payments.    Regardless of who acts as paying agent, all money paid or warrant property delivered by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid or redelivered to us. After that two-year period, the holder may look only to us for payment of any money or delivery of any warrant property, and not to the trustee, any other paying agent or anyone else.

Notices

Notices to be given to holders of a global warrant will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of warrants not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder. (Section 106)

Governing Law

The warrant indenture and the warrants will be governed by New York law. (Section 113)

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Trustee

The Bank of New York has provided commercial banking and other services for us and our affiliates in the past and may do so in the future. Among other things, The Bank of New York provides us with a line of credit, holds debt securities issued by us and serves as trustee or agent with regard to other warrants and debt obligations of Wachovia Corporation or its subsidiaries.

The Bank of New York is initially serving as the trustee for the warrants issued under the warrant indenture and for our senior debt securities and subordinated debt securities. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

The trustee will not be liable for special, indirect, consequential or punitive damages and will not be liable for any failure of its obligations caused by circumstances beyond its reasonable control. The trustee will also have a lien senior to the warrants for payment of its compensation and expenses on any money or warrant property held by it in that capacity, except for any money or warrant property held in trust for the payment of any amounts due on the warrants.

General Provisions of Warrant Agreements

We may issue debt warrants and some universal warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company or other financial institution as warrant agent. We may add, replace or terminate warrant agents from time to time. We may also choose to act as our own warrant agent. We will describe the warrant agreement under which we issue any warrants in the applicable supplement, and we will file that agreement with the SEC, either as an exhibit to an amendment to the registration statements of which this prospectus is a part or as an exhibit to a current report on Form 8-K. See “Where You Can Find More Information” above for information on how to obtain a copy of a warrant agreement when it is filed.

We may also issue universal warrants under the warrant indenture. For these universal warrants, the applicable provisions of the warrant indenture described above would apply instead of the provisions described in this section.

Enforcement of Rights

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms. No holder of any warrant will be entitled to any rights of a holder of the debt securities or warrant property purchasable upon exercise of the warrant, including any right to receive payments on those debt securities or warrant property or to enforce any covenants or rights in the relevant indenture or any other agreement.

Modifications Without Consent of Holders

We and the applicable warrant agent may amend any warrant or warrant agreement without the consent of any holder:

•	to cure any ambiguity;

•	to cure, correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only warrants to be issued after the changes take effect. We may also make changes that do not adversely affect a particular warrant in any material respect, even if they adversely affect other warrants in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected warrant; we need only obtain any required approvals from the holders of the affected warrants.

Modifications with Consent of Holders

We may not amend any particular warrant or a warrant agreement with respect to any particular warrant unless we obtain the consent of the holder of that warrant, if the amendment would:

•	change the exercise price of the warrant;

•	change the kind or reduce the amount of the warrant property or other consideration receivable upon exercise, cancellation or expiration of the warrant;

•	shorten, advance or defer the period of time during which the holder may exercise the warrant or otherwise impair the holder’s right to exercise the warrant; or

•	reduce the percentage of outstanding, unexpired warrants of any series or class the consent of whose holders is required to amend the series or class, or the applicable warrant agreement with regard to that series or class, as described below.

Any other change to a particular warrant agreement and the warrants issued under that agreement would require the following approval:

•	If the change affects only the warrants of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding, unexpired warrants of that series.

•	If the change affects the warrants of more than one series issued under that agreement, the change must be approved by the holders of a majority of all outstanding, unexpired warrants of all series affected by the change, with the warrants of all the affected series voting together as one class for this purpose.

In each case, the required approval must be given in writing.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The warrant agreements and any warrants issued under the warrant agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another United States corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the warrants and warrant agreements. We will then be relieved of any further obligation under the warrants and warrant agreements.

The warrant agreements and any warrants issued under the warrant agreements will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

Form, Exchange and Transfer

We will issue each warrant in global — i.e., book-entry — form only, unless we specify otherwise in the applicable supplement. Warrants in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the warrants represented by the global security. Those who own beneficial interests in a global warrant will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Global Securities”.

In addition, we will issue each warrant in registered form, unless we say otherwise in the applicable supplement.

If any warrants are issued in non-global form, the following will apply to them:

The warrants will be issued in fully registered form in denominations stated in the applicable prospectus supplement. Holders may exchange their warrants for warrants of smaller denominations or combined into fewer warrants of larger denominations, as long as the total number of warrants is not changed.

Holders may exchange or transfer their warrants at the office of the warrant agent. They may also replace lost, stolen, destroyed or mutilated warrants at that office. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their warrants, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any warrants.

If we have the right to redeem, accelerate or settle any warrants before their expiration, and we exercise our right as to less than all those warrants, we may block the transfer or exchange of those warrants during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any warrant selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any warrant being partially settled.

Only the depositary will be entitled to transfer or exchange a warrant in global form, since it will be the sole holder of the warrant.

Payments and Notices

In making payments and giving notices with respect to our warrants issued under warrant agreements, we will follow the procedures we plan to use with respect to our warrants issued under the warrant indenture, where applicable. We describe these procedures above under “— General Provisions of Warrant Indenture — Payment Mechanics” and “— Notices”.

Calculation Agents

Calculations relating to the warrants will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may be an affiliate of ours, such as Wachovia Bank, National Association or Wachovia Securities. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the warrant without your consent and without notifying you of the change. The initial calculation agent will be identified in the applicable supplements.

GLOBAL SECURITIES

We will issue each security in book-entry form only. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more.

Each series of securities will have one or more of the following as the depositaries.

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	The Bank of New York holding the notes on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system, which is known as “Euroclear”;

•	Citibank, N.A. holding the notes on behalf of Clearstream Banking, société anonyme, Luxembourg, which is known as “Clearstream”; and

•	any other clearing system or financial institution named in the applicable pricing supplement.

The depositaries named above may also be participants in one another’s system. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your securities will be named in the applicable supplements; if none is named, the depositary will be DTC.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Holder’s Option to Obtain a Non-Global Securities; Special Situations When a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

If the applicable supplements for a particular security indicate that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated”. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

DTC has informed Wachovia that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, LLC and the National Association of Securities Dealers, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the Commission.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to security transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

If notes are issued only in the form of a global security, an investor should be aware of the following:

•	An investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the security, as we describe above under “Description of the Notes We May Offer—Legal Ownership” and “Description of the Warrants We May Offer—Legal Ownership”;

•	An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	The depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We and the relevant trustee, any paying agent, any registrar, or any other agent of us or the relevant trustee will have no responsibility or liability for any aspect of the depositary’s policies, actions or records or ownership interests in a global security. We and the trustees also do not supervise the depositary in any way;

•	The depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•	Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “Description of the Notes We May Offer—Legal Ownership” and “Description of the Warrants We May Offer—Legal Ownership”.

Unless otherwise mentioned in the relevant pricing supplement, the special situations for termination of a global security are as follows:

•	if the depositary notifies Wachovia that it is unwilling, unable or no longer qualified to continue as depositary for that global security;

•	if Wachovia executes and delivers to the relevant trustee an order complying with the requirements of the relevant indenture that this global security shall be so exchangeable; or

•	if there has occurred and is continuing a default in the payment of any amount due in respect of the securities or an event of default or an event that, with the giving of notice or lapse of time, or both, would constitute an event of default with respect to these securities.

If a global security is terminated, only the depositary, and not we or the relevant trustee, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Considerations Relating to Clearstream and Euroclear

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear have informed Wachovia that Clearstream and Euroclear each hold securities for their customers and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders. Clearstream and Euroclear provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream and Euroclear also deal with domestic securities markets in several countries through established depositary and custodial relationships. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other. Clearstream and Euroclear customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Clearstream and Euroclear is available to other institutions which clear through or maintain a custodial relationship with an account holder of either system.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in

Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any notes held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interest between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

UNITED STATES TAXATION

This section describes the material United States federal income tax consequences of owning the securities we are offering. It is the opinion of Sullivan & Cromwell LLP, counsel to Wachovia. It applies to you only if you hold your securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a person that owns notes that are a hedge or that are hedged against interest rate or currency risks,

•	a person that owns notes as part of a straddle or conversion transaction for tax purposes, or

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section deals only with securities that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning securities that are due to mature more than 30 years from their date of issue and the tax consequences of owning warrants will be discussed in an applicable supplements. This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the securities.

Please consult your own tax advisor concerning the consequences of owning these securities in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

United States Holders

This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a note and you are:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•	a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this subsection does not apply to you and you should refer to “—United States Alien Holders” below.

Payments of Interest

Except as described below in the case of interest on a discount security that is not qualified stated interest, each as defined below under “— Original Issue Discount — General”, you will be taxed on any interest on your security, whether payable in U.S. dollars or a foreign currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Cash Basis Taxpayers.    If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Accrual Basis Taxpayers.    If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the Internal Revenue Service.

When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your note, denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Original Issue Discount

General.    If you own a security, other than a short-term security with a term of one year or less, it will be treated as a discount security issued at an original issue discount if the amount by which the security’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a security’s issue price will be the first price at which a substantial amount of securities included in the issue of which the security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A security’s stated redemption price at maturity is the total of all payments provided by the security that are not payments of qualified stated interest. Generally, an interest payment on a security is qualified stated interest if it is one of a series of stated interest payments on a security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the security. There are special rules for variable rate securities that are discussed under “—Variable Rate Securities”.

In general, your security is not a discount security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of  1/4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the security, unless you make the election described below under “—Election to Treat All Interest as Original Issue Discount”. You can determine the includible amount with respect to each such payment by multiplying the total amount of your security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made

divided by:

•	the stated principal amount of the security.

Generally, if your discount security matures more than one year from its date of issue, you must include original issue discount, or OID, in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your note. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount security for each day during the taxable year or portion of the taxable year that you hold your discount security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount security and you may vary the length of each accrual period over the term of your discount security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount security must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount security’s adjusted issue price at the beginning of the accrual period by your security’s yield to maturity, and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your security allocable to the accrual period.

You must determine the discount security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount security’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount security’s issue price and any accrued OID for each prior accrual period, and then

•	subtracting any payments previously made on your discount security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your security, other than any payment of qualified stated interest, and

•	your security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium.    If you purchase your security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your security after the purchase date but is greater than the amount of your security’s adjusted issue price, as determined above under “—General”, the excess is acquisition premium. If you do not make the election described below under “—Election to Treat All Interest as Original Issue Discount”, then you must reduce the daily portions of OID by a fraction equal to:

•	the excess of your adjusted basis in the security immediately after purchase over the adjusted issue price of the note divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the security after the purchase date over the security’s adjusted issue price.

Pre-Issuance Accrued Interest.    An election may be made to decrease the issue price of your security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your security is attributable to pre-issuance accrued interest,

•	the first stated interest payment on your security is to be made within one year of your security’s issue date, and

•	the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your security.

Securities Subject to Contingencies Including Optional Redemption.    Your security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable supplements.

Notwithstanding the general rules for determining yield and maturity, if your security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the security under an alternative payment schedule or schedules, then:

•	in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your security and

•	in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your security for the purposes of those calculations by using any date on which your security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your security by treating your security as having been retired and reissued on the date of the change in circumstances for an amount equal to your security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount.    You may elect to include in gross income all interest that accrues on your security using the constant-yield method described above under “—General”, with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “—Notes Purchased at a Premium,” or acquisition premium.

If you make this election for your security, then, when you apply the constant-yield method:

•	the issue price of your security will equal your cost,

•	the issue date of your security will be the date you acquired it, and

•	no payments on your security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the security for which you make it; however, if the security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount security, you will be treated as having made the election discussed below under “—Securities Purchased with Market Discount” to include market discount in income currently over the life of all debt instruments that you currently own or later acquire. You may not revoke any election to apply the constant-yield method to all interest on a security or the deemed elections with respect to amortizable bond premium or market discount securities without the consent of the Internal Revenue Service.

Variable Rate Securities.    Your note will be a variable rate security if:

•	your security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of:

1.	.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or

2.	15 percent of the total noncontingent principal payments; and

•	your security provides for stated interest, compounded or paid at least annually, only at:

1.	one or more qualified floating rates,

2.	a single fixed rate and one or more qualified floating rates,

3.	a single objective rate, or

4.	a single fixed rate and a single objective rate that is a qualified inverse floating rate.

Your security will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your security is denominated; or

•	the rate is equal to such a rate multiplied by either:

1.	a fixed multiple that is greater than 0.65 but not more than 1.35, or

2.	a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

•	the value of the rate on any date during the term of your security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

If your security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the security, the qualified floating rates together constitute a single qualified floating rate.

Your security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the security or are not reasonably expected to significantly affect the yield on the security.

Your security will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate,

•	the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party, and

•	the value of the rate on any date during the term of your security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate, and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your security will also have a single qualified floating rate or an objective rate if interest on your security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the security that do not differ by more than 0.25 percentage points, or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

Commercial paper rate securities, prime rate securities, LIBOR securities, EURIBOR securities, treasury rate securities, CMT rate securities, CD rate securities, CPI rate securities, and federal funds rate securities generally will be treated as variable rate securities under these rules.

In general, if your variable rate security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your security.

If your variable rate security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate security,

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above,

•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your security.

If your variable rate security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate security will be treated, for purposes of the first three steps of the determination, as if your security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Securities.    In general, if you are an individual or other cash basis United States holder of a short-term security, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term security will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term securities, you will be required to defer deductions for interest on borrowings allocable to your short-term securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term security, including stated interest, in your short-term security’s stated redemption price at maturity.

Foreign Currency Discount Securities.    If your discount note is denominated in, or determined by reference to, a foreign currency, you must determine OID for any accrual period on your discount security in the foreign currency and then translate the amount of OID into U.S. dollars in the same manner as stated

interest accrued by an accrual basis United States holder, as described under “— United States Holders — Payments of Interest”. You may recognize ordinary income or loss when you receive an amount attributable to OID in connection with a payment of interest or the sale or retirement of your security.

Securities Purchased at a Premium

If you purchase your security for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your security by the amount of amortizable bond premium allocable to that year, based on your security’s yield to maturity. If your security is denominated in, or determined by reference to, a foreign currency, you will compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium will reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service. See also “— Original Issue Discount — Election to Treat All Interest as Original Issue Discount”.

Securities Purchased with Market Discount

You will be treated as if you purchased your security, other than a short-term security, at a market discount, and your security will be a market discount note if:

•	in the case of an initial purchaser, you purchase your security for less than its issue price as determined above under “ — Original Issue Discount — General”, and

•

the difference between the security’s stated redemption price at maturity or, in the case of a discount security, the security’s revised issue price, and the price you paid for your security is equal to or greater than  1/4 of 1 percent of your security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the security’s maturity.

To determine the revised issue price of your security for these purposes, you generally add any OID that has accrued on your security to its issue price.

If your security’s stated redemption price at maturity or, in the case of a discount security, its revised issue price, exceeds the price you paid for the security by less than  1/4 of 1 percent multiplied by the number of complete years to the security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount security as ordinary income to the extent of the accrued market discount on your security. Alternatively, you may elect to include market discount in income currently over the life of your security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. If you own a market discount note and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your security in an amount not exceeding the accrued market discount on your security until the maturity or disposition of your security.

You will accrue market discount on your market discount security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the security with respect to which it is made and you may not revoke it.

Purchase, Sale and Retirement of the Securities

Your tax basis in your security will generally be the U.S. dollar cost, as defined below, of your security, adjusted by:

•	adding any OID or market discount, de minimis original issue discount and de minimis market discount previously included in income with respect to your security, and then

•	subtracting any payments on your security that are not qualified stated interest payments and any amortizable bond premium applied to reduce interest on your security.

If you purchase your security with foreign currency, the U.S. dollar cost of your security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer if you so elect, and your security is traded on an established securities market, as defined in the applicable Treasury regulations, the U.S. dollar cost of your security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize gain or loss on the sale or retirement of your security equal to the difference between the amount you realize on the sale or retirement and your tax basis in your security. If your security is sold or retired for an amount in foreign currency, the amount you realize will be the U.S. dollar value of such amount on the date the security is disposed of or retired, except that in the case of a security that is traded on an established securities market, as defined in the applicable Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, will determine the amount realized based on the U.S. dollar value of the foreign currency on the settlement date of the sale.

You will recognize capital gain or loss when you sell or retire your security, except to the extent:

•	described above under “— Original Issue Discount — Short-Term Securities” or “— Securities Purchased with Market Discount”,

•	attributable to accrued but unpaid interest,

•	the rules governing contingent payment obligations apply, or

•	attributable to changes in exchange rates as described below.

Capital gain of a noncorporate United States holder that is recognized in taxable years beginning before January 1, 2011 is generally taxed at a maximum rate of 15% where the holder has a holding period greater than one year.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

Exchange of Amounts in Other Than U.S. Dollars

If you receive foreign currency as interest on your security or on the sale or retirement of your security, your tax basis in the foreign currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally will have a tax basis equal to the U.S. dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase notes or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

Indexed Notes, Exchangeable Notes, Contingent Payment Notes, and Warrants

The applicable supplements will discuss any special United States federal income tax rules with respect to notes the payments on which are determined by reference to any index, notes that are exchangeable at our option or the option of the holder into securities of an issuer other than Wachovia or into other property, notes that are subject to the rules governing contingent payment obligations which are not subject to the rules governing variable rate notes, and warrants.

United States Alien Holders

This subsection describes the tax consequences to a United States alien holder. You are a United States alien holder if you are the beneficial owner of a note and are, for United States federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation, or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a note.

If you are a United States holder, this subsection does not apply to you.

This discussion assumes that the security is not subject to the rules of Section 871(h)(4)(A) of the Code, relating to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party.

Under United States federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a United States alien holder of a security:

•	we and other U.S. payors generally will not be required to deduct United States withholding tax from payments of principal, premium, if any, and interest, including OID, to you if, in the case of payments of interest:

1.	you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Wachovia entitled to vote,

2.	you are not a controlled foreign corporation that is related to Wachovia through stock ownership, and

3.	the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:

a.	you have furnished to the U.S. payor an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are (or, in the case of a United States alien holder that is a partnership or an estate or trust, such forms certifying that each partner in the partnership or beneficiary of the estate or trust is) a non-United States person,

b.	in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as the beneficial owner of the payment for United States Federal income tax purposes and as a non-United States person,

c.	the U.S. payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:

i.	a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners),

ii.	a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the Internal Revenue Service), or

iii.	a U.S. branch of a non-United States bank or of a non-United States insurance company,

and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payment on the notes in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the Internal Revenue Service),

d.	the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business,

i.	certifying to the U.S. payor under penalties of perjury that an Internal Revenue Service Form W-8BEN or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you, and

ii.	to which is attached a copy of the Internal Revenue Service Form W-8BEN or acceptable substitute form, or

e.	the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payment on the securities in accordance with U.S. Treasury regulations; and

•	no deduction for any United States federal withholding tax will be made from any gain that you realize on the sale or exchange of your security.

Further, a note held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual’s gross estate for United States federal estate tax purposes if:

•	the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Wachovia entitled to vote at the time of death and

•	the income on the security would not have been effectively connected with a United States trade or business of the decedent at the same time.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the securities are denominated in a foreign currency, a United States holder (or a United States alien holder that holds the notes in connection with a U.S. trade or business) that recognizes a loss with respect to the notes that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of securities.

Backup Withholding And Information Reporting

In general, if you are a noncorporate United States holder, we and other payors are required to report to the Internal Revenue Service all payments of principal, any premium and interest on your security, and the accrual of OID on a discount security. In addition, we and other payors are required to report to the Internal Revenue Service any payment of proceeds of the sale of your security before maturity within the United States. Additionally, backup withholding will apply to any payments, including payments of OID, if you fail to provide an accurate taxpayer identification number, or you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

In general, if you are a United States alien holder, payments of principal, premium or interest, including OID, made by us and other payors to you will not be subject to backup withholding and information reporting, provided that the certification requirements described above under “—United States Alien Holders” are satisfied or you otherwise establish an exemption. However, we and other payors are required to report payments of interest on your notes on Internal Revenue Service Form 1042-S even if the payments are not otherwise subject to information reporting requirements. In addition, payment of the proceeds from the sale of securities effected at a United States office of a broker will not be subject to backup withholding and information reporting provided that:

•	the broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the broker:

•	an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person, or

•	other documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations, or

•	you otherwise establish an exemption.

If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a non-United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made to an offshore account maintained by you unless the broker has actual knowledge that you are a United States person.

In general, payment of the proceeds from the sale of securities effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States,

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of notes effected at a United States office of a broker) are met or you otherwise establish an exemption.

In addition, payment of the proceeds from the sale of securities effected at a foreign office of a broker will be subject to information reporting if the broker is:

•	a United States person,

•	a controlled foreign corporation for United States tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of notes effected at a United States office of a broker) are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

EUROPEAN UNION DIRECTIVE ON TAXATION OF SAVINGS INCOME

Under the EU Savings Directive, each Member State of the European Union is required, as from July 1, 2005, to implement provisions that require paying agent (within the meaning of the directive) established within its territory to provide to the competent tax authority of this Member State information about the payment of interest (within the meaning of the directive) made to an individual resident in another Member State as the beneficial owner of the interest (within the meaning of the directive). The competent authority of the Member State of the paying agent (within the meaning of the directive) is then required to communicate this information to the competent authority of the Member State of which the beneficial owner of the interest is a resident.

For a transitional period, however, and until a number of conditions are met, Austria, Belgium and Luxembourg are instead required to withhold tax from interest payments (within the meaning of the directive) at a rate of 15% for the first three years from application of the provisions of the directive, of 20% for the subsequent three years, and of 35% from the seventh year after application of the provisions of the directive. Austria, Belgium and Luxembourg shall however provide for one or both of the procedures set forth in article 13 of the directive in order to ensure that the beneficial owners may request that no tax be withheld.

If a payment were to be made or collected through a Member State which has opted for a withholding system and an amount of, or in respect of, tax were to be withheld from that payment, neither we nor the fiscal agent, any paying agent or any other person would be obliged to pay additional amounts with respect to any security as a result of the imposition of such withholding tax. It should be noted that we will use commercially reasonable efforts to maintain a paying agent in a Member State that will not be obliged to withhold or deduct tax pursuant to the Directive.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

A fiduciary of a pension, profit-sharing or other employee benefit plan (a “plan”) subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Internal Revenue Code (also “plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (“parties in interest”) with respect to the plan or account. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Certain employee benefit plans and arrangements including those that are governmental plans (as defined in section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) (“non-ERISA arrangements”) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, foreign or other regulations, rules or laws (“similar laws”).

The acquisition of the securities by a plan with respect to which Wachovia, Wachovia Securities or certain of our affiliates is or becomes a party in interest may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless those securities are acquired pursuant to and in accordance with an applicable exemption. Section 408(b)(17) of the Code provides an exemption for the purchase and sale of securities and related lending transactions where neither Wachovia nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the plan involved in the transaction and the plan pays no more than “adequate consideration” in connection with the transaction (the “service provider exemption”). Moreover, the United States Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the securities. These exemptions are:

PTCE 84-14, an exemption for certain transactions determined or effected by independent qualified professional asset managers;

PTCE 90-1, an exemption for certain transactions involving insurance company pooled separate accounts;

PTCE 91-38, an exemption for transactions involving bank collective investment funds;

PTCE 95-60, an exemption for transactions involving certain insurance company general accounts; and

PTCE 96-23, an exemption for plan asset transactions managed by in-house asset managers.

The securities may not be purchased or held by (1) any plan, (2) any entity whose underlying assets include “plan assets” by reason of any plan’s investment in the entity (a “plan asset entity”) or (3) any person investing “plan assets” of any plan, unless in each case the purchaser or holder is eligible for the exemptive relief under one or more of the PTCEs listed above, the service provider exemption or another applicable similar exemption. Any purchaser or holder of the securities or any interest in the securities will be deemed to have represented by its purchase and holding of the securities that it either (1) is not a plan or a plan asset entity and is not purchasing those securities on behalf of or with “plan assets” of any plan or plan asset entity or (2) with respect to the purchase or holding, is eligible for the exemptive relief available under any of the PTCEs listed above, the service provider exemption or another applicable exemption. In addition, any purchaser or holder of the securities or any interest in the securities which is a non-ERISA arrangement will be deemed to have represented by its purchase and holding of the securities that its purchase and holding will not violate the provisions of any similar law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any plan, plan asset entity or non-ERISA arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or any other applicable exemption, or the potential consequences of any purchase or holding under similar laws, as applicable.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in the securities, you should consult your legal counsel.

PLAN OF DISTRIBUTION

Wachovia may sell securities to or through underwriters, including Wachovia Securities, an affiliate of Wachovia, to be designated at various times, and also may sell securities directly to other purchasers or through agents. Wachovia conducts its investment banking, institutional and capital markets businesses through its various bank, broker-dealer and non-bank subsidiaries, including Wachovia Capital Markets, LLC, under the trade name “Wachovia Securities”. Unless otherwise stated, any reference to “Wachovia Securities” means Wachovia Capital Markets, LLC and not Wachovia Securities, LLC, member NYSE/SIPC, or Wachovia Securities Financial Network, LLC, member NASD/SIPC, separate broker-dealer subsidiaries of Wachovia, which are not participating as underwriters in this distribution unless indicated in the applicable supplements. The distribution of securities may be effected at various times in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

The securities will be new issues of securities with no established trading market. It has not presently been established whether the underwriters, if any, of these securities will make a market in these securities. If a market in these securities is made by those underwriters, this market making may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for these securities.

This prospectus and the applicable supplements may be used for Wachovia Securities or other affiliates of Wachovia for offers and sales related to market-making transactions in the securities. Wachovia Securities may act as principal or agent in these transactions. These sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

In facilitating the sale of securities, underwriters may receive compensation from Wachovia or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, including Wachovia Securities, LLC and Wachovia Securities Financial Network, LLC, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be considered underwriters, and any discounts or commissions received by them from Wachovia and any profit on the resale of securities by them may be considered underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation received from Wachovia will be described, in the applicable supplements relating to those securities.

The applicable supplements will also describe other terms of the offering, including the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered securities may be listed. The maximum discount or commission that may be received by any member of the National Association of Securities Dealers, Inc. for sales of securities pursuant to this prospectus will not exceed 8.00%.

Unless otherwise mentioned in the applicable supplements, the obligations of any underwriters to purchase the securities will be subject to certain conditions precedent, and each of the underwriters with respect to a sale of securities will be obligated to purchase all of its securities if any are purchased. Unless otherwise mentioned in the applicable supplements, any such agent involved in the offer and sale of the securities in respect of which this prospectus is being delivered will be acting on a best efforts basis for the period of its appointment.

In connection with an offering of securities, underwriters may purchase and sell these securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by underwriters with respect to the offering. Stabilizing transactions consist of certain bids or purchases for preventing or retarding a decline in the market price of the securities; and short positions created by underwriters involve the sale by underwriters of a greater number of securities than they are required to purchase from Wachovia in the offering. Underwriters also may impose a penalty bid, by which selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by underwriters if such securities are repurchased by underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

Under agreements which Wachovia may enter into, underwriters, dealers, agents and their controlling persons who participate in the distribution of securities may be entitled to indemnification by Wachovia against certain liabilities, including liabilities under the Securities Act.

If so noted in the applicable supplements relating to any securities, Wachovia will authorize dealers or other persons acting as Wachovia’s agents to solicit offers by certain institutions to purchase any securities from Wachovia under contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. Wachovia must approve such institutions in all cases. The obligations of any purchaser under any of these contracts will be subject to the condition that the purchase of any securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

The participation of Wachovia Securities in the offer and sale of the securities must comply with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc. regarding underwriting securities of an “affiliate”. Unless described in the applicable supplement relating to any securities, no NASD member participating in offers and sales will execute a transaction in the securities in a discretionary account without the prior specific written approval of such member’s customer.

If Wachovia offers and sells securities directly to a purchaser or purchasers in respect of which this prospectus is delivered, purchasers involved in the reoffer or resale of such securities, if these purchasers may be considered underwriters as that term is defined in the Securities Act, will be named and the terms of their reoffers or resales will be mentioned in the applicable supplements. These purchasers may then reoffer and resell such securities to the public or otherwise at varying prices to be determined by such purchasers at the time of resale or as otherwise described in the applicable supplements. Purchasers of securities directly from Wachovia may be entitled under agreements that they may enter into with Wachovia to indemnification by Wachovia against certain liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for Wachovia in the ordinary course of their business or otherwise.

Underwriters, dealers or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for, Wachovia, the senior trustee, the subordinated trustee and the warrant trustee, in the ordinary course of business.

Selling Restrictions Outside the United States

Wachovia has taken no action that would permit a public offering of the securities or possession or distribution of this prospectus or any other offering material in any jurisdiction outside the United States where action for that purpose is required other than as described below. Accordingly, each underwriter will be required to represent, warrant and agree, that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells securities or possesses or distributes this prospectus or any other offering material and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales and Wachovia shall have no responsibility in relation to this.

With regard to each security, the relevant purchaser will be required to comply with those restrictions that Wachovia and the relevant purchaser shall agree and as shall be set out in the applicable supplement.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter will be required to represent and agree, that with effect from and including the date on which the EU Prospectus Directive is implemented in that Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the securities to the public in that Relevant Member State:

•	at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than € 50,000,000 and (3) an annual turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	at any time to investors with the minimum total consideration per investor of €50,000 ; or

•	at any time in any other circumstances which do not require the publication by Wachovia of a prospectus pursuant to Article 3 of the EU Prospectus Directive.

For the purposes of the above, the expression of an “offer of the securities to the public” in relation to the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State and the expression of the EU Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each underwriter will be required to represent and agree, that:

•	(a) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of its business and (b) it has not offered or sold and will not offer or sell any securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the securities would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) by Wachovia;

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any securities in circumstances in which Section 21(1) of the FSMA does not apply to Wachovia; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to such securities in, from or otherwise involving the United Kingdom.

Japan

Each of the underwriters will be required to represent and agree that the securities have not been registered under the Securities and Exchange Law of Japan and, in connection with the offering of the securities, are not being offered or sold and may not be offered or sold, directly or indirectly, in Japan, or for the account of, any resident of Japan or to others for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law of Japan and (ii) in compliance with any other applicable requirements of Japanese Law.

Germany

No selling prospectus (Verkausprospekt) within the meaning of the German Securities Prospectus Act (Wertpapier-Verkaufsprospektgesetz) of December 13, 1990 (as amended) has been and will be registered or published within the Federal Republic of Germany. The securities have not been offered or sold and will not be offered or sold in the Federal Republic of Germany otherwise than in accordance with the provisions of the Securities Prospectus Act.

France

Each of the underwriters will be required to represent and agree that (i) it has not offered or sold the securities to the public in France and (ii) this prospectus, which has not been submitted to the clearance procedure of the French authorities, nor any other offering material or information contained therein relating to the securities, have been released, issued, or distributed or caused to be released, issued, or distributed, directly or indirectly, to the public in France, or used in connection with any offer for subscription or sale of the securities to the public in France. Any such offers, sales and distributions may be made in France only to qualified investors (investisseurs qualifiés) investing for their own account, as defined in Article L. 411-2 of the Code monétaire et financier and décret no. 98-880 dated October 1, 1998. Such securities may be resold only in compliance with Articles L. 411-1 Seq, L. 412-1 and L. 621-8 of the Code monétaire et financier.

Switzerland

Each underwriter will be required to represent and agree that the issue of any securities denominated in Swiss francs or carrying a Swiss franc-related element will be effected in compliance with the relevant regulations of the Swiss National Bank, which currently require that such issues have a maturity of more than one year, to be effected through a bank domiciled in Switzerland that is regulated under the Swiss Federal Law on Banks and Savings Banks of 1934 (as amended) (which includes a branch or subsidiary located in Switzerland of a foreign bank) or through a securities dealer which has been licensed as a securities dealer under the Swiss Federal Law on Stock Exchanges and Securities Trading of 1995 (except for issues of securities denominated in Swiss francs on a syndicated basis, where only the lead manager need be a bank domiciled in Switzerland). The relevant underwriter must report certain details of the relevant transaction to the Swiss National Bank no later than the time of delivery of the securities.

The Netherlands

The offer in The Netherlands of securities is exclusively limited to persons who trade or invest in securities in the conduct of a profession or business (which includes banks, stockbrokers, insurance companies, pension funds, other institutional investors and finance companies and treasury departments of large enterprises) unless one of the other exemptions or exceptions to the prohibition contained in Article 3 of the Dutch Securities Transactions Supervision Act 1995 (Wet toezicht effectenverkeer 1995) is applicable and the conditions attached to such exemption or exception are complied with.

Hong Kong

The securities may not be offered or sold by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the securities may be issued, whether in Hong Kong or elsewhere that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the securities under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Argentina

Each underwriter will be required to represent and agree that the securities, and any offer to sell such securities, will not constitute a public offering in Argentina. Consequently, no public offering approval has been requested or granted by the Comisión Nacional de Valores, nor has any listing authorization of the securities been requested on any stock market in Argentina.

Bahamas

The securities will not be offered or sold to any persons who are residents of the Bahamas within the meaning of the Exchange Control Regulations of 1956 issued by the Central Bank of the Bahamas.

Brazil

The securities may not be offered or sold to the public in Brazil. Accordingly, the securities have not been submitted to the Comissão de Valores Mobiliários for approval. Documents relating to this offering may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

Chile

Neither the securities nor Wachovia Corporation are registered in the Securities Registry of the Superintendency of Securities and Insurance in Chile.

Mexico

The securities will not be registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This prospectus and any applicable supplements may not be publicly distributed in Mexico.

VALIDITY OF THE SECURITIES

The validity of the securities will be passed upon for Wachovia by Ross E. Jeffries, Jr., Esq., Senior Vice President and Deputy General Counsel of Wachovia, and for Wachovia Securities by Sullivan & Cromwell LLP, 125 Broad Street, New York, New York. Sullivan & Cromwell LLP will rely upon the opinion of Mr. Jeffries as to matters of North Carolina law, and Mr. Jeffries will rely upon the opinion of Sullivan & Cromwell LLP as to matters of New York law. The opinions of Mr. Jeffries and Sullivan & Cromwell LLP will be conditioned upon, and subject to certain assumptions regarding, future action to be taken by Wachovia and the trustees in connection with the issuance and sale of any particular security, the specific terms of securities and other matters which may affect the validity of securities but which cannot be ascertained on the date of such opinions. Mr. Jeffries owns shares of Wachovia’s common stock and holds options to purchase additional shares of Wachovia’s common stock. Sullivan & Cromwell LLP regularly performs legal services for Wachovia. Certain members of Sullivan & Cromwell LLP performing these legal services own shares of Wachovia’s common stock.

EXPERTS

The consolidated balance sheets of Wachovia Corporation as of December 31, 2006 and 2005, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2006, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, included in Wachovia’s 2006 Annual Report which is incorporated by reference in Wachovia’s Annual Report on Form 10-K for the year ended December 31, 2006, and incorporated by reference herein, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2006 consolidated financial statements of Wachovia Corporation refers to the fact that Wachovia Corporation changed its method of accounting for mortgage servicing rights, stock-based compensation and pension and other postretirement plans in 2006.

LISTING AND GENERAL INFORMATION

Authorization

The program has been established and the securities will be issued pursuant to authority granted by the Board of Directors of Wachovia on December 14, 2004 and December 18-19, 2006, as such authority may be supplemented from time to time.

Material Change

As of the date of this prospectus, other than as disclosed or contemplated herein or in the documents incorporated by reference, to the best of Wachovia’s knowledge and belief, there has been no material adverse change in the financial position of Wachovia on a consolidated basis since December 31, 2006. See “Where You Can Find More Information” above.

Litigation

As of the date of this prospectus, other than as disclosed or contemplated herein or in the documents incorporated by reference, to the best of Wachovia’s knowledge and belief, Wachovia is not a party to any legal or arbitration proceedings (including any that are pending or threatened) which may have, or have had, since December 31, 2006, a significant effect on Wachovia’s consolidated financial position or that are material in the context of the program or the issue of the securities which could jeopardize Wachovia’s ability to discharge its obligation under the program or of the securities issued under the program.

Clearance Systems

The securities have been accepted for clearance through the DTC, Euroclear and Clearstream systems. The appropriate CUSIP, Common Code and ISIN for each tranche or series of securities to be held through any of these systems will be contained in the relevant pricing supplement.

Agents

The United States Registrar and Domestic Paying Agent for the securities will be initially U.S. Bank, National Association, located at its corporate trust office at Hearst Tower, 219 N. Tryon Street, 27th Floor Charlotte, NC 28202. Wachovia may also designate itself or one of its affiliates as registrar of one or more series of warrants from time to time.

The London Paying Agent and London Issuing Agent for the securities will initially be Citibank, N.A., located at P.O. Box 18055, 5 Carmelite Street, London, EC4Y OPA.

ISSUER

Wachovia Corporation

One Wachovia Center

Charlotte, North Carolina 28288-0013

United States of America

UNITED STATES REGISTRAR AND DOMESTIC PAYING AGENT	LONDON PAYING AGENT AND LONDON ISSUING AGENT

U.S. Bank National Association Hearst Tower 219 N. Tryon Street, 27th Floor Charlotte, North Carolina 28288-0600 United States of America	Citibank, N.A. P.O. Box 18055 5 Carmelite Street, London EC4Y OPA

LEGAL ADVISORS

To the Issuer	To Wachovia Capital Markets, LLC

As to United States Law:	As to United States Law:

Ross E. Jeffries, Jr., Esq. Senior Vice President and Deputy General Counsel Wachovia Corporation One Wachovia Center Charlotte, North Carolina 28288-0630 United States of America	Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 United States of America

$5,494,000

Wachovia Corporation

13.5% Enhanced Yield Securities

Linked to the Common Stock of Netflix, Inc.

due April 3, 2008

PRICING SUPPLEMENT

March 29, 2007

Wachovia Securities